Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

                                                                 EXHIBIT 10.24


                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT


                          dated as of September 2, 1998


                                      among


                         WILLIAMS COMMUNICATIONS, INC.,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                   NATIONAL ASSOCIATION, not in its individual
                 capacity except as expressly set forth herein,
                             but solely as Trustee,

                            THE PERSONS NAMED HEREIN,
                    as Note Holders and Certificate Holders,

                            THE PERSONS NAMED HEREIN,
                               as APA Purchasers,

                   STATE STREET BANK AND TRUST COMPANY, not in
                       its individual capacity, but solely
                              as Collateral Agent,

                                       and

                                 CITIBANK, N.A.,
                                    as Agent,

                                      with

                      CITIBANK, N.A. and BANK OF MONTREAL,
                                as Co-Arrangers,

                              ROYAL BANK OF CANADA,
                             as Documentation Agent,

                                       and

                                BANK OF AMERICA,
                            THE CHASE MANHATTAN BANK
                                       and
                                TORONTO DOMINION,
                               as Managing Agents


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE I.    FINANCING................................................................................1

         SECTION 1.01.  Note Advance Commitments.......................................................1
         SECTION 1.02.  Certificate Investment Commitments.............................................4
         SECTION 1.03.  Procedures for Advances and Investments........................................4
         SECTION 1.04.  Use of Proceeds................................................................6
         SECTION 1.05.  Optional Reduction of the Commitments..........................................7
         SECTION 1.06.  ****...........................................................................8
         SECTION 1.07.  ****...........................................................................9
         SECTION 1.08.  ****..........................................................................11
         SECTION 1.09.  Completion and Conversion of Interim Notes....................................12
         SECTION 1.10.  Excess Certificate Amount.....................................................13

ARTICLE II.   CONDITIONS PRECEDENT....................................................................14

         SECTION 2.01.  Conditions Precedent to the Initial Funding...................................14
         SECTION 2.02.  Conditions Precedent to Fundings Subsequent to the Initial Funding Date.......20

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..........................................................23

         SECTION 3.01.  Representations and Warranties of the Company.................................23
         SECTION 3.02.  SSBTC Representations and Warranties..........................................32
         SECTION 3.03.  Collateral Agent Representations and Warranties...............................33

ARTICLE IV.   COVENANTS...............................................................................35

         SECTION 4.01.  Covenants of the Company......................................................35
         SECTION 4.02.  Covenants of the Parties......................................................39

ARTICLE V.    THE NOTES AND THE EQUITY INVESTMENT.....................................................40

         SECTION 5.01.  Applicable Rate...............................................................40
         SECTION 5.02.  Increased Costs, Illegality, Etc..............................................43
         SECTION 5.03.  Assignments and Participations................................................47
         SECTION 5.04.  Taxes ........................................................................52
         SECTION 5.05.  Tax Treatment ................................................................54
         SECTION 5.06.  Compensation .................................................................55
         SECTION 5.07.  Change of Applicable Lending Office...........................................56
         SECTION 5.08.  Sharing of Payments, Etc......................................................56
         SECTION 5.09.  Proceeds of Asset Sales.......................................................57
         SECTION 5.10.  Proceeds of Optional Purchase by Lessee of Items of Property..................58
         SECTION 5.11.  Prepayment of Notes and Cancellation of Certificates..........................60

ARTICLE VI.   EVENTS OF DEFAULT; UNWIND EVENT.........................................................60

         SECTION 6.01.  Events of Default.............................................................60
         SECTION 6.02.  Remedies upon an Event of Default.............................................64
         SECTION 6.03.  Unwind Event .................................................................66

ARTICLE VII.  THE AGENT...............................................................................66

         SECTION 7.01.  Authorization and Action......................................................66
         SECTION 7.02.  Agent's Reliance, Etc.........................................................67
         SECTION 7.03.  Citibank, N.A. and Affiliates.................................................68
         SECTION 7.04.  Note Holder and Certificate Holder Credit Decision............................68
         SECTION 7.05.  Indemnification...............................................................68
         SECTION 7.06.  Successor Agent...............................................................69

ARTICLE VIII. MISCELLANEOUS ..........................................................................70

         SECTION 8.01.  Survival .....................................................................70
         SECTION 8.02.  Notices ......................................................................71
         SECTION 8.03.  Severability .................................................................71
         SECTION 8.04.  Amendments, Etc...............................................................71
         SECTION 8.05.  Headings .....................................................................72
         SECTION 8.06.  Compliance Responsibility.....................................................72
         SECTION 8.07.  Definitions ..................................................................72
         SECTION 8.08.  Benefit ......................................................................73
         SECTION 8.09.  Place of Payment..............................................................73

         SECTION 8.10.  Counterparts .................................................................73
         SECTION 8.11.  Governing Law and Jurisdiction................................................73
         SECTION 8.12.  Time; Business Day............................................................74
         SECTION 8.13.  Transaction Costs; Fees.......................................................74
         SECTION 8.14.  Indemnification...............................................................75
         SECTION 8.15.  Operative Documents; Further Assurances.......................................81
         SECTION 8.16.  Confidentiality...............................................................81
         SECTION 8.17.  Interest .....................................................................82
         SECTION 8.18.  Financial Advisor.............................................................84
         SECTION 8.19.  Securities Representation.....................................................84
         SECTION 8.20.  The Collateral Agent..........................................................84
         SECTION 8.21.  Agreements with Respect to the Property.......................................85
         SECTION 8.22.  Ratings ......................................................................85
         SECTION 8.23.  Waiver of Trial by Jury.......................................................86
         SECTION 8.24.  Other Matters ................................................................86
         SECTION 8.25.  Protective Expenditures; Payment for Services.................................86
         SECTION 8.26.  Recording and Filing Documents................................................87
         SECTION 8.27.  Exculpation of Trustee........................................................87
         SECTION 8.28.  No Petition ..................................................................88
         SECTION 8.29.  No Recourse to the SPV........................................................88
         SECTION 8.30.  May Participation Agreement...................................................88
         SECTION 8.31.  ****..........................................................................89
         SECTION 8.32.  Managing Agent................................................................91


Appendix A       -   Definitions

Schedule I       -   Manner of Payment and Communications to the Parties

Schedule II      -   Applicable Margin Chart; Commitment Fees

Schedule III     -   APA Purchasers

Exhibit A        -   Form of Requisition

Exhibit B        -   Form of Officer's Certificate of Completion

Exhibit C        -   Completion Date Conditions

Schedule 3.01    -   Subsidiaries and Relevant Subsidiaries

         AMENDED AND RESTATED PARTICIPATION AGREEMENT (as it may be amended from time to time, this "Agreement"), dated as of September 2, 1998 among Williams Communications, Inc., a Delaware corporation (the "Company"); State Street Bank and Trust Company of Connecticut, National Association ("SSBTC"), not in its individual capacity except as expressly set forth herein, but solely as Trustee (the "Trustee"); the Persons named from time to time on Schedule I hereto as note purchasers and their permitted successors and assigns (collectively, the "Note Holders"); the Persons named from time to time on Schedule I hereto as certificate purchasers and their permitted successors and assigns (collectively, the "Certificate Holders"); the Persons named from time to time on Schedule III hereto as APA Purchasers and their permitted successors and assigns (collectively, the "APA Purchasers"); State Street Bank and Trust Company ("State Street"), not in its individual capacity, but solely as Collateral Agent (the "Collateral Agent"); and Citibank, N.A., in its capacity as agent for the Note Holders and the Certificate Holders hereunder (the "Agent"). Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

                              PRELIMINARY STATEMENT

         On May 6, 1998, the Company, SSBTC, as Trustee, the Persons named therein as Note Holders and Certificate Holders, Citibank, N.A., as Collateral Agent and Agent, executed and delivered a Participation Agreement (as amended, the "May Participation Agreement"), pursuant to which the Original Note Holder and the Original Certificate Holder made commitments to make Advances and Investments to fund the acquisition of certain Property. The parties wish to amend and restate the May Participation Agreement and the other May Operative Documents as provided in this Agreement and the Operative Documents.

         In consideration of the agreements herein and in the other Operative Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE I.

                                    FINANCING

         SECTION 1.01. Note Advance Commitments.

         (a) Interim Advances. Subject to the terms and conditions in this Agreement, each Note Holder hereby agrees, severally and not jointly and severally, to make an advance (each, an "Advance"), from time to time but not more frequently than twice per month, on each Funding Date prior to the Commitment Termination Date, in the manner provided in Section 1.03, in amounts equal to its Percentage of Acquisition Costs (exclusive of Certificate Yield) specified in any Requisition issued for such Funding Date.

         (b) Certain Advances. Subject to the provisions of Section 4 of the APA, each APA Purchaser agrees for the benefit of the Company to make each Funding Purchase (as defined in the APA) requested by the SPV in the event that CXC is unable or unwilling to make CXC Advances to the SPV to fund the portion of any Advance to be funded by the SPV under Section 1.01(a).

         (c) Limitations on Advance Commitment. The obligation of each Note Holder to make Advances pursuant to Section 1.01(a) and 1.01(b) is subject to the following:

                  (i) Each of the conditions precedent applicable to each such Advance as set forth in Article II must be satisfied or waived in accordance with such Article.

                  (ii) No Note Holder shall have any obligation to make any Advance for any amount in excess of the lesser of (A) its aggregate Note Commitment and (B) its Percentage of the aggregate amount of Acquisition Costs (exclusive of Certificate Yield), less the aggregate amount of all prior Advances made by such Note Holder.

                  (iii) The obligation of each Note Holder to make Advances will automatically terminate and any remaining unused Interim Note Commitment will be canceled on the first to occur of (A) the Commitment Termination Date and (B) the Interim Note Maturity Date.

         (d) Cash Secured Advances.

                  (i) The SPV agrees to make advances and the Trustee agrees to borrow, in each case on the terms and conditions set forth in Section
         1.07 (each a "Cash Secured Advance") on each Cash Secured Advance Date, in an amount equal to the respective amounts deemed to have been received by the SPV from the APA Purchasers pursuant to Section 1.07.

                  (ii) Until repaid in accordance with the terms of this Agreement, each Cash Secured Advance shall bear interest at a rate equal to the rate earned by the applicable APA Purchaser on the investment of the credit balance of its Collateral Purchase Account pursuant to Section 1.07(b). Such interest shall be payable only to the extent of funds received as interest, yield, gain, or other amounts realized by the applicable APA Purchaser on the investment of the credit balance of its Collateral Purchase Account payable as and when such funds are received by the applicable APA Purchaser in respect of the investment of the credit balance of its Collateral Purchase Account. In addition, the Company shall pay to the Agent, for the account of each APA Purchaser, a fee on the average daily credit balance (excluding investment earnings) of its Collateral Purchase Account equal to 1.2 times the then applicable Commitment Fee, which fee shall be paid at the times and in the manner of payment of Commitment Fees.

                  (iii) To the extent not previously prepaid pursuant to Section 1.01(d)(iv) or Section 1.08, all Cash Secured Advances shall mature and become due and payable in full on the earliest to occur of (A) an Unwind Event, (B) the occurrence of an Event of Default and the acceleration of the Interim Notes pursuant to Section 7.01(b) of the Declaration and (C) the Commitment Termination Date. On such maturity, each APA Purchaser shall release from its Collateral Purchase Account the remaining credit balance in its Collateral Purchase Account, which balance shall be retained by such APA Purchaser, shall constitute a repayment by the Trustee of a Cash Secured Advance to the extent of such amount (whether or not actually released by such APA Purchaser) on account of the interest owned by such APA Purchaser in such Cash Secured Advance, and shall constitute a payment by the SPV to such APA Purchaser on account of the undivided interest owned by such APA Purchaser in such Cash Secured Advance (whether or not such amount is actually released by such APA Purchaser).

                  (iv) If the Company delivers a notice of optional reduction of Commitments pursuant to Section 1.05 at any time when Cash Secured Advances are outstanding (A) the Cash Secured Advances shall be prepaid by the Trustee on the effective date of such Commitment reduction in an aggregate principal amount equal to the amount of the resulting reduction in the SPV's Note Commitment, and (B) on the effective date of such Commitment reduction, each APA Purchaser shall release from its Collateral Purchase Account an amount equal to the lesser of its Percentage (as defined in the APA) of the amount described in clause
         (A) of this Section 1.01(d) or the remaining credit balance in its Collateral Purchase Account, which amount shall be retained by such APA Purchaser, shall constitute a prepayment by the Trustee of a Cash Secured Advance to the extent of such amount (whether or not actually released by such APA Purchaser) on account of the interest owned by such APA Purchaser in such Cash Secured Advance, and shall constitute a payment by the SPV to such APA Purchaser on account of the undivided interest owned by such APA Purchaser in such Cash Secured Advance (whether or not such amount is actually released by such APA Purchaser).

         SECTION 1.02. Certificate Investment Commitments.

         (a) Interim Investments. Subject to the terms and conditions in this Agreement, each Certificate Holder hereby agrees, severally and not jointly and severally, to make an investment (each, an "Investment"), from time to time but not more frequently than twice per month, on each Funding Date prior to the Commitment Termination Date, in the manner provided in Section 1.03, in amounts equal to its Percentage of Acquisition Costs (exclusive of Certificate Yield) specified in any Requisition issued for such Funding Date.

         (b) Limitations on Investment Commitment. The obligation of each Certificate Holder to make Investments pursuant to Section 1.02(a) is subject to the following:

                  (i) Each of the conditions precedent applicable to each such Investment as set forth in Article II must be satisfied or waived in accordance with such Article.

                  (ii) No Certificate Holder shall have any obligation to make any Investment for any amount in excess of the lesser of (A) its aggregate Certificate Commitment and (B) its Percentage of the aggregate amount of Acquisition Costs (exclusive of Certificate Yield), less the aggregate amount of all prior Investments made by such Certificate Holder.

                  (iii) The obligation of each Certificate Holder to make Investments will automatically terminate and any remaining unused Certificate Commitment will be canceled on the Commitment Termination Date.

         SECTION 1.03. Procedures for Advances and Investments.

         (a) Requisitions. Not less than five (5) Business Days prior to each Funding Date on which a Funding is desired, the Company must submit to the Agent an irrevocable requisition for Acquisition Costs (the "Requisition") substantially in the form attached as Exhibit A hereto. The Agent will give notice of such Requisition to the Note Holders and the Certificate Holders not less than three (3) Business Days (or two (2) Business Days in the case of the Initial Funding) prior to the applicable Funding Date. Such notice by the Agent shall specify the amount of the Advances to be made by each Note Holder and the amount of the Investments to be made by each Certificate Holder.

         Each Requisition (i) shall be irrevocable and executed by an authorized Officer of the Company, (ii) must request a Funding of an amount at least equal to $2,000,000 or such lesser amount as shall be equal to the aggregate amount of the unused Total Commitment available at such time, and (iii) shall request that the Note Holders make Advances and that the Certificate Holders make Investments for Acquisition Costs incurred or to be incurred as specified in the Requisition. No more than two Requisitions may be submitted during any calendar month. Each Requisition shall constitute a representation and warranty by the Company that all the conditions precedent to such Funding have been satisfied.

         The Agent shall have no duty to verify any Requisition or the authenticity of any signature appearing on any Requisition other than to compare such signature with incumbency certificates provided by the Company listing Officers of the Company authorized to execute Requisitions.

         (b) Advances and Investments Without Requisition. No Requisition shall be necessary to permit the Agent to request the Note Holders to make Advances for the account of any or all Note Holders, to pay amounts for interest on the Interim Notes or Commitment Fees and other fees and expenses of the Note Holders due hereunder on or prior to the Completion Date, or to request the Certificate Holders to make Investments to pay Commitment Fees and other fees and expenses of the Certificate Holders due hereunder on or prior to the Completion Date; provided, however, that the Note Holders and Certificate Holders shall make such Advances or Investments, as the case may be, only (A) after the Agent has notified the Note Holders, the Certificate Holders and the Company of the date and the Applicable Rate set for such Funding and the amounts thereof due and owing and unpaid to be made by each such Note Holder and Certificate Holder and
(B) on a Payment Date.

         (c) Funding Advances and Investments. On the date specified for any Funding, each Note Holder and Certificate Holder shall, before 10:00 A.M. (New York City time) make available, or cause to be made available, to the Agent, on behalf of the Trustee, an amount equal to the Advance or the Investment, as the case may be, to be made by it on such date, at the Agent's address referred to in Schedule I hereto, in immediately available funds.

         Unless the Agent shall have received notice from a Note Holder or Certificate Holder prior to the date of any Funding that such Note Holder or Certificate Holder will not make available to the Agent an Advance or Investment, as the case may be, the Agent may assume that such Note Holder or Certificate Holder has made its funds available to the Agent on such date in accordance with this Section 1.03(c) and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Note Holder or Certificate Holder shall not have so made such Advance available to the Agent on such date, such Note Holder or Certificate Holder agrees to repay the Agent forthwith on demand by the Agent such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Company, until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Note Holder or Certificate Holder shall repay to the Agent such corresponding amount, such amount so repaid (excluding any amounts for interest paid to the Agent) shall constitute such Note Holder's funding of its Advance or such Certificate Holder's Investment, as the case may be, for purposes of this Agreement. The failure of any Note Holder or Certificate Holder to make an Advance or Investment, as the case may be, shall not relieve any other Note Holder or Certificate Holder of its obligations, if any, hereunder to make an Advance or Investment, as the case may be, but no Note Holder or Certificate Holder shall be responsible for the failure of any other Note Holder or Certificate Holder to make an Advance or Investment, as the case may be.

         SECTION 1.04. Use of Proceeds. Upon the Agent's receipt of funds from the Certificate Holders and the Note Holders for the applicable Funding and upon fulfillment of the applicable conditions set forth in Article II, the Agent will apply the funds as set forth in this Section 1.04 and pay the balance, if any, of the funds representing such Funding to the Company in immediately available funds.

         (a) Initial Funding Date. The proceeds of Advances and Investments made on the Initial Funding Date shall be applied by the Agent, on behalf of the Trustee, as follows:

                  (i) Refinancing. First, to pay in full all obligations due and owing as of the Initial Funding Date to the Original Note Holder, the Original Certificate Holder, and to the Agent, the Trustee and the Collateral Agent under the May Participation Agreement, including:

                           (A) The entire principal amount of, and accrued and unpaid interest to the Initial Funding Date on, and any Break Costs in respect of, the Original Notes.

                           (B) The entire stated amount of, and accrued and unpaid yield to the Initial Funding Date on, and any Break Costs in respect of, the Original Certificates.

                           (C)      All other amounts, including, fees,
                                    expenses, indemnification payments and taxes due and unpaid as of the Initial Funding Date.

                  (ii) Transaction Costs. Second, to pay all costs and expenses required to be paid by the Company on the Initial Funding Date, including:

                           (A) to Special Counsel, counsel for CXC's Credit
                  Enhancer and each other counsel delivering an opinion under
                  Section 2.01(c), the reasonable
                  fees, expenses and disbursements of such counsel that are set forth in invoices submitted by such counsel to the Company at least two days prior to the Initial Funding Date;

                           (B) the Commitment Fees and other fees and expenses
                  payable on the Initial Funding Date; and

                           (C) any other fees and expenses payable by the
                  Company on the Initial Funding Date in accordance with the terms of the Operative Documents and the Securitization Documents.

                  (iii) Acquisition Costs. The balance as directed by the Company in accordance with the Requisition and such other funding instructions as may be given in writing by the Company to the Agent, consistent with Section 4.01(e).

         (b) Intentionally omitted.

         (c) Interest and Expenses. The proceeds of Advances and Investments made to pay interest on the Interim Notes, Commitment Fees on the Interim Notes or the Certificates and other fees and expenses of the Note Holders or Certificate Holders pursuant to Section 1.03(b)(i) shall be applied by the Agent, on behalf of the Trustee, to pay the amounts for which the Advance or Investment is made.

         (d) Requisition Advances. The proceeds of Advances and Investments made pursuant to any Requisition shall be applied by the Agent, on behalf of the Trustee, in accordance with the Requisition and such other funding instructions as may be given in writing by the Company to the Agent, consistent with Section 4.01(e).

         (e) Payments by Agent. All such payments to be made by the Agent pursuant to this Section 1.04 shall be made (i) solely to the extent of funds received by the Agent from Advances and Investments and (ii) by transfer of immediately available funds.

         SECTION 1.05. Optional Reduction of the Commitments. The Company may, upon at least ten Business Days' notice to the Agent, terminate in whole or reduce in part the unused portions of the Commitments of the Holders; provided, however, that each partial reduction of the Commitments of the Holders (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) shall be made ratably among the Holders in accordance with their Commitments and (iii) the Agent and the Majority Holders shall be satisfied that the remaining Commitments are in the aggregate sufficient to pay for all remaining Acquisition Costs incurred or to be incurred.

         SECTION 1.06. ****

         ****



         SECTION 1.07. ****

                                      ****

****

         SECTION 1.08. ****

****

         SECTION 1.09. Completion and Conversion of Interim Notes. On the Completion Date:

         (a) Commitment Termination. The obligations of the Note Holders to make Advances shall terminate, and the obligations of the Certificate Holders to make Investments shall terminate, in each case, automatically and without notice or other action of any kind on the part of any Person.

         (b) Interim Notes Exchanged.

                  (i) Each Note Holder shall deliver to the Agent, acting on behalf of the Trustee, (a) all original Interim Notes registered in the name of such Note Holder duly endorsed, or accompanied by bond powers or other instruments of transfer duly endorsed, by or on behalf of such Note Holder, satisfactory to the Agent, to transfer such Interim Notes to the Trustee and (b) such other agreements, instruments or documents as the Agent may reasonably request to evidence the exchange and transfer to the Trustee of such Interim Notes; provided, however, that such exchange shall be made without recourse and without representation or warranty of any kind by or on behalf of the Note Holders, except for the warranties on presentment and transfer set forth in Section 3-417 of the UCC.

                  (ii) The Trustee shall issue and deliver, upon receipt by the Agent of the instruments referred to in Section 1.09(b)(i), (A) to each Holder of an Interim A-Note, one or more Series A Notes, each dated the Interim Note Maturity Date, in an aggregate principal amount equal to the then outstanding aggregate principal amount of the Interim A-Notes held by such Note Holder and (B) to each Holder of an Interim B-Note, one or more Series B Notes, each dated the Interim Note Maturity Date, in an aggregate principal amount equal to the then outstanding aggregate principal amount of the Interim B-Notes held by such Note Holder; provided that if after giving effect to the issuance of Series A Notes as described above, the aggregate principal amount of the Series A Notes is less than 85% of the Acquisition Costs as of the Interim Note Maturity Date (such deficiency, the "A-Note Deficiency"), then Interim B-Notes shall be exchanged on the Interim Note Maturity Date for additional Series A Notes in an amount equal to the A-Note Deficiency.

                  (iii) The Note Holders shall accept the Series A Notes and Series B Notes referred to in Section 1.09(b)(ii) in exchange for and in full satisfaction of the Interim Notes surrendered pursuant to
         Section 1.09(b)(i), and upon such exchange, the Trustee shall be fully discharged from all obligations to pay principal, interest or other amounts under the Interim Notes.

                  (iv) The Agent shall deliver to the Trustee the Interim Notes (together with the transfer documentation referred to in Section 1.09(b)(i)), for cancellation by the Trustee.

         SECTION 1.10. Excess Certificate Amount. On the first Payment Date immediately following the Completion Date:

         (a) Additional Rent. The Company shall pay to the Agent, on behalf of the Trustee in accordance with Schedule I of the Lease, Additional Rent in an amount equal to the Excess Certificate Amount and such other amounts (including Fixed Rent) as shall be payable as provided for in the other Operative Documents and the Securitization Documents.

         (b) Certificate Repurchase. (i) The Agent, on behalf of the Trustee, shall deliver to each Certificate Holder (A) a written statement setting forth the Excess Certificate Amount, showing in reasonable detail the computation thereof (which amount and computation shall, absent manifest error, be final and binding on all parties), and (B) an amount, equal to each Certificate Holder's pro rata portion of the Excess Certificate Amount by wire transfer of immediately available funds to such account as may be designated from time to time by such Certificate Holders.

                  (ii) The stated amount of the Certificates held by each Certificate Holder shall, upon the making of the payment referred to in
         Section 1.10(b)(i), be reduced, automatically and without notice or further action of any kind by any Person, by an amount equal to the payment made, and without any prepayment penalty or premium of any kind.

                                   ARTICLE II.

                              CONDITIONS PRECEDENT

         SECTION 2.01. Conditions Precedent to the Initial Funding. The several (and not joint and several) obligations of each of the Note Holders to make an Advance and each of the Certificate Holders to make an Investment on the Initial Funding Date as set forth in Article I shall be subject to the fulfillment, to the satisfaction of the Agent, the Note Holders and the Certificate Holders, as applicable, on or as of the Initial Funding Date, of the following conditions precedent, and the Company and the Guarantor shall each have delivered an Officer's Certificate dated as of the Initial Funding Date certifying that such conditions precedent have been fulfilled:

         (a) Due Authorization, Execution and Delivery. (i) The Operative Documents shall have been duly authorized, executed and delivered by all parties thereto, shall be in full force and effect and no condition or event shall exist or have occurred (or would exist after giving effect to the transactions contemplated thereby) which would constitute a Default or an Event of Default under any of the Operative Documents by any party thereto. Each of the Company, the Guarantor, the Collateral Agent and SSBTC shall have delivered an Officer's Certificate dated as of the Initial Funding Date as to its respective compliance with the Operative Documents to which it is a party.

                  (ii) The Securitization Documents shall have been duly authorized, executed and delivered by all parties thereto, shall be in full force and effect, no condition or event shall exist or have occurred which would constitute a Default or Event of Default under any of the Securitization Documents by any party thereto; and sufficient funds shall have been made available to the SPV under the Finance Facility to fund the Advances to be made by the SPV on the Initial Funding Date.

                  (iii) Each of SSBTC, the Company, the Guarantor and State Street shall have delivered a Secretary's Certificate dated as of the Initial Funding Date certifying as to the following:

                           (A) the certificate of incorporation, certificate of
                  limited partnership, by-laws,
                  partnership agreement or other equivalent organizational documents of each such Person;

                           (B) resolutions of the board of directors (or other
                  equivalent body) of each such Person authorizing (x) the execution, delivery and performance of the Operative Documents to which such Person is a party and (y) the consummation by such Person of the transactions contemplated by the Operative Documents; and

                           (C) the name, incumbency and signature of each
                  individual authorized to sign the Operative Documents to which such Person is a party and the other documents or certificates to be delivered pursuant thereto by such Person, which may be conclusively relied upon until a revised certificate is similarly so delivered;

                  (iv) good standing certificates and certificates of authority to transact business as a foreign corporation with respect to the Company and the Guarantor dated as of a recent date prior to the Initial Funding Date;

                  (v) SSBTC shall have delivered a certificate of authority from the Comptroller of the Currency dated as of a recent date prior to the Initial Funding Date; and

                  (vi) State Street shall have delivered a certificate of authority from the Office of the Commissioner of Banks of the Commonwealth of Massachusetts dated as of recent date prior to the Initial Funding Date.

         (b) Representations and Warranties. The representations and warranties of each of the Company, the Guarantor, SSBTC and the Collateral Agent, respectively, set forth in the Operative Documents shall be true and correct as if made on and as of the Initial Funding Date or, as applicable, on and as of the date specified in such representation or warranty, and the Company, the Guarantor, SSBTC and the Collateral Agent shall each have delivered an Officer's Certificate dated as of the Initial Funding Date to such effect as to its respective representations and warranties.

         (c) Opinions. The following opinions dated as of the Initial Funding Date addressed to the parties indicated below, shall have been delivered:

                  (i) an opinion of the General Counsel of the Company, addressed to the Collateral Agent, the Agent, the Note Holders, the Certificate Holders, the APA Purchasers, CXC's Credit Enhancer and the Trustee, in form and substance reasonably satisfactory to the Agent, the Trustee and Special Counsel;

                  (ii) an opinion of the General Counsel of the Guarantor, addressed to the Collateral Agent, the Agent, the Note Holders, the Certificate Holders, the APA Purchasers, CXC's Credit Enhancer and the Trustee, in form and substance reasonably satisfactory to the Agent, the Trustee and Special Counsel;

                  (iii) an opinion of Trustee's Counsel, addressed to the Collateral Agent, the Agent, the Note Holders, the Certificate Holders, CXC's Credit Enhancer and the Company, in form and substance reasonably satisfactory to the Agent and Special Counsel;

                  (iv) an opinion of Chadbourne & Parke LLP, Special Counsel, addressed to the APA Purchasers, CXC, CXC's Credit Enhancer, S&P and Moody's, which opinion shall address the non-consolidation of SPV and the Trustee and certain other matters, shall be in form and substance reasonably satisfactory to S&P and Moody's;

                  (v) opinions of Loeb & Loeb, special counsel to the SPV, the Member, and Lord Securities Corporation, addressed to CXC, the APA Purchasers, CXC's Credit Enhancer, Moody's and S&P, which opinions shall address (i) the non-consolidation of Lord Securities Corporation, Broad Street Contract Services, Inc., the SPV and the Member; and (ii) the due authorization, execution, delivery and enforceability of the relevant Operative Documents and Securitization Documents with respect to the SPV, the Member and Lord Securities Corporation;

                  (vi) an opinion of corporate counsel to the Credit Enhancer, addressed to the APA Agent, the APA Purchasers, Citicorp North America, Inc., as agent for CXC and the APA Purchasers, CXC, CXC's Credit Enhancer, Moody's and S&P, which opinion shall be in form and substance reasonably satisfactory to the APA Agent;

                  (vii) an opinion of corporate counsel to CXC's Credit Enhancer, addressed to Citicorp North America, Inc., as agent CXC, Moody's and S&P, which opinion shall be in form and substance reasonably satisfactory to the APA Agent; and

                  (viii) such other opinions of counsel as the Agent, the Trustee and Special Counsel may reasonably request, addressed to the Collateral Agent, the Agent, the Note Holders, the APA Purchasers, the Certificate Holders and the Trustee, and in form and substance reasonably satisfactory to the Agent, the Trustee and Special Counsel.

         (d) Proceedings Satisfactory and Other Evidence. All corporate, partnership and other proceedings taken or to be taken in connection with the transactions contemplated by the Operative Documents and the Securitization Documents and all documents, papers and authorizations relating thereto shall be satisfactory to the Agent, the Trustee, the Company and their respective counsel. The Agent and Special Counsel shall have received an Officer's Certificate from each of the Company, the Guarantor and the Trustee with respect to the due authorization, execution and delivery of the Operative Documents executed and delivered by the Company, the Guarantor, the Trustee and the Collateral Agent, respectively, dated as of the Initial Funding Date. The Agent and the Company and their respective counsel shall receive copies of such documents and papers as they have reasonably requested, in form and substance reasonably satisfactory to them.

         (e) Legality. (i) The execution, delivery and issuance of the Notes and Certificates by the Trustee and the purchase of the Notes and the funding of Advances thereunder by the Note Holders and the purchase of the Certificates and the funding and maintenance of Investments thereunder by the Certificate Holders shall not be subject to the registration requirements of the Act or any state securities or blue sky Law, and shall not be prohibited by any applicable Law (including Regulation T, Regulation U or Regulation X and any applicable usury
Laws) and shall not subject any Note Holder or Certificate Holder to any Tax (other than Excluded Charges or a Tax paid by the Company pursuant to Sections
5.04 and 8.13), penalty, liability or other onerous condition under or pursuant to any applicable Law and the Agent and the Note Holders and Certificate Holders shall receive such evidence as the Agent and the Note Holders and Certificate Holders (through the Agent) may reasonably request to establish compliance with this condition.

                  (ii) The execution and delivery of the Operative Documents and the consummation of any of the transactions contemplated thereby shall subject none of the Trustee, the Collateral Agent, the Note Holders, the Certificate Holders or the Agent to (A) regulation by the FCC or any other Governmental Authority as a common carrier, telecommunications concern or public utility, or (B) any Laws applicable to common carriers, telecommunications concerns or public utilities.

         (f) Closing Fees. The Company or the Guarantor shall have paid or caused to be paid all fees, expenses and other amounts as the Company may be required to pay on or before the Initial Funding Date in accordance with the terms of the Operative Documents and the Securitization Documents.

         (g) Compliance with Law. The Property shall be in material compliance with all Laws.

         (h) Permits and Certain Property Matters. (i) All Permits with respect to the Property that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Initial Funding Date (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits shall be in proper form, shall be in full force and effect and not subject to any further appeal, consent or further contest or to any unsatisfied condition that may allow modification or revocation.

                  (ii) No portion of the Property shall have suffered a Condemnation and the Property shall not have suffered any Casualty or any other damage or destruction which renders it unusable in whole or in part and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease, and the Company shall certify the same in each Requisition.

         (i) Documents Relating to the Property. The Company shall have delivered, or caused to be delivered, to the Trustee, the Agent, the Collateral Agent, the Note Holders and the Certificate Holders documentation with respect to the acquisition, condition, installation, operation and use of the Property, or any portion thereof, or the Taxes applicable to the Property, or any portion thereof, as the Agent, the Trustee, the Collateral Agent, the Note Holders or the Certificate Holders may reasonably request, in form and substance reasonably acceptable to the Agent, the Trustee, the Collateral Agent, the Note Holders and the Certificate Holders.

         (j) Insurance. The Company shall (i) maintain insurance in accordance with the provisions of the Lease and (ii) be in compliance with all Insurance Requirements. The Company shall deliver, or cause to be delivered, to the Trustee, the Collateral Agent and the Agent (i) certificates of insurance or other satisfactory assurances evidencing the coverage of such policies in compliance with the Insurance Requirements and (ii) copies of any exceptions to coverage of such policies.

         (k) Taxes. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution, delivery, recording, publishing, registering and filing of the Operative Documents and the Securitization Documents or any memoranda thereof and any financing statements shall have been paid by the Company. All Taxes (other than Excluded Charges) which have become due and payable and that are payable by the Company and related to the Property shall have been paid by the Company, subject to the Company's rights of contest pursuant to the Lease.

         (l) No Material Adverse Event. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or the Guarantor pending or, to the Company's or the Guarantor's knowledge, threatened, before any court, governmental agency or arbitrator that (A) is reasonably likely to have a

Material Adverse Effect or create any Trust Liability or (B) purports to affect in any material respect the legality, validity or enforceability of this Agreement, any other Operative Document or the Securitization Documents or the consummation of the transactions contemplated hereby or thereby.

         (m) Recording and Filing. The appropriate Operative Documents (or memoranda thereof) and all Central Filings with respect to the Property shall have been delivered in proper form to be duly recorded, published, registered and filed by the Company (on behalf of the Trustee and the Collateral Agent) with the Secretary of State of each State where it is anticipated that the Projects and the Property shall be located, warehoused, stored, assembled, constructed or installed by the Company and in such manner and in such places as the Company, the Agent and Special Counsel shall determine to be necessary or appropriate to establish, create, perfect, preserve, protect and publish notice of a valid and effective first priority security interest and Lien on the Property in such States in favor of the Trustee and the Collateral Agent superior and prior to the rights of all third Persons and subject to no other Liens except in each case for Permitted Encumbrances and Trust Encumbrances; and all Taxes, fees and other charges payable in connection with such recording, publishing, registration and filing shall have been paid, or caused to be paid, by the Company (or provisions made to do so).

         (n) Satisfaction with Contemplated Transactions. The Agent, the Note Holders and the Certificate Holders shall be satisfied, each in its sole reasonable discretion, with its review of the Property and all material matters in connection therewith, including the leasing thereof by the Trustee.

         (o) Additional Documents. The Agent shall have received such other approvals, certificates or documents as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.01.

         (p) Appraisal. An Appraisal of each Project for which Acquisition Costs are to be funded (as described in the Requisition provided by the Company to the Agent) shall have been conducted by an Appraiser, at the sole cost and expense of the Company, demonstrating that both the current Appraised Value of the Project and the expected fair market value of such Project at the Expiration Date or, to the extent possible, the sum of the values of the Items of Property with respect to such Project, are at least equal to the estimated Acquisition Costs of the Project or Items of Property, as applicable.

         (q) POPs. Prior to the funding of any Acquisition Costs for the acquisition of or leasing of real property in connection with the construction or installation of a POP, a Phase I environmental audit (an "Environmental Audit") of the real estate shall have been conducted by an Environmental

Consultant, at the sole cost and expense of the Company, which shall (i) conclude that no environmental hazards exist on the Property that are unacceptable to the Holders and the Agent and based upon anticipated and permitted practices and procedures, there is not likely to exist on or in respect of the POP any environmental hazards which are unacceptable to the Holders or the Agent and (ii) otherwise be in form and substance satisfactory to the Agent.

         SECTION 2.02. Conditions Precedent to Fundings Subsequent to the Initial Funding Date. The several (and not joint and several) obligations of each of the Note Holders to make Advances and of each of the Certificate Holders to make Investments subsequent to the Initial Funding Date as set forth in
Article I shall be subject to the fulfillment, to the satisfaction of the Agent, the Note Holders and the Certificate Holders, as applicable, by, on or as of the date of such Funding of the following conditions precedent:

         (a) Compliance; No Default, etc. (i) Each of the Company, the Guarantor and the Relevant Subsidiaries shall be in compliance with its obligations under the Operative Documents on such date, (ii) the Operative Documents and the Securitization Documents shall be in full force and effect on such date and
(iii) no condition or event shall exist or have occurred which would constitute a Default, Event of Default or Environmental Trigger under any of the Operative Documents.

         (b) Representations and Warranties. The representations and warranties of each of the Company, the Guarantor and SSBTC, respectively, set forth in the Operative Documents shall be true and correct as if made on and as of the date of such Funding or, as applicable, on and as of the date specified in such representation or warranty.

         (c) Requisition; Use of Investment Proceeds. The Agent shall have received a timely and complete Requisition pursuant to and in compliance with the terms of this Agreement. All proceeds of the Fundings expended, and all proceeds of the Fundings to be expended, by or on behalf of the Company shall have been or shall be (as the case may be) applied solely to Acquisition Costs, and the Company shall certify the same in each Requisition and provide such other evidence, with respect to the use of such proceeds (including but not limited to, invoices for Acquisition Costs) as may be reasonably requested by the Agent.

         (d) Compliance with Law. The acquisition, installation, construction, ownership and use of the Property by the Company shall be in material compliance with all Laws.

         (e) No Material Adverse Event. The Company shall certify in each Requisition that (i) no action, suit, investigation, litigation or proceeding affecting the Company or the Guarantor exists or is pending or, to the Company's knowledge, threatened before any court, governmental agency or arbitrator that (A) is reasonably likely to have a Material Adverse Effect or create any Trust Liability or (B) purports to affect in any material respect the legality, validity or enforceability of this Agreement, any other Operative Document or the Securitization Documents or the consummation of the transactions contemplated hereby or thereby and (ii) since the Initial Funding Date, there has been no change with respect to the Company or the Guarantor that could be reasonably likely to have a Material Adverse Effect.

         (f) Legality. The making of any Advance or Investment, and the maintenance thereof, by any Note Holder or Certificate Holder shall not (i) be prohibited by any applicable Law (including Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Note Holder or Certificate Holder to any Tax (other than Excluded Charges and any Tax paid by the Company pursuant to Sections 5.04 and 8.13), penalty, liability or other onerous condition under or pursuant to any applicable Law and (ii) subject any of the Trustee, the Collateral Agent, the Note Holders, the Certificate Holders or the Agent to (A) regulation by the FCC or any other Governmental Authority as a common carrier, telecommunications concern or public utility or
(B) any Laws applicable to common carriers, telecommunications concerns or public utilities.

         (g) Permits and Certain Property Matters. (i) All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the applicable Funding Date (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). Each Permit shall be in proper form, in full force and effect and not subject to any appeal, consent or contest or to any condition that, if unsatisfied, is likely to result, in the Agent's reasonable judgment, in the forfeiture or revocation of such Permit.

                  (ii) No portion of the Property shall have suffered a Condemnation and the Property shall not have suffered any Casualty or any other damage or destruction which renders it unusable in whole or in part and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease, and the Company shall certify the same in each Requisition.

         (h) Taxes. All Taxes (other than Excluded Charges), fees and other charges which have become due and payable in connection with the execution, delivery, recording, publishing, registering and filing of the Operative Documents and the

Securitization Documents or any memoranda thereof and any financing statements shall have been paid by the Company. All Taxes (other than Excluded Charges) which have become due and payable and that are payable by the Company and related to the Property shall have been paid by the Company, subject to the Company's rights of contest pursuant to the Lease.

         (i) Insurance. The Company shall be in compliance with all Insurance Requirements. The Company shall deliver, or cause to be delivered, to the Trustee, the Collateral Agent and the Agent (to the extent not previously delivered) (i) certificates of insurance or other satisfactory assurances evidencing the coverage of such policies in compliance with the Insurance Requirements and (ii) copies of any exceptions to coverage of such policies.

         (j) Recording and Filing. The Company shall have executed and delivered to the Agent with respect to the Property or any portion thereof all Central Filings or continuation statements or amendments thereto under the UCC and any Fixture Filings (in accordance with Section 4.01(h)), in each case, (i) in proper form to be duly recorded, published, registered and filed by the Company (on behalf of the Trustee and the Collateral Agent) and (ii) as are necessary or appropriate to establish, create, perfect, preserve, protect and publish notice of a valid and effective first priority security interest and Lien on all the Property in favor of the Trustee and the Collateral Agent superior and prior to the rights of all third Persons and subject to no other Liens except in each case for Permitted Encumbrances and Trust Encumbrances. In addition, all Taxes fees and other charges payable in connection with such recording, publishing, registration and filing shall have been paid or caused to be paid by the Company (or provisions have been made to do so).

         (k) Appraisal. An Appraisal of each Project for which Acquisition Costs are to be funded (as described in the Requisition provided by the Company to the Agent) shall have been conducted by an Appraiser, at the sole cost and expense of the Company, demonstrating that both the current Appraised Value of the Project and the expected fair market value of such Project at the Expiration Date or, to the extent possible, the sum of the values of the Item of Property with respect to such Project, are at least equal to the estimated Acquisition Costs of the Project or Items of Property, as applicable.

         (l) POPs. Prior to the funding of any Acquisition Costs for the acquisition of or leasing of real property in connection with the construction or installation of a POP, an Environmental Audit of the real estate shall have been conducted by an Environmental Consultant, at the sole cost and expense of the Company, which shall (i) conclude that no environmental hazards exist on the Property that are unacceptable to the Holders and the Agent and based upon anticipated and permitted practices and procedures, there is not likely to exist on or in respect of the POP any environmental hazards where are unacceptable to the Holders or the Agent and (ii) otherwise be in form and substance satisfactory to the Agent.

         (m) Additional Documents. The Agent shall have received such other approvals, certificates or documents as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.02.

         SECTION 2.03. Obligation Subsequent. The Company shall deliver to the Agent, no later than September 22, 1998, validly executed Assignments of Purchase Agreements together with consents to the Assignments of Purchase Agreements validly executed by the respective contract vendors thereunder and in form satisfactory to the Agent.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants to the Trustee, the Collateral Agent, the Agent, the Note Holders, the Certificate Holders and the APA Purchasers that the following shall be true and correct on and as of the Initial Funding Date and on and as of each Funding Date on which a Funding shall occur:

         (a) Existence. Each of the Company and the Relevant Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations and Consents necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

         (b) Action; Enforceability. Each of the Company and the Relevant Subsidiaries has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party; the execution, delivery and performance by the Company and each Relevant Subsidiary of the Operative Documents to which it is a party has been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement and each of the other Operative Documents have been duly and validly executed and delivered by the Company and each Relevant Subsidiary party thereto and constitute, its legal, valid and binding obligation, enforceable against the Company and each Relevant Subsidiary, as appropriate, in accordance with its terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity.

         (c) Approvals. No Consents of, and no filings or registrations with, any Governmental Authority, any securities exchange or any third party, are necessary for the execution and delivery by the Company and the Relevant Subsidiaries of the Operative Documents or the performance by the Company and the Relevant Subsidiaries of the transactions contemplated to be performed by the Company and the Relevant Subsidiaries by the Operative Documents or for the legality, validity or enforceability hereof or thereof, except for such as have been made or obtained and are in full force and effect.

         (d) Litigation. Except as disclosed in the Guarantor's Public Filings, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against any of the Company or any of its Subsidiaries or Relevant Subsidiaries or affecting any of their property or assets before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would have, individually or in the aggregate, a Material Adverse Effect or (ii) which involves this Agreement, any of the other Operative Documents or the Securitization Documents or the consummation of the transactions contemplated hereby or thereby.

         (e) No Breach. None of the execution and delivery of this Agreement, the other Operative Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or any Relevant Subsidiary, or any applicable Law, or any order, writ, injunction or decree of any Governmental Authority, or any agreement or instrument to which any of the Company, its Subsidiaries or any of the Relevant Subsidiaries is a party or by which any of them or any of their property or assets are bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for any Lien created pursuant to the Operative Documents) result in the creation or imposition of any Lien upon any of the properties or assets of any of the Company, its Subsidiaries or the Relevant Subsidiaries pursuant to the terms of any such agreement or instrument.

         (f) Margin Regulations. No part of the proceeds of any Advance or Investment will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (B) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X. None of the Advances or the Investments will be used to finance a hostile transaction.

         (g) ERISA. Each Plan of the Company and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Law.

         (h) Taxes. The Company and its Subsidiaries have filed or caused to be filed all federal income Tax returns and all other material Tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such Taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. All Taxes, fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents (or any memorandum thereof) have been paid. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

         (i) Investment Company Act. None of the Company or its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, and none of the Company or its Subsidiaries is subject to any statute or regulation which prohibits or restricts the incurrence of the obligations under the Operative Documents. None of the Company or its Subsidiaries is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such term is defined in the Public Utility Holdings Company Act of 1935.

         (j) Compliance with Laws and Other Agreements.

                  (i) None of the Company, its Subsidiaries and the Relevant Subsidiaries is in default with respect to any order, writ, injunction or decree of any Governmental Authority, to the knowledge of the Company, in violation of any Law to which the

         Company, any of its Subsidiaries or any Relevant Subsidiary or any of their property or assets is or are subject, which default or violation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or create any Trust Liability.

                  (ii) Neither the Company nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement, lease or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result, individually or in the aggregate, in a Material Adverse Effect.

         (k) Subsidiaries, Etc. Set forth in Schedule 3.01 hereto is a complete and correct list, as of the Initial Funding Date, of all of the Subsidiaries and the Relevant Subsidiaries of the Company and the Guarantor, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary and Relevant Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary and Relevant Subsidiary represented by such ownership interests. The capital stock of each such Subsidiary is duly authorized, validly issued and fully paid and nonassessable.

         (l) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent, the Collateral Agent, the Trustee, the Appraiser, any Note Holder, any Certificate Holder, any APA Purchaser or Special Counsel in connection with the negotiation, preparation or delivery of this Agreement, the other Operative Documents, the Securitization Documents or any transaction contemplated hereby or thereby or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company, its Subsidiaries or Relevant Subsidiaries to the Agent, the Collateral Agent, the Trustee, the Appraiser, any Note Holder, any Certificate Holder or Special Counsel in connection with this Agreement, the other Operative Documents, the Securitization Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect that has not been disclosed herein, in the other Operative Documents, in the Guarantor's Public Filings or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent, the Collateral Agent, the Trustee, the Appraiser, any Note Holder or any Certificate Holder for use in connection with the transactions contemplated hereby or thereby.

         (m) Use of Proceeds. All proceeds with respect to the Advances and Investments have been or shall be applied solely toward Acquisition Costs in accordance with Article I.

         (n) No Default. No event or condition exists which would constitute a Default or an Event of Default.

         (o) Compliance with Laws With Respect to the Property. The Company is not in violation of any Law with respect to the Property or any part thereof, or with respect to the acquisition, leasing, installation, construction, ownership or operation of the Property or any part thereof, or with respect to the conduct of its business relating to the Property or any part thereof or with respect to its assets. The Company has not received any notice of, or citation for, any violation of any Law which has not been resolved, which notice or citation relates to the acquisition, ownership, leasing, installation, construction or operation of the Property or any part thereof. The acquisition, ownership, leasing, installation, construction or operation of the Property or any part thereof by the Trustee, in accordance with the terms of the Operative Documents, will not violate any Law or create any Trust Liability. The Property is in material compliance with all existing applicable Laws.

         (p) Recording and Filing. The appropriate Operative Documents (or memoranda thereof) mortgages, deeds of trust and all financing and continuance statements under the UCC or amendments thereto recorded or filed, or caused to be recorded or filed, or to be recorded or filed, by the Company hereunder or pursuant to the transactions contemplated by the Operative Documents (i) have been or shall have been duly recorded, published, registered and filed and (ii) when recorded or filed (and when any prior Liens are released pursuant to Section 4.01(h)(ii)), establish, create, perfect, preserve, protect and publish notice of a valid and effective first priority security interest and Lien on all the Property in favor of the Trustee and the Collateral Agent superior and prior to the rights of all third Persons and subject to no other Liens except in each case for Permitted Encumbrances and Trust Encumbrances and (iii) all Taxes, fees and other charges payable in connection with the recording, publishing, registration and filing thereof, have been or shall have been paid, or caused to be paid, in full by the Company.

         (q) Rights to Property, Etc. (i) The Trustee has, or, upon the acquisition, installation or construction thereof, will have, good and marketable title to the Property free and clear of all Liens, except for Permitted Encumbrances.

                  (ii) Each Assignment of Purchase Agreement, transfers, assigns and sets over, or shall transfer, assign and set over, to the Trustee all of the Company's right, title and interest in and to the acquisition of the Property under the applicable Equipment Purchase Agreement, free and clear of all liens, encumbrances and restrictions, other than Permitted Encumbrances and no authorizations, approvals or consents of any third party are, or shall be, required thereby, except for such as have been or shall have been obtained and are in full force and effect.

                  (iii) (A) The Equipment Purchase Agreements are in full force and effect and have not been amended, modified or changed in any manner, (B) the Company has not received any notice, and to the Company's knowledge no action has been threatened, for the purposes of terminating any Equipment Purchase Agreement and (C) there are no offsets, counterclaims or defenses to the obligations of the Company, or to the Company's knowledge, the vendor under any Equipment Purchase Agreement. The Company has furnished or caused to be furnished, true, complete and correct copies of the Equipment Purchase Agreements to the Agent. The representations and warranties made by each of the parties to the Equipment Purchase Agreements contained in such Equipment Purchase Agreements are or will be, to the Company's knowledge, true and correct and are hereby incorporated by reference and made by the Company, to its knowledge, to the Trustee, the Collateral Agent, the Agent, the Note Holders and the Certificate Holders.

                  (iv) To the Company's knowledge, each vendor or seller of Property to the Trustee under the Equipment Purchase Agreements has good and marketable title to such Items of Property and the right to transfer the same to the Trustee free and clear of all Liens.

                  (v) None of the Permitted Encumbrances will interfere with the use or possession of the Property or any part thereof or any other asset used in connection therewith or the use of or the exercise by the Trustee or the Collateral Agent of its rights either under any Operative Document or to the Property.

                  (vi) There are no material agreements, consents, instruments, easements, leases, right-of-way, Permits, consents, licenses or other rights necessary to acquire, own, lease, install, construct, operate or use the Property which the Company does not have or will not be able to obtain prior to the Completion Date.

                  (vii) On or prior to the Completion Date, each Project and the Property, as applicable, shall be designed, engineered, installed, and constructed in a good and workmanlike manner, in accordance with prudent industry practice and in material compliance with any and all applicable building, construction, and safety codes for such construction and installation, as well as any and all other applicable Laws. On or prior to the Completion Date, each Project and the Property, as applicable, shall perform in accordance with the testing and performance standards contained in Exhibit C and any other specifications provided by the Company to the Trustee from time to time.

                  (viii) The Company is not in default under any of the existing Underlying Rights that would permit the grantor of such Underlying Right to terminate such Underlying Right prior to its stated expiration date, or would otherwise materially, adversely impair or affect the Company's ability to use, lease or own any of the Property, or exercise its rights with respect thereto, and, to the best of its knowledge, none of the grantors are in default under the existing Underlying Rights. The Company is not aware of any circumstance that would materially, adversely impair or affect the Trustee's ability to use, lease or own any of the Property, or exercise its rights with respect thereto.

                  (ix) The Company has no knowledge of any proposed, pending or threatened change in any Law or standard applicable to any of the Property that is likely to adversely affect the use of the Property.

         (r) Trade Secrets and Patents. (i) The ownership and leasing of the Property by the Trustee and the leasing of the Property by the Company do not and will not conflict with, infringe on, or otherwise violate any copyright, trademark, trade name, trade secret or patent rights of any other Person.

                  (ii) The Company has all rights to all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the operation of the Property (the "Intellectual Property Rights") that are necessary for the operation thereof, including the right to assign the Intellectual Property Rights. There is no judicial proceeding pending or, to the knowledge of the Company, threatened, involving any claim of any infringement, misuse or misappropriation by the Company or any Affiliate thereof of any patent, trademark, trade name, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.

         (s) Environmental Compliance.

                  (i) The Property complies in all material respects with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect with respect to the Property and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Property or (B) cause the Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) No portion of the Property is listed or proposed for listing on the NPL or on CERCLIS or any analogous state list of sites requiring investigation or cleanup.

                  (iii) No Hazardous Materials that have been generated at or transported from any portion of the Property have been disposed at any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and all Hazardous Materials generated, used, treated, handled or stored at or transported to or from the Property and any property currently or formerly owned or operated by the Company have been disposed of in compliance with all Environmental Laws and Environmental Permits.

                  (iv) The Company has not received any written or other notice, mandate, order, Lien or request which remains pending under an Environmental Law concerning the Property or any part thereof or relating to an alleged violation of an Environmental Law concerning the Property or any part thereof or relating to any potential adverse action in any way involving environmental, health or safety matters affecting the Property or any part thereof.

                  (v) There is no proceeding pending or, to the knowledge of the Company, threatened against the Company by any federal, state, or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence or release of any Hazardous Material from the Property or any part thereof.

                  (vi) No Hazardous Materials have been released from or on the Property or any part thereof for which remedial action could be required under any Environmental Law or may be necessary to prevent or eliminate a significant risk to human health or the environment.

         (t) No Condemnation, Casualty or Force Majeure. No portion of the Property has suffered a Condemnation nor has the Property suffered a Casualty or any other damage or destruction which renders it unusable in whole or in material part, and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease. No event of Force Majeure has occurred and is continuing which would adversely affect the operation of the Property or any part thereof.

         (u) Permits. All Permits (including Environmental Permits) that are or will become Applicable Permits have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Initial Funding Date or such Funding Date, as the case may be (in which case the Company having completed all appropriate diligence in connection therewith, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits are in proper form, in full force and effect and not subject to any further appeal or further contest or to any unsatisfied condition that may allow modification or revocation.

         (v) Insurance. The Company is in compliance with all Insurance Requirements, and all insurance policies required the Lease are in full force and effect.

         (w) No Material Adverse Event. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or overtly threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon the acquisition, use, ownership, operation or leasing of, including the Lessor's ownership and leasing of, the Property.

         (x) Ownership. The Guarantor beneficially owns all of the authorized, issued and outstanding shares of capital stock of the Company.

         (y) Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers thereof) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of its and any of its Subsidiaries' suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. SSBTC Representations and Warranties. SSBTC, in its individual capacity and not as Trustee (with the exception of subsection (f), which representation and warranty is made by SSBTC solely in its trust capacity) represents and warrants to the Company, the Guarantor, the Note Holders, the APA Purchasers, the Certificate Holders, the Agent and the Collateral Agent that the following statements are and shall be true and correct on and as of the Initial Funding Date and on and as of each Funding Date:

         (a) Organization and Authority. (i) SSBTC is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) SSBTC has all requisite corporate power and authority to execute and deliver each Operative Document to which it is a party and to comply with the terms thereof and perform its obligations thereunder.

         (b) Pending Litigation. There is no pending or, to SSBTC's knowledge, threatened, action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting SSBTC before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on SSBTC or (ii) purports to affect the legality, validity or enforceability of this Agreement or any of the other Operative Documents, the Securitization Documents or the consummation of the transactions contemplated hereby or thereby.

         (c) Authorization; No Conflict. The execution and delivery by SSBTC of, and compliance by SSBTC with all of the provisions of, each Operative Document to which it is a party and any other agreement entered into by SSBTC in connection with any transaction contemplated by the Operative Documents are within the powers of SSBTC and are authorized by all proper and necessary corporate action and will not conflict with, result in any breach of any of the provisions of, or constitute a default under, any organization document of SSBTC or any judgment, injunction, order or decree to which SSBTC may be bound or which is applicable to any of SSBTC's property or result in a violation of any applicable Connecticut or federal Law governing the banking or trust powers of SSBTC or in the creation of any Lien on any asset of SSBTC (except as contemplated by the Operative Documents).

         (d) Enforceability. Each Operative Document to which SSBTC is a party and any other agreement entered into by SSBTC in connection with any transaction contemplated by the Operative Documents is the legal, valid and binding obligation of SSBTC enforceable against SSBTC in accordance with its terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity.

         (e) Consents. The nature of SSBTC, its execution, delivery and performance of each Operative Document to which it is a party, its consummation of the transactions contemplated thereby, its compliance with the terms thereof or any circumstance in connection with the transactions contemplated thereby does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Federal or state governmental authority governing the banking or trust powers of SSBTC (other than such as have been obtained) as a condition to such execution, delivery, performance and compliance.

         (f) Enforceability Against Trustee. As of the Initial Funding Date, the Instruments have been duly authorized by all necessary corporate action on the part of the Trustee and the Instruments constitute the legal, valid and binding obligations of the Trustee (acting solely as Trustee under the Declaration, and not in its individual capacity).

         (g) No Default. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by any Operative Document, would constitute a default by the Trustee. SSBTC is not in violation in any respect of any agreement or any other instrument, nor is SSBTC in violation of its articles of association or any other instrument to which it is a party or by which it or any of its property may be bound or affected which would have a material adverse effect on either the business, financial position or results of operations of SSBTC or SSBTC's ability to perform its obligations as Trustee under the Operative Documents.

         SECTION 3.03. Collateral Agent Representations and Warranties. The Collateral Agent represents and warrants to the Company, the Guarantor, the Agent, the Trustee, the Note Holders and the Certificate Holders that the following statements are and shall be true and correct on and as of the Initial Funding Date and on and as of each Funding Date:

         (a) Organization and Authority. (i) State Street is a state chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  (ii) The Collateral Agent has all requisite power and authority to execute and deliver each Operative Document to which it is a party and to comply with the terms thereof and perform its obligations thereunder.

         (b) Pending Litigation. There is no pending or, to the Collateral Agent's knowledge, threatened, action, suit, investigation, litigation or proceeding, affecting the Collateral Agent before any court, governmental body or arbitrator tribunal that could be reasonably likely to have a material adverse effect on the Collateral Agent or the Collateral Agent's ability to perform its obligations under the Operative Documents or any other agreement which it has entered into in connection with any transaction contemplated hereby or thereby.

         (c) Authorization; No Conflict. The execution, delivery and performance by the Collateral Agent of, and compliance by the Collateral Agent with, all of the provisions of each Operative Document to which it is a party or any other agreement which it has entered into in connection with any transaction contemplated thereby are within the corporate powers of the Collateral Agent, have been duly authorized by all necessary corporate action by the Collateral Agent and do not contravene, or constitute a default under, any material provision of applicable Federal or Massachusetts Law governing its banking or trust powers or any organization documents of the Collateral Agent or any material agreement, judgment, injunction, order or decree binding upon the Collateral Agent or result in the creation or imposition of any Lien on any asset of the Collateral Agent (except as contemplated by the Operative Documents).

         (d) Enforceability. Each of the Operative Documents to which the Collateral Agent is a party is the legal, valid and binding obligation of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

         (e) Consents. The Collateral Agent's execution, delivery and performance of each Operative Document to which it is a party, does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Federal or Massachusetts state governmental authority governing the banking or trust powers of the Collateral Agent on the part of the Collateral Agent (other than such as have been obtained) as a condition to such execution, delivery, performance and compliance.

         (f) No Default. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by any Operative Document, would constitute a default by the Collateral Agent. The Collateral Agent is not in violation in any respect of any agreement, its organizational documents or any other instrument to which it is a party or by which it or any of its property may be bound or affected which would have a material adverse effect on either the business, financial position or results of operations of the Collateral Agent or the Collateral Agent's ability to perform its obligations as Collateral Agent under the Operative Documents.

                                   ARTICLE IV.

                                    COVENANTS

         SECTION 4.01. Covenants of the Company. The Company covenants and agrees as follows so long as this Agreement shall remain in effect or the principal of or interest on any Note, the stated amount of or any Distributions on any Certificate, any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, unless the Majority Holders shall otherwise consent in writing:

         (a) Existence, Etc. The Company will, and will cause each of the Relevant Subsidiaries to:

                  (i) preserve and maintain its legal existence and all of its rights, privileges, licenses and franchises which are material or are required to lease, use and operate the Property and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on; provided that nothing in this Section 4.01(a) shall prohibit any transaction expressly permitted under Section 4.01(c) hereof;

                  (ii) comply with and cause the Property to comply with the requirements of all applicable Laws and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect or create a Trust Liability;

                  (iii) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property or assets prior to the date on which penalties attach thereto, except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (iv) maintain all of its properties and assets used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (v) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, rights-of-way, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business or are required to lease, use and operate the Property;

                  (vi) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

                  (vii) permit representatives of any Note Holder, Certificate Holder, the Trustee, the Collateral Agent or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Note Holder, Certificate Holder, Trustee, Collateral Agent or Agent (as the case may be), and permit any representatives of any Note Holder or Certificate Holder to discuss the affairs, finances and condition of such the Company and its Material Subsidiaries with the independent accountants thereof.

         (b) Litigation. The Company will, and will cause the Relevant Subsidiaries promptly to, and in any event within fifteen (15) days, give to the Agent, the Collateral Agent, the Trustee, the Certificate Holders and the Note Holders notice of all legal or arbitral proceedings (including any proceeding or investigation by or before any Governmental Authority) affecting the Company or any of the Relevant Subsidiaries (i) that could (either individually or in the aggregate) be reasonably expected to have a Material Adverse Effect or (ii) that questions or challenges the validity or enforceability of any of the Operative Documents and, to the extent permitted by Law, the Company shall include with such notice a copy of all documents served on the Company or the Relevant Subsidiaries relating to any such legal or arbitral proceeding.

         (c) Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Relevant Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell all or substantially all of its assets. Notwithstanding the foregoing provisions of this Section 4.01(c):

                  (i) the Company may be merged or consolidated with or into the Guarantor;

                  (ii) any Relevant Subsidiary of the Company may be merged or consolidated with or into: (A) the Company if the Company shall be the continuing or surviving corporation or (B) any other Subsidiary of the Company; provided that (x) if any such transaction shall be between a Relevant Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (iii) the Company or any Relevant Subsidiary of the Company may merge or consolidate with any other Person (other than the Guarantor) if (A) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in the case of a Relevant Subsidiary of the Company, the surviving corporation is a Wholly-Owned Subsidiary of the Company, (B) in transactions involving the Company, written notice thereof is provided to the Agent, the Collateral Agent, the Trustee, the Note Holders and the Certificate Holders at least 15 days in advance and (C) after giving effect thereto no Default, Event of Default or Environmental Trigger shall have occurred and be continuing or would result therefrom.

         (d) Event of Default. As soon as possible and in any event within five
(5) days after the occurrence of, or within five (5) days of the date the Company or the Guarantor becomes aware of the occurrence of, an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an Executive Officer of the Company setting forth the details of such Event of Default or event and the actions, if any, which the Company has taken and proposes to take with respect thereto.

         (e) Use of Proceeds; Application of Proceeds to Acquisition Costs. The Company shall use proceeds of the Advances and Investments received by it solely to pay Acquisition Costs in accordance with Article I hereof. The Company shall provide such evidence with respect to the use of such proceeds as may be reasonably requested by the Agent. None of the Advances or the Investments will be used in violation of any applicable Law, including Regulation D, Regulation T, Regulation U and Regulation X.

         (f) Liens. The Company shall not, directly or indirectly, sublease, sell, assign, transfer or otherwise dispose of, or create or suffer to exist any Lien encumbering the Lease or the Property or any interest therein or portion thereof (except as otherwise permitted under the Operative Documents).

         (g) Status. The Company shall not:

                  (i) Be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (ii) Be or become a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (h) Recording and Filing. (i) Within thirty (30) days of commencement of installation in any county with respect to a Project, the Company shall cause to be filed all Fixture Filings, continuance statements or amendments thereto under the UCC as are necessary or appropriate to establish, create, perfect, preserve, protect and publish notice of a valid and effective first priority security interest and Lien on the Property constructed, installed or otherwise located, or to be constructed, installed or otherwise located, in such county in favor of the Trustee and the Collateral Agent superior and prior to the rights of all third Persons and subject to no other Liens except, in each case, for Permitted Encumbrances and Trust Encumbrances;

                  (ii) To the extent that any third Person shall have acquired a security interest or Lien on any Property with respect to any such Property, the Company shall cause such third Person's security interest with respect to such Property to be released, removed or otherwise canceled; and

                  (iii) Subject to the terms of the Lease, the Company at all times shall maintain or shall cause to be maintained the Trustee's and the Collateral Agent's first priority security interest in the Property created under any Central Filing, Fixture Filing or otherwise pursuant to the Operative Documents.

         (i) Performance. The Company shall observe and perform, and cause each of the Relevant Subsidiaries to observe and perform, all provisions to be observed or performed by it contained in each Operative Document to which it is a party, in accordance with the terms thereof and within the times permitted thereby (including any grace or cure periods provided thereby) and will maintain, or cause to be maintained, the validity and effectiveness of each such Operative Document to which it is a party.

         (j) Obligations and Taxes. The Company shall, and shall cause its Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its respective books adequate reserves with respect thereto.

         (k) Pari Passu Ranking. The Company shall take, or cause to be taken, all action that may be or become necessary or appropriate to ensure that its obligations under the Operative Documents will continue to constitute its direct and unconditional obligation, ranking at least pari passu in right of payment with all other present and future unsecured Indebtedness of the Company.

         (l) Action With Respect to the Property. The Company (i) shall use its best efforts to cause the Equipment Purchase Agreements to remain in full force and effect and (ii) shall not, without the prior written consent of the Trustee, consent to, cause or allow any change order, change directive, amendment, modification or other change in (or waiver or release of) the Equipment Purchase Agreements which would (A) materially reduce the fair market value of the Property; (B) materially reduce the capacity, efficiency or projected useful life of the Property; (C) materially change the use of the Property; or (D) result in the failure to complete the acquisition, installation, construction and start-up of the Projects on or prior to the Date Certain free and clear of any Liens for labor, services or materials or otherwise in compliance with the requirements of the Operative Documents and all applicable Legal Requirements and Insurance Requirements.

         (m) Payment of Fees. The Company shall pay all Commitment Fees, structuring fees, Trustee fees and other fees set forth in Schedule II, at the times and in the manner set forth therein.

         (n) Year 2000 Compliance. The Company shall promptly notify the Agent, the Collateral Agent, the Trustee, the Certificate Holders and the Note Holders if the Company discovers or determines that any computer application (including those of its or any of its Subsidiaries' suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Covenants of the Parties. The Company, the Trustee, the Note Holders, the Certificate Holders, the Collateral Agent and the Agent, covenant and agree as follows so long as this Agreement or the Lease shall remain in effect or the principal of or interest of any Note, the stated amount of or any Distributions on any Certificate, any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, unless the Majority Holders shall otherwise consent in writing:

         (a) Restructuring Covenant. At the written request of the Agent, if the conditions precedent contained in Sections 2.01(e)(ii) and 2.02(f)(ii) hereof cannot be fulfilled to the satisfaction of the Agent for any reason, the parties will take such reasonable steps to (i) modify the structure of the transactions contemplated by this Agreement and the other Operative Documents and (ii) amend, restate or enter into such additional agreements as may be reasonably necessary or appropriate (in the opinion of the Agent and Special Counsel) to ensure fulfillment of the conditions precedent contained in Sections 2.01(e)(ii) and 2.02(f)(ii) hereof and will use their reasonable best efforts to maintain both the respective economic interests of the parties hereto and the desired tax and accounting treatments with respect to the Lease. The Company will be responsible for all reasonable fees (including reasonable attorney's fees) and out-of-pocket expenses of the Trustee, the Agent, the Collateral Agent, the Note Holders and the Certificate Holders in connection therewith.

                                   ARTICLE V.

                       THE NOTES AND THE EQUITY INVESTMENT

         SECTION 5.01. Applicable Rate.

         (a) Notes. (i) The outstanding principal amount of the Notes shall bear interest at a rate per annum equal to the Applicable Rate.

         The Applicable Rate on the Notes shall be:

                           (A) The Quoted Rate, except as provided in clause (B)
                  or (C) below;

                           (B) The APA Rate for (x) the Principal Portion of all
                  Percentage Interests acquired by the APA Purchasers and not repurchased under the APA or repaid, and (y) the principal amount of Notes attributable to CXC Advances or portion thereof that has been assigned to CXC's Credit Enhancer or in respect of which a draw has been made under the insurance policy or surety bond issued under the Insurance Agreement; or

                           (C) The Default Rate, to the extent provided in
                  5.01(c).

                  (ii) CNAI shall deliver an APA Purchase Notice to the Agent (and the Agent shall promptly deliver such notice to the Trustee and the Company) on the date of each purchase (or as soon thereafter as practicable) of a Percentage Interest pursuant to the APA. If an APA Purchase Notice is delivered to an APA Purchaser not later than 12:00 Noon (New York time) on the third

         LIBO Business Day prior to the purchase date designated in such APA Purchase Notice, the first Interest Period after the purchase of a Percentage Interest shall be one month commencing on the date of such purchase, and the APA Rate for such Interest Period with respect to the Principal Portion of Percentage Interests purchased pursuant to such APA Purchase Notice shall be the LIBO Rate for such Interest Period. If an APA Purchase Notice is delivered to an APA Purchaser later than 12:00 Noon (New York time) on the third LIBO Business Day prior to the purchase date designated in such APA Purchase Notice, the APA Rate for the Principal Portion of the Percentage Interest purchased pursuant to such APA Purchase Notice shall be determined by reference to the Base Rate until such time as the Applicable Rate is determined by reference to a LIBO Rate or the Quoted Rate pursuant to this Section 5.01.

                  (iii) In the event any Borrower Percentage Interests acquired by the APA Purchasers are repurchased by the SPV pursuant to the APA from proceeds of CXC Advances, the Applicable Rate with respect to the principal portion of the Notes equal to the Principal Portion of the Borrower Percentage Interests so repurchased shall be converted from the APA Rate to the Quoted Rate effective as of the date of such repurchase. CNAI shall deliver a copy of any notice of such repurchase given by the SPV under the APA to the Agent (and the Agent shall promptly deliver such notice to the Trustee and the Company) on the date of each such repurchase of a Borrower Percentage Interest (or as soon thereafter as practicable).

                  (iv) In the event CXC Advances (or any portion thereof) are assigned to CXC's Credit Enhancer or a draw is made with respect thereto under the insurance policy or surety bond issued under the Insurance Agreement, CNAI shall deliver notice of such event to the Agent (and the Agent shall promptly deliver such notice to the Trustee and the Company) as soon as practicable. The APA Rate with respect to the principal amount of Notes applicable thereto shall be determined by reference to the Base Rate until such time as the Applicable Rate is determined by reference to a LIBO Rate pursuant to this Section 5.01.

         (b) Certificates. The stated amount of the Certificates shall earn current yield at a rate per annum equal to the Applicable Rate.

         The Applicable Rate on the Certificates, for any Interest Period, shall be:

                  (i) The sum of (x) either the LIBO Rate or Base Rate, as selected pursuant to Section 5.01(d), plus (y) the Applicable Margin, except as provided in clause (ii) below; or

                  (ii) The Default Rate, to the extent provided in Section 5.01(c).

         (c) Default Rate. The Notes shall bear interest on the unpaid principal amount thereof, and the Certificates shall bear yield on the unpaid stated amount thereof, at a rate per annum equal to the Default Rate during any period from and after the date any Event of Default has occurred until the earlier of
(x) the date such Event of Default has been waived or cured and (y) the date the Notes or Certificates, as the case may be, (and other amounts due and owing under the Operative Documents) have been paid in full. The Notes shall bear interest on any amount of principal, premium or interest, and the Certificates shall bear yield on any stated amount, premium or yield, which is not paid as and when due, from the date such payment was due until such payment (together with such interest or yield, as the case may be) is paid, at the Default Rate. In no event shall the interest on the Notes or the yield on the Certificates exceed the Maximum Rate.

         (d) Determination of Rates. The Company shall select whether the Applicable Rate for the Certificates and the APA Rate for the Notes will be determined by reference to the LIBO Rate or the Base Rate by giving notice (by telephone, promptly confirmed in writing) of that determination to the Trustee and the Agent. Such notice shall be given no later than 12:00 Noon (New York time) (i) in the case of the LIBO Rate designation on the third LIBO Business Day before, and (ii) in the case of the Base Rate designation on, each Interest Setting Date. If the Applicable Rate is to be determined by reference to the LIBO Rate, the notice shall also specify the Interest Period selected by the Company for which the LIBO Rate should be determined. If the Company fails to timely give notice of such selection, the Company shall be deemed to have selected for the Applicable Rate to be determined by reference to the LIBO Rate for a one month Interest Period.

         (e) Conversion of Applicable Rates. With respect to all Instruments (other than the portion of the Notes bearing interest at the Quoted Rate) and subject to the notice requirement set forth in Section 5.01(d) and to the payment of all Break Costs required pursuant to Section 5.06, the Company may elect to convert the reference for the Applicable Rate from the LIBO Rate to the Base Rate, or elect a different Interest Period, on any Business Day with notice to the Agent. Subject to the notice requirement set forth in Section 5.01(d), the Company may elect to convert the reference for the Applicable Rate from the Base Rate to the LIBO Rate on three Business Days prior notice to the Agent.

         (f) Number of Elections. All elections by the Company hereunder shall be subject to the limitations set forth in the definitions of Interest Period, Interest Setting Date and Payment

Date. Except as provided in Section 5.01(a)(ii), any Applicable Rate and Interest Period selected by the Company shall apply to all outstanding Notes.

         (g) Computations. All computations of interest and of any fee payable hereunder and under any other Operative Document (other than computations made for purposes of determining the Maximum Rate) shall be made by the Agent on the basis of a year of 360 days (365 or 366 days, in the case of the computation of interest if the Applicable Rate is determined by reference to the Base Rate), for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable.

         (h) Rate Determination by Agent. On each Interest Setting Date (applicable to an election of the Company to have the Applicable Rate determined by reference to the LIBO Rate), the Agent shall calculate the LIBO Rate. Upon determination of the LIBO Rate on the Interest Setting Date, the Agent shall promptly notify the Holders and the Trustee and, (i) to the extent the Agent has received an APA Purchase Notice (and has not received a notice of repurchase of Borrower Percentage Interests as described in Section 5.01(a)(iii), with respect thereto, the Agent shall also notify the applicable APA Purchasers and (ii) to the extent the Agent has received a notice from CNAI as described in Section 5.01(a)(iv), the Agent shall also notify CXC's Credit Enhancer. Each determination by the Agent of an interest rate hereunder or under any other Operative Document shall be conclusive and binding for all purposes, absent manifest error.

         (i) Applicable Rate Not To Exceed Maximum Rate. The Applicable Rate shall not exceed the Maximum Rate provided for in Section 8.17.

         (j) Interest Payment. Interest and Certificate Yield accrued and unpaid on the Notes and Certificates, respectively, shall be payable on each Payment Date; provided, however, that Certificate Yield which accrues during the Certificate Yield Capitalization Period shall not be paid in cash on any Payment Date occurring during the Certificate Yield Capitalization Period and on each Payment Date occurring during the Certificate Yield Capitalization Period, such Certificate Yield shall be capitalized and added to the stated amount of such Certificate Holder's Certificate on which such capitalized Certificate Yield shall have accrued.

         SECTION 5.02. Increased Costs, Illegality, Etc.

         (a) LIBO Rate Unavailable. In the event any Note Holder or Certificate Holder shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties but, with respect to the following clause (i), shall be made only after consultation with the Company and the Agent):

                  (i) On any Interest Setting Date, that by reason of any changes arising after the Initial Funding Date, adequate and fair means do not exist for ascertaining the Applicable Rate by reference to the LIBO Rate; or

                  (ii) At any time, that the relevant LIBO Rate shall not represent the effective pricing for funding or maintaining any of the Instruments held by such Holder because of (A) any change since the Initial Funding Date in any applicable Law, including the introduction of any new Law or governmental rule, regulation, guideline, order, directive or policy (whether or not having the force of Law) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent covered by Section 5.02(c) and changes in United States federal income Tax Laws), or (B) other circumstances affecting such Holder or the London interbank market or the position of such Holder in such market (excluding, however, increased Funding Costs of a specific Holder as a result of the credit standing of such Holder); or

                  (iii) At any time, that the determination of the Applicable Rate by reference to the LIBO Rate has become unlawful (as determined by such Holder in good faith) or has become impracticable as a result of a contingency occurring after the Initial Funding Date which materially and adversely affects the London interbank market;

then, and in any such event, such Holder shall give notice (by telephone, promptly confirmed in writing) to the Trustee, the Agent and the Company of such determination. Thereafter (x) in the case of clauses (i) and (ii) above, the Company shall pay to such Holder, upon written demand therefor, such additional amounts (in the form of Additional Rent established as an increased rate of, or a different method of calculating, interest or yield on such Holder's Instruments or otherwise as such Holder in its sole discretion shall determine) as shall be required to cause such Holder to receive interest or yield with respect to its affected Instruments at a rate per annum which shall be equal to the Applicable Margin in excess of the effective pricing to such Holder to maintain such Instruments (a written notice as to the additional amounts owed such Holder, showing the basis for the calculation thereof, submitted to the Agent, the Trustee and the Company by such Holder shall, absent manifest error, be final and conclusive and binding upon all of the parties) and (y) in the case of clause (iii) above, the Company and such Holder shall convert the Applicable Rate to an APA Rate (in the case of the Notes) or an Applicable Rate (in the case of the Certificates) to be determined by reference to the Base Rate (as specified in

Section 5.02(b)) as promptly as possible and, in any event, within the time period required by Law.

         (b) Base Rate Conversion. At any time that any Holder is affected by the circumstances described in Section 5.02(a), the Company may (and in the case of a Holder affected pursuant to Section 5.02(a)(iii) the Company shall) have the Applicable Rate on the Notes subject to the APA Rate or the Applicable Rate on the Certificates held by such Holder redetermined by reference to the Base Rate (rather than the LIBO Rate). If the Applicable Rate with respect to such Instruments is redetermined, then the Fixed Rent under the Lease shall be adjusted in a manner designated by the Agent to take such redetermination into account.

         (c) Reserves for Eurocurrency Liabilities. In the event that any Holder shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that by reason of Regulation D such Holder is required to maintain reserves in respect of Eurocurrency Liabilities during any period that the Applicable Rate is determined by reference to the LIBO Rate, then such Holder shall promptly notify the Trustee, the Agent and the Company (by telephone, promptly confirmed in writing) specifying the additional amounts required to indemnify such Holder against the costs of maintaining such reserves (such written notice to provide in sufficient detail a computation of such additional amounts) and the Company shall pay such specified amounts as Additional Rent at the time that it is otherwise required to pay Fixed Rent (or, if later, on demand).

         (d) Capital Adequacy. If after the Initial Funding Date, any Holder shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) that the introduction of any applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Holder (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority affects or would affect the amount of capital required or expected to be maintained by such Holder or any Person controlling such Holder and that the amount of such capital is increased by or based upon the Instruments held by such Holder or the existence of such Holder's Note Commitment and Certificate Commitment and other commitments of this type, then from time to time after demand for reimbursement by such Holder (with a copy to the Trustee and the Agent), the Company shall pay to such Holder (as Additional Rent) such additional amount or amounts as will compensate such Holder or such Person in the light of such circumstances, to the extent that such Holder reasonably determines such increase in capital to be allocable to the Instruments held by such Holder or the existence of such Holder's commitment hereunder (for purposes of this Section 5.02(d), any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such introduction, change, request, or directive shall be deemed to be incurred on the later of such publication or effective date). Each Holder, upon determining in good faith that any additional amounts will be payable pursuant to this Section 5.02(d), will give prompt written notice thereof to the Company with a copy to the Trustee and the Agent, which notice shall show a reasonable basis for calculation of such additional amounts and shall document that such amounts are generally being charged by such Holder to other similarly situated Persons under similar credit facilities; provided that the failure to give any such notice shall not, unless such notice fails to set forth the information required above or except as otherwise expressly provided in this Section 5.02(d), release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 5.02(d) or the Lease. To the extent the notice required by this Section 5.02(d) is given by any Holder more than 90 days after the occurrence of the event giving rise to the additional costs of the type described in this Section 5.02(d), such Holder shall not be entitled to compensation under this Section 5.02(d) for any amounts incurred or accruing for a period longer than 90 days prior to the giving of such notice to the Company.

         (e) Replacement Holder. If any Holder is owed Additional Costs under Sections 5.02(a) or (d), the Company shall have the right (unless such Holder withdraws its request for such Additional Costs), if no Default, Event of Default or Environmental Trigger then exists, to replace such Holder with another commercial bank reasonably acceptable to the Agent; provided that (i) all amounts owed to the Holder being replaced under the Operative Documents (including the principal, stated amount and accrued interest or yield under its Instruments and all unpaid Additional Costs) shall be paid in full to such Holder concurrently with such replacement, (ii) the replacement commercial bank shall execute a document satisfactory to the Agent pursuant to which it becomes a party hereto with a Note Commitment, a Certificate Commitment and Instruments in a principal or stated amount equal to that of the Holder being replaced and
(iii) upon such execution of such documents referred to in clause (ii) and the payment of amounts referred to in clause (i), the replacement commercial bank shall constitute a "Holder" hereunder with commitments and Instruments as so specified and the Holder being so replaced shall no longer constitute a "Holder" hereunder. The provisions of this Section 5.02(e) shall not apply to APA Purchasers holding Percentage Interests.

         (f) Securitization Parties. For purposes of this Section 5.02, (i) each APA Purchaser holding a Percentage Interest shall, to the extent and for so long as it holds such

Percentage Interest, be deemed a Note Holder with respect to the Principal Portion of such Percentage Interest, and (ii) CXC's Credit Enhancer shall be deemed a Note Holder to the extent of the principal amount of Notes attributable to CXC Advances or portion thereof that has been assigned to CXC's Credit Enhancer or in respect of which a draw has been made under the insurance policy or surety bond issued under the Insurance Agreement, for so long as it holds any such interest.

         SECTION 5.03. Assignments and Participations.

         (a) No Assignment by Company. The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the Agent, the Trustee and all of the Note Holders and the Certificate Holders. Upon an assignment to and assumption by a Person of the rights and obligations of the Company under and in compliance with this Agreement, the representations, warranties and covenants of the Company and the conditions applicable to the Company hereunder shall thereafter apply to such Person and not to the Company.

         (b) Assignment of Instruments and Commitments. In addition to the assignments permitted under Section 5.03(h), each of the Note Holders and Certificate Holders may assign to one or more Eligible Assignees all or a portion of the Instruments then held by it and its rights and obligations thereunder and under this Agreement (including, without limitation, all or a portion of its Note Commitment and Certificate Commitment and/or the Advances under its Notes and/or its Investment under its Certificates) and the other Operative Documents; provided, however, that (i) each assignment of Certificates shall be of a constant, and not a varying, percentage of all such rights and obligations; (ii) each assignment of Notes shall be of a pro rata share of each series of Notes then held by such Note Holder (it being understood that the Certificates may be assigned independently of the Notes); (iii) at any time following the termination of the APA in the case of an assignment of Notes, the aggregate principal amount of the Notes being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5 million (or $1 million, with respect to the Certificates) in original principal amount or stated amount (as the case may be) and in integral multiples of $1 million in excess thereof; (iv) at any time following the termination of the APA in the case of an assignment of Notes, no such assignment shall be made if as a result thereof after giving effect to such assignment, any assigning Note Holder's aggregate Note Commitment or, after the Completion Date, aggregate principal amounts of its Outstanding Notes is less than $5 million or any assigning Certificate Holder's Certificate Commitment or, after the Completion Date, aggregate stated amount of its Outstanding Certificates is less than $1 million (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment); provided, however, that the required denominations for portions of the Instruments being assigned under this Section 5.03(b) shall not be construed to prevent an assignment of the entire principal and stated amount of the Notes then held by a Note Holder or an assignment of all of the Certificates then held by Certificate Holders; and (v) except in the case of an assignment pursuant to the APA, the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Record an amendment to this Agreement or a supplemental agreement with the assigning Note Holder or Certificate Holders in form and substance satisfactory to the Agent (the "Assignment and Acceptance"), with an administrative fee of $3,000 to be paid by the Assignor (as defined below) to the Agent and (vi) in the case of an assignment pursuant to the APA, if the parties to such assignment shall execute and deliver a Purchaser Assignment (as defined in the APA), a counterpart original of such Purchaser Assignment shall be delivered to the Agent for its Recording in the Record and, upon receipt by the Agent, shall be deemed to be an Assignment and Acceptance for the purposes of this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder (the "Assignee") shall be a party hereto and to the other Operative Documents to which the Note Holders or the Certificate Holders (as the case may be) are parties and, to the extent that rights and obligations hereunder have been assigned to and assumed by it, have the rights and obligations of a Note Holder or Certificate Holders (as the case may be) hereunder and under the Operative Documents and (y) the assignor thereunder (the "Assignor") shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights (other than any rights to indemnification it may have hereunder or under the Operative Documents) and be released from its obligations under this Agreement (other than the confidentiality obligations set forth in Section 8.16 hereof) and the other Operative Documents with respect to all or such portion, as the case may be, of its Note Commitments or Certificate Commitments (as the case may be) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Assignor's rights and obligations under the Agreement and the other Operative Documents, such Assignor shall, except as set forth above, cease to be a party hereto).

         (c) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other

Operative Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Guarantor or the performance or observance by the Company or the Guarantor of any of their respective obligations under this Agreement or any other Operative Document, or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision with respect to entering into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, the Guarantor, the Company, the Trustee, the Collateral Agent, such Assignor or any other Note Holder or Certificate Holders (as the case may be) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Note Holder or Certificate Holders (as the case may be).

         (d) Record. The Agent shall maintain at its address listed on Schedule I hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note Holders and the Certificate Holders and the Note Commitment and the Certificate Commitment of, and principal amount of the Advances and stated amount of the Investment, as applicable, owing to, each Note Holder and Certificate Holder from time to time (the "Record"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Guarantor, the Agent, the Trustee, the Collateral Agent, the Certificate Holder and the Note Holders may treat each Person whose name is recorded in the Record as a Note Holder or Certificate Holder (as the case may be) hereunder for all purposes of this Agreement. The Record shall be available for inspection by the Company or any Note Holder or Certificate Holders at any reasonable time and from time to time upon reasonable prior notice.

         (e) Assignment Procedures. Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed, give prompt oral or written notice to the Company and the Trustee and (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Record. The Agent shall provide the Company with a current list of all Note Holders and Certificate Holders at the Company's reasonable request but no more frequently than quarterly.

         (f) Participations. Each Note Holder and Certificate Holder may sell participations to one or more banks or other entities in or to all or a portion of the Instruments then held by it and its rights and obligations thereunder and under this Agreement and the other Operative Documents including, without limitation, participations and other rights assigned or granted by the SPV pursuant to the APA; provided, however, that (i) the obligations of such Note Holder or Certificate Holder (as the case may be) under this Agreement (including all or a portion of its Note Commitment or Certificate Commitment (as the case may be)) and the other Operative Documents shall remain unchanged; (ii) such Note Holder shall remain the Holder of such Note, and such Certificate Holder shall remain the holder of such Certificate, for all purposes under this Agreement and the other Operative Documents and the Company, the Guarantor, the Agent, the Collateral Agent, the Trustee and the other Note Holders and Certificate Holders shall continue to deal solely and directly with such Note Holder or Certificate Holder (as the case may be) in connection with the rights and obligations of such Note Holder or Certificate Holder (as the case may be) under this Agreement; (iii) no such participant (other than an APA Purchaser and CXC's Credit Enhancer) shall be entitled to receive any greater payment than such Note Holder or Certificate Holder (as the case may be) would have been entitled to receive with respect to the rights participated (including, without limitation, payments for Taxes, Other Charges or Increased Costs) except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Note Holders or Certificate Holders (as the case may be) and participants generally; and (iv) no Certificate Holder and, following the termination of the APA, no Note Holder, shall assign or grant a participation that conveys to the participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to any reduction of the principal or stated amount of or the interest or yield to be paid on such Person's Instruments or any postponement of any date for the payment of any amount payable in respect of such Person's Instruments. Any participations and other rights assigned or granted by the SPV pursuant to the APA may convey the right to direct the SPV to vote, approve, consent or otherwise take any action under this Agreement as contemplated by the APA.

         (g) Permitted Disclosure; Confidentiality. Any Note Holder or Certificate Holder may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 5.03, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company and the Guarantor furnished to such Note Holder or Certificate Holder (as the case may be) by or on behalf of the Company or the Guarantor; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing with the Company and the Agent to preserve the confidentiality of any confidential information relating to the Company or the Guarantor or the transactions contemplated by this Agreement (including, without limitation, the general structure of this transaction) received by it from such Note Holder or Certificate Holder (as the case may be) in a manner consistent with that set forth in Section 8.16 hereof.

         (h) Other Permitted Assignments. Anything in this Section 5.03 to the contrary notwithstanding (except that at all times the requirements of Section 5.03(g) shall be satisfied), any Note Holder or Certificate Holder may assign and pledge, as collateral or otherwise, without notice to or consent of the Company, all or any of the Instruments held by it and any of its rights (including, without limitation, rights to payment of the principal or stated amount of and interest or yield on the Instruments) under this Agreement to (i) in the case of a Note Holder at any time after the termination of the APA, or in the case of a Certificate Holder at any time, any of its Affiliates and (ii) any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; and (iii) in the case of a Note Holder, at any time prior to the termination of the APA, (A) the APA Agent for its benefit and the benefit of the SPV, the APA Purchasers and CXC as provided in the APA, and (B) following the occurrence of a Finance Facility Default (as defined in the APA), any other Person; provided, that any payment made by the Company or the Guarantor to the Trustee or the Trustee for the benefit of such assigning and/or pledging Note Holder or Certificate Holder (as the case may be) in accordance with the terms of the Operative Documents shall satisfy the Company's or the Guarantor's obligations under the Operative Documents in respect thereof to the extent of such payment. No such assignment and/or pledge set forth in (ii) above shall release the assigning and/or pledging Note Holder or Certificate Holder (as the case may be) from its obligations hereunder.

         (i) No Assignment by Trustee. The Trustee may not assign its rights or delegate its obligations under this Agreement and the other Operative Documents without the consent of the Company and the Agent (which consent shall not be unreasonably withheld by the Company or the Agent), except to another Trustee in accordance with the provisions of Section 8.02 of the Declaration.

         (j) Expenses. Except as otherwise expressly provided herein, the Company shall not be responsible for any fees and expenses incurred in connection with an assignment or participation pursuant to this Section 5.03 (it being understood that this Section 5.03(j) will in no way affect the Company's responsibility to pay for any fees and expenses incurred in connection with an assignment pursuant to Section 5.02(e) hereof).

         SECTION 5.04. Taxes.

         (a) Payments Free and Clear. All payments to or for the benefit of the Trustee, the SPV, CXC, the Agent, the Collateral Agent or the Holders under the Operative Documents or the Securitization Documents (including payments of Fixed Rent and Additional Rent under the Lease, payments of principal and interest under the Notes and payments of the stated amount and yield under the Certificates) shall be made free and clear of and without deduction for any and all present or future Charges. If the Company, the Guarantor, the Trustee, the Agent, the Collateral Agent, the SPV, the Member, CXC, CXC's Credit Enhancer or any other Person ("Applicable Payor") shall be required by Law to deduct any Charges from or in respect of any amounts payable under any Operative Document or Securitization Document to or for the benefit of a Holder, the Trustee, the Agent, the Collateral Agent, the SPV or CXC ("Applicable Payee"), (A) the amounts payable by the Company under the Operative Documents (as rent, interest or otherwise) shall be increased by the amount necessary so that after making all required deductions for (i) Charges, (including deductions applicable to additional sums payable under this Section 5.04), and (ii) Excluded Charges imposed with respect to the increase in amount payable pursuant to this sentence, each Applicable Payee shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Applicable Payor shall make such deductions and (C) the Applicable Payor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with all applicable Laws. The Company will indemnify each Indemnified Party on demand for the full amount of any sums paid by them pursuant to the second sentence of this Section 5.04(a).

         (b) Other Charges. In addition, the Company shall pay any present or future transfer, stamp or documentary Taxes, excise Taxes or any other property, transfer, transfer gains or recording, publication or filing Taxes, charges or similar levies imposed by any Governmental Authority, which arise from (i) the acquisition, ownership, operation, occupancy, possession, use, non-use, financing, leasing, subleasing, or disposition or condition of the Property, or any other property or rights conveyed to the Trustee; (ii) any payment made under the Operative Documents or the Securitization Documents; (iii) the execution, delivery or registration of, or otherwise with respect to the Operative Documents or the Securitization Documents; (iv) the conveyance or transfer of the Property (or any portion thereof) in compliance with any requirement of the Operative Documents or the Securitization Documents; (v) the recording of any mortgage, deed of trust, financing statement or other collateral security document in any jurisdiction; or (vi) the transactions contemplated by any of the Operative Documents or the Securitization Documents (collectively, the "Other Taxes").

         (c) Indemnification. The Company shall pay and indemnify, defend and hold harmless each Indemnified Party from and against the full amount of all Charges (including Other Taxes and any Charges imposed by any jurisdiction with respect to amounts payable under this Section 5.04) required to be paid by such Indemnified Party on its behalf or on behalf of any other Person, and any liability (including penalties, interest and expenses, except those arising from the gross negligence or willful misconduct of such Indemnified Party), arising therefrom or with respect thereto (including from any obligation to file any Tax return, report or statement with respect to any such Charges or Other Taxes and any liability the Trustee may incur or be required to pay pursuant to Section
5.14 of the Interparty Agreement), whether or not such Charges (including Other Taxes) were correctly or legally asserted (subject to the Lessee's contest rights under Section 6.01(b) of the Lease). Any payment pursuant to such indemnification shall be made upon demand by the Indemnified Party.

         (d) Receipt. Within thirty (30) days after the date of any deduction of any Charges pursuant to Section 5.04(a), the Company shall furnish to the affected Holder, the Agent and the Trustee the original or a certified copy of a receipt or other documentation evidencing payment thereof.

         (e) Withholdings Tax Exemption. Notwithstanding the provisions of Sections 5.04(a) and (c) to the contrary, the Company shall not be required to pay to any Holder or APA Purchaser any additional amount pursuant to Section 5.04(a) or indemnify any Holder pursuant to Section 5.04(c) on account of any Taxes required to be withheld or that are imposed by the United States to the extent that such Holder or APA Purchaser (i) is not a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income Tax purposes and (ii) is not entitled to submit a Prescribed Form to the Company on the Initial Funding Date (or if such Holder or APA Purchaser is not a Holder or APA Purchaser hereunder on the Initial Funding Date, on the date such Holder or APA Purchaser becomes a Holder or APA Purchaser). Each Holder or APA Purchaser that is not a domestic corporation (as described in clause (i) above) and that is entitled to a total exemption from withholding evidenced by a Prescribed Form, shall deliver to the Company, the Trustee and the Agent the Prescribed Form in compliance with the Code.

         Each Holder or APA Purchaser organized under the laws of a jurisdiction outside the United States, on or prior to the date of the assignment pursuant to which it becomes a Holder or APA Purchaser and from time to time thereafter (not more frequently than once in any 12 month period) if requested by the Company or the Agent, shall provide the Agent and the Company with the Prescribed Forms or other documents satisfactory to the Company and the Agent indicating that all payments to be made to such Holder or APA Purchaser hereunder and under the Instruments are subject to such Taxes at a rate reduced by an applicable Tax treaty.

         (f) Determinations. The determination of all Charges to be paid or indemnified against by the Company under this Section 5.04 (including Excluded Charges to be paid by the Company under the penultimate sentence of Section 5.04(a)) shall be made (in good faith) by the affected Applicable Payor. Such determination shall, absent manifest error, be final and conclusive and binding on the Company. In no event shall the Company, in connection with this Section
5.04 or for any other purpose whatsoever under any Operative Document or Securitization Document have any right to examine any Tax return or related books and records of any Applicable Payor.

         (g) Survival. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 5.04 shall survive the payment in full of the principal and interest on the Notes and Certificates.

         SECTION 5.05. Tax Treatment.

         (a) Financing. For purposes of federal, foreign, state and local income Taxes, the parties hereto intend that (i) the Lease be treated as the repayment and security provisions of a loan to the Company in the amount of the aggregate principal and stated amount of the Notes and Certificates, and (ii) all payments of Fixed Rent, Additional Rent and (if applicable) the Termination Value be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively.

         (b) Tax Reporting by Company. The Company agrees that (i) unless compelled, in its reasonable opinion, by action of a Governmental Authority, neither it nor any Affiliate (whether or not consolidated or combined returns are filed with such Affiliate for federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment described in
Section 5.05(a), and (ii) it and its Affiliates will file such returns, maintain such records, take such actions and execute such documents (as reasonably requested by the Trustee, the Agent or the Holders from time to time) as may be appropriate to facilitate the realization of such intended income Tax treatment.

         (c) Tax Reporting by Trustee, Agent and Holders. Each of the Trustee, the Agent and the Holders agrees that (i) unless compelled, in its reasonable opinion, by action of a Governmental Authority, neither it nor any Affiliate (whether or not consolidated or combined returns are filed with such Affiliate for federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to, the Tax benefits, deductions or credits which, pursuant to the intended income Tax treatment described in Section 5.05(a), would otherwise be claimed or claimable by the Company, and (ii) it and its Affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate (in the judgment of the Trustee, the Agent or the applicable Holder) to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment; provided that neither the Trustee, the Agent, any Holder nor any of its Affiliates shall be required to (A) take any action which it believes would be disadvantageous to it, (B) disclose any portion of any Tax return, or (C) engage or participate in any contest of such Tax treatment. If any such filing, maintenance, action or execution requested by the Company would result in any additional Tax liability payable by the Indemnified Party, or could reasonably be expected to result in liability payable by it, other than liability ordinarily related to the intended Tax treatment described in Section 5.05(a), then the Company will provide an indemnity against such unrelated Tax liability and any liability the Indemnified Party may incur or be required to pay pursuant to Section 5.14(b) of the Interparty Agreement satisfactory to the Indemnified Party, in its sole opinion, exercised reasonably and in good faith.

         SECTION 5.06. Compensation. The Company shall compensate each Holder, upon its written request (which request shall also be sent to the Trustee and the Agent and shall set forth the basis for requesting such amounts), for all reasonable Losses and costs (including any interest paid by such Holder to lenders of funds borrowed by it to purchase or carry its Instruments to the extent not recovered by the Holder in connection with the re-employment of such funds), which the Holder may sustain: (a) if, for any reason (other than a default by such Holder or the Agent), a Funding or a selection affecting the Applicable Rate does not occur on the date specified therefor in a Requisition or in a notice delivered pursuant to Section 5.01(d) (as applicable, and whether or not withdrawn), (b) if any Payment Date, payment under the Operative Documents or change in the Applicable Rate with respect to such Holder's Instruments occurs on a date which is not the last day of an Interest Period,
(c) if any payment of the Residual Value Amount or Termination

Value occurs on a date that is not the last day of an Interest Period or on a date different from the date required therefor under the Operative Documents or
(d) as a consequence of (i) any other Default, Event of Default or Environmental Trigger or (ii) an election made by the Company pursuant to Section 5.02(b) or 5.02(e) or (iii) Section 5.09. Any determination by a Holder of Additional Costs owed under this Section 5.06 shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         SECTION 5.07. Change of Applicable Lending Office. Each Holder agrees that, upon the occurrence of any event giving rise to the operation of Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(c), 5.02(d) or 5.04 with respect to such Holder, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Holder) to designate another lending office for its Instruments; provided that no Certificate Holder may be replaced by the SPV; and provided further that such designation is made on such terms that such Holder and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Sections. Nothing in this Section 5.07 shall affect or postpone any of the obligations of the Company or the rights of any Holder (or apply to any payment claimed by an APA Purchaser or CXC's Credit Enhancer) provided in Section 5.02 or Section 5.04 or any inability by an APA Purchaser or CXC's Credit Enhancer to maintain a LIBO Rate with respect to any Percentage Interest pursuant to Section 5.02(a)(iii).

         SECTION 5.08. Sharing of Payments, Etc. If any Note Holder or Certificate Holder shall obtain any payment (whether voluntary or involuntary), on account of the Instruments held by it (other than on account of Additional Costs and other than pursuant to Section 5.05 or any indemnification provision of the Operative Documents) in excess of its ratable share of payments on account of the Instruments obtained by all the Note Holders and Certificate Holders, such Note Holder or Certificate Holder (as the case may be) shall forthwith purchase from the other Note Holders or Certificate Holders (as the case may be) such participations in the Instruments held by them as shall be necessary to cause such purchasing Note Holder or Certificate Holder (as the case may be) to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Note Holder or Certificate Holder (as the case may be), such purchase from each Note Holder or Certificate Holder (as the case may be) shall be rescinded and each Note Holder or Certificate Holder (as the case may be) shall repay to the purchasing Note Holder or Certificate Holder (as the case may be) the purchase price to the extent of such Note Holder's or Certificate Holder's (as the case may be) ratable share (according to the proportion of (i) the amount of the participation purchased from such Note Holder or Certificate Holder (as the case may be) as a result of such excess payment to (ii) the total amount of the participations purchased in respect of such excess payment) of such recovery together with an amount equal to such Note Holder's or Certificate Holder's (as the case may be) ratable share (according to the proportion of (i) the amount of such Note Holder's or Certificate Holder's (as the case may be) required repayment to (ii) the total amount so recovered from the purchasing Note Holder or Certificate Holder (as the case may be)) of any interest or other amounts paid or payable by the purchasing Note Holders or Certificate Holders (as the case may be) in respect of the total amount so recovered. Notwithstanding that such Note Holders or Certificate Holders (as the case may be) shall have purchased a participation in such Instruments, the purchasing Note Holder or Certificate Holder (as the case may be) shall be deemed to have acquired the voting rights under such Instruments to the extent of, and for the duration of, such participation, as if such Note Holder or Certificate Holder (as the case may be) shall have been an Assignee thereof.

         SECTION 5.09. Proceeds of Asset Sales. To the extent that there are Excess Proceeds, the Instruments shall be prepaid and redeemed as follows:

         (a) 85% of Excess Proceeds (the "A-Note Prepayment Amount") shall be applied to prepay, without penalty or premium, the principal of the A-Notes, together with (x) accrued and unpaid interest on the principal amount prepaid to the date of prepayment and (y) all other amounts then due and owing in respect of the A-Notes (including Break Costs, if any), and the A-Note Prepayment Amount shall be distributed pro rata among all Holders of A-Notes, based on the principal amount of A-Notes outstanding prior to giving effect to such prepayment;

         (b) 12% of Excess Proceeds (the "B-Note Prepayment Amount") shall be applied to prepay, without penalty or premium, the principal of the B-Notes, together with (x) accrued and unpaid interest on the principal amount prepaid to the date of prepayment and (y) all other amounts then due and owing in respect of the B-Notes (including Break Costs, if any), and the B-Note Prepayment Amount shall be distributed pro rata among all Holders of B-Notes, based on the principal amount of B-Notes outstanding prior to giving effect to such prepayment;

         (c) 3% of Excess Proceeds (the "Certificate Redemption Amount") shall be applied to redeem, without penalty or premium, the stated amount of the Certificates, together with (x) accrued and unpaid yield on the stated amount redeemed to the date of redemption and (y) all other amounts then due and owing in respect of the Certificates (including Break Costs, if any), and the Certificate Redemption Amount shall be distributed pro rata among all Holders of Certificates based on the stated amount of

Certificates outstanding prior to giving effect to such redemption;

         (d) The date for such prepayment and redemption shall be the first Payment Date immediately after the 270-day period referred to in Section 5.08 of the Lease (the "Retirement Date");

         (e) The Agent, on behalf of the Trustee, shall give notice of such mandatory prepayment and redemption to the Holders at their addresses shown in the Record as soon as practicable prior to the Retirement Date. The notice shall specify the Retirement Date, the aggregate amount of Excess Proceeds to be applied to the prepayment and redemption of the Instruments and that the prepayment and redemption is being done pursuant to this Section 5.09;

         (f) Interest or yield on the Instruments subject to prepayment or redemption shall cease to accrue or become due to the extent prepaid or redeemed on the Retirement Date to the extent of such prepayment or redemption;

         (g) On the Retirement Date, the Agent, on behalf of the Trustee, shall
(i) prepay and redeem the Instruments, on a pro rata basis as described above and (ii) deliver to the Holders of the Instruments payment in an amount, in Dollars, equal to the A-Note Prepayment Amount, B-Note Prepayment Amount and Certificate Redemption Amount, as appropriate, by transferring immediately available funds, to the account of the Instrument Holder in accordance with such written instructions as the Holder may give to the Agent not later than two Business Days prior to the due date for such payment.

         (h) To the extent that the aggregate principal amount of the Instruments is less than the Excess Proceeds, such amounts shall first go towards payment of any outstanding fees or expenses owed by the Company under the Operative Documents and the Securitization Documents, any unpaid amounts in respect of Unreimbursed Losses and then to the Company which may use such funds for general corporate purposes.

         (i) Upon completion of such prepayment and redemption, the amount of Excess Proceeds shall be reset to zero.

         SECTION 5.10. Proceeds of Optional Purchase by Lessee of Items of Property. To the extent that the Company or its designee shall deliver to the Agent, on behalf of the Trustee, an amount equal to the Termination Value with respect to any Item of Property ("Optional Purchase Proceeds") pursuant to the terms and conditions of Section 5.02 of the Lease, the Instruments shall be prepaid and redeemed as follows:

         (a) 85% of the Optional Purchase Proceeds (the "A-Note Proceeds Amount") shall be applied to prepay, without penalty or premium, the principal of the A-Notes, together with (x) accrued and unpaid interest on the principal amount prepaid to the date of prepayment and (y) all other amounts then due and owing in respect of the A-Notes (including Break Costs, if any), and the A-Note Proceeds Amount shall be distributed pro rata among all Holders of A-Notes, based on the principal amount of A-Notes outstanding prior to giving effect to such prepayment;

         (b) 12% of Optional Purchase Proceeds (the "B-Note Proceeds Amount") shall be applied to prepay, without penalty or premium, the principal of the B-Notes, together with (x) accrued and unpaid interest on the principal amount prepaid to the date of prepayment and (y) all other amounts then due and owing in respect of the B-Notes (including Break Costs, if any), and the B-Note Proceeds Amount shall be distributed pro rata among all Holders of B-Notes, based on the principal amount of B-Notes outstanding prior to giving effect to such prepayment;

         (c) 3% of the Optional Purchase Proceeds (the "Certificate Proceeds Amount") shall be applied to redeem, without penalty or premium, the stated amount of the Certificates, together with (x) accrued and unpaid yield on the stated amount redeemed to the date of redemption and (y) all other amounts then due and owing in respect of the Certificates (including Break Costs, if any), and the Certificate Proceeds Amount shall be distributed pro rata among all Holders of Certificates based on the stated amount of Certificates outstanding prior to giving effect to such redemption;

         (d) The date for such prepayment and redemption shall be on the first Business Day following the next scheduled Payment Date following the date of the Trustee's acceptance or deemed acceptance of such Offer to Purchase under the Lease (the "Prepayment Date");

         (e) The Agent, on behalf of the Trustee, shall give notice of such prepayment and redemption to the Holders at their addresses shown in the Record as soon as practicable prior to the Prepayment Date. The notice shall specify the Prepayment Date, the aggregate amount of Optional Sales Proceeds to be applied to the prepayment and redemption of the Instruments and that the prepayment and redemption is being done pursuant to this Section 5.10;

         (f) Interest or yield on the Instruments subject to prepayment or redemption shall cease to accrue or become due to the extent prepaid or redeemed on the Prepayment Date;

         (g) On the Prepayment Date, the Agent, on behalf of the Trustee, shall
(i) prepay and redeem the Instruments, on a pro rata basis as described above and (ii) deliver to the Holders of the Instruments payment in an amount, in Dollars, equal to the A-Note Proceeds Amount, B-Note Proceeds Amount and Certificate

Proceeds Amount, as appropriate, by transferring immediately available funds, to the account of the Instrument Holder in accordance with such written instructions as the Holder may give to the Agent not later than two Business Days prior to the due date for such payment.

         (h) To the extent that the aggregate principal amount of the Instruments is less than the Optional Purchase Proceeds, such amounts shall first go towards payment of any outstanding fees or expenses owed by the Company under the Operative Documents and the Securitization Documents, any unpaid amounts in respect of Unreimbursed Losses and then to the Company which may use such funds for general corporate purposes.

         (i) Upon completion of such prepayment and redemption, the amount of Optional Purchase Proceeds shall be reset to zero.

         SECTION 5.11. Prepayment of Notes and Cancellation of Certificates. Upon receipt by the Agent, on behalf of the Trustee, of the Termination Value with respect to all of the Property in accordance with Section 5.01 or 5.03 of the Lease, the Company may require the Trustee to give notice of prepayment of the Notes or cancellation of the Certificates in accordance with Section 6.01(c) of the Declaration.

                                   ARTICLE VI.

                         EVENTS OF DEFAULT; UNWIND EVENT

         SECTION 6.01. Events of Default. If any of the following events shall occur and be continuing, it shall constitute an "Event of Default" hereunder:

         (a) the Company shall fail to pay (i) any Fixed Rent within ten (10) Business Days after the date on which such payment is due, (ii) the Termination Value or the Residual Value Amount on the date on which payment is due, (iii) any Additional Rent or any other sum required to be paid under the Lease within ten (10) Business Days after the date on which such payment is due, (iv) any Charges when such payment shall become due or within any grace period provided for payment of such Charges, subject to the terms of the Lease relating to permitted contests;

         (b) the Company or the Guarantor shall fail to pay any amount required to be paid by the Company or the Guarantor under any Operative Document, other than amounts set forth in Section 6.01(a), when the same becomes due and payable, and any such failure continues for a period of five (5) Business Days;

         (c) any representation or warranty made or deemed made by the Guarantor or the Company in or in connection with any Operative Document to which the Guarantor or the Company is a party, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any such Operative Document, shall prove to have been false in any material respect when so made, deemed made or furnished;

         (d) default shall be made in the due observance or performance by the Company or its Subsidiaries of any covenant, condition or agreement contained in Sections 4.01(a)(i), 4.01(c), 4.01(d), 4.01(e), 4.01(f), 4.01(k), 4.01(l),
4.01(m) and 8.26;

         (e) default shall be made in the due observance or performance by the Company, any of its Subsidiaries or any Relevant Subsidiary of any covenant, condition or agreement contained in Section 4.01 applicable to it (other than those specified in Section 6.01(d) above) and such default shall continue unremedied until the earlier or (i) the date occurring thirty (30) days after notice thereof to the Company, such Subsidiary or Relevant Subsidiary by the Agent or the Trustee and (ii) actual knowledge thereof by the Company, such Subsidiary or Relevant Subsidiary;

         (f) the Company or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Indebtedness evidenced by the Operative Documents) in a principal amount of $60,000,000 or more, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
(ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Material Subsidiary of the Company, or of a substantial part of the property or assets of the Company or any Material Subsidiary of the Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary of the Company or for a substantial part of the property or assets of the Company or any Material Subsidiary of the Company or (iii) the winding-up or liquidation of the Company or any Material Subsidiary of the Company; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;



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

         (h) the Company or any Material Subsidiary of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar Law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary of the Company or for a substantial part of the property or assets of the Company or any Material Subsidiary of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $60,000,000 shall be rendered against the Company, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any of its Subsidiaries to enforce any such judgment;

         (j) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) consecutive days;

         (k) any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Company by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause
(ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000;

         (l) the Company or any ERISA Affiliate of the Company shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $15,000,000 in the aggregate or requires payments exceeding $10,000,000 per annum;

         (m) the Company or any ERISA Affiliate of the Company shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and their respective ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $5,000,000;

         (n) the Company shall fail to comply with any Insurance Requirement;

         (o) the Company shall fail to comply with the Return Conditions within the time periods provided in the Lease;

         (p) the Company shall fail to observe or perform any covenant, condition or provision under the Lease other than those referred to in Sections 6.01(a), (b), (d), (e), (n) and (o), and such failure shall continue for thirty
(30) days after the earlier of (i) the date on which the Company becomes aware of such failure or (ii) notice by the Trustee or the Agent to the Company of such failure and such failure could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

         (q) (i) the Company shall fail to observe or perform any covenant, condition or provision in any Operative Document other than those referred to in Sections 6.01(a), (b), (d), (e), (n), (o) and (p), and such failure shall continue for thirty (30) days after the earlier of (A) the date on which the Company becomes aware of such failure or (B) notice by the Trustee or the Agent to the Company or the Guarantor of such failure and such failure could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (ii) the Guarantor shall fail to observe or perform any covenant, condition or other provision in the Guaranty or in any other Operative Document other than those referred to in Sections 6.01(a), (b), (d), (e), (n),
(o) and (p), and such failure shall continue for thirty (30) days after the earlier of (A) the date on which either the Company or the Guarantor becomes aware of such failure or (B) notice by the Trustee or the Agent to the Company or the Guarantor of such failure;

         (r) any Operative Document shall for any reason no longer be in full force and effect in accordance with its terms, by operation of Law or by any other means (except if such is the


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

result of a purchase of the Property by the Company or its designee pursuant to the Lease);

         (s) the Company shall have abandoned the Property or any part thereof at any time prior to the Expiration Date;

         (t) an "Event of Default" (as defined in any other Operative Document) under any other Operative Document or a Guaranty Default (as defined in the Guaranty) shall have occurred;

         (u) a Change in Control of the Company shall have occured;

         (v) the Trustee or the Collateral Agent shall cease, for any reason (other than directly through their own actions or omissions), to have a perfected security interest in and Lien on all of the Property (other than an immaterial portion of the Property), superior and prior to the rights of all third Persons and subject to no other Liens, except in each case for Permitted Encumbrances and Trust Encumbrances;

         (w) any Operative Document or any obligation of the Company thereunder shall be revoked or repudiated or attempted to be revoked or repudiated by the Company or the Guarantor;

         (x) the Company or the Guarantor shall be prevented or relieved by a Governmental Authority from performing or observing any monetary payment or repayment obligation evidenced by the Operative Documents;

         (y) the failure or inability to restructure the transactions contemplated by this Agreement and the other Operative Documents in accordance with the provisions of Section 4.02(a) hereof; or

         (z) the Company shall not have delivered (except to the extent that the requirements of this Section 6.01(z) shall have been waived by the Majority Holders with respect to any portion of a Project) to the Agent and the Trustee, on or prior to the Date Certain, an Officer's Certificate of Completion substantially in the form of Exhibit B hereto, certifying as to the matters set forth in Exhibit C hereto (including that the final acquisition, construction, installation and lighting of the Projects as discussed therein, have been satisfactorily performed) and the total Acquisition Costs incurred.

         SECTION 6.02. Remedies upon an Event of Default. (a) Subject to Section 6.02(e), if an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent may, and if directed in writing by the Majority Holders shall, exercise any of the rights or remedies granted to it under the Lease or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Agreement.

         (b) Subject to Sections 6.02(e) and 6.03, if an Event of Default has occurred and is continuing, then each of the Trustee, the Collateral Agent, the Agent and the Note Holders and Certificate Holders may, and if directed in writing by the Majority Holders shall, take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at Law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.

         (c) If the Company shall fail to make any payment or perform any act required to be made or performed under any Operative Document, the Trustee (unless a Default, Event of Default or Environmental Trigger has occurred) upon five (5) Business Days' notice and upon the failure of the Company to commence and thereafter diligently prosecute the cure of such failure within such period, without waiving any default or releasing the Company from any obligation may (but shall be under no obligation to unless directed in writing by the Majority Holders) make such payment and perform such act for the account and at the expense of the Company, and may enter upon the Property for such purpose and take all such action thereon as, at the Trustee's sole discretion, may be necessary or appropriate therefor. All sums so paid by the Trustee and all costs and expenses (including reasonable attorneys' fees and expenses so incurred, together with interest thereon to the extent permitted by Law) shall be paid by the Company to the Trustee on demand.

         (d) No right or remedy hereunder or under any other Operative Document shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by Law or in equity, and the exercise by a party hereto of any one or more of such rights, power or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. The Trustee, the Note Holders, the Collateral Agent and the Agent shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Law or in equity.

         (e) The Company may at any time prior to exercise of any remedies by the Trustee, the Collateral Agent, the Agent and the Majority Holders elect to cure any Default, Event of Default or Environmental Trigger by purchasing the Property or Item of Property to the extent that such purchase would cure (to the Agent's sole satisfaction) such Default or Event of Default or Environmental Trigger and for an amount equal to such Property's Termination Value.

         SECTION 6.03. Unwind Event. (a) Notwithstanding anything to the contrary contained herein or in any other Operative Document, any Event of Default arising under the provisions of Sections 6.01(y) or 6.01(z) to the extent such Event of Default is the result of an act, circumstance or event outside the control of the Company shall be deemed an "Unwind Event" and the provisions of this Section 6.03 shall control.

         (b) If an Unwind Event shall have occurred, the Company shall (i) arrange to sell the Property on behalf of the Trustee to one or more third parties in arms length transactions, such sale to close on or before ninety (90) days after the occurrence of such Unwind Event, and pay to the Trustee within five (5) days of the occurrence of such sale an amount equal to the Residual Value Amount and shall also pay all Fixed Rent and Additional Rent due and payable and all costs and expenses incidental to the sale of the Property, including, without limitation, reasonable fees of Special Counsel and Trustee's Counsel, provided, that such amount shall not exceed the Residual Value Amount calculated to include all Rent due and payable and all costs and expenses incidental to the sale of the Property as if paid by the Company prior thereto; provided, further that to the extent the Property is not sold on behalf of the Trustee to a third party, the Company shall, along with paying the Residual Value Amount, satisfy each of the Return Conditions; or (ii) on or after the Completion Date, deliver an Offer to Purchase the Property and purchase the Property upon payment of the Termination Value.

                                  ARTICLE VII.

                                    THE AGENT

         SECTION 7.01. Authorization and Action. Each Note Holder and Certificate Holder hereby appoints and authorizes the Agent to take such action as the Agent on such Note Holder's and Certificate Holder's behalf (including, without limitation, the execution of the Interparty Agreement) and to exercise such powers under this Agreement, the other Operative Documents and the Securitization Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto (including any delegation by the Trustee and the Collateral Agent of their collection and disbursement functions). The Collateral Agent and the Trustee hereby appoint and authorize the Agent to collect, disburse, invest and otherwise administer on the Collateral Agent's and the

Trustee's behalf all funds paid or payable to the Collateral Agent and the Trustee hereunder or under any of the Operative Documents or the Securitization Documents, in each case in accordance with the terms thereof, and the Collateral Agent and the Trustee, in their individual capacities, and in their capacities as Collateral Agent and Trustee, as applicable, shall not be liable for the actions or inactions of the Agent in connection with the Agent's collection, disbursement, investment and administration of such funds and shall have no duty to supervise the actions of the Agent. As to any matters not expressly provided for by this Agreement, the other Operative Documents and the Securitization Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Holders (except actions requiring the consent of all Note Holders and Certificate Holders, in which case the Agent shall act or refrain from acting upon instructions consented to by all Note Holders and Certificate Holders), and such instructions shall be binding upon all Note Holders and Certificate Holders; provided, however, that the Agent may rely upon the instructions of the Majority Holders or all Note Holders and Certificate Holders, as the case may be, shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. The Agent agrees to give to each Note Holder and Certificate Holder prompt notice of each notice given to it by the Company, the Guarantor, the Trustee and the Collateral Agent pursuant to the terms of the Operative Documents and any notice delivered pursuant to the terms of the Securitization Documents.

         SECTION 7.02. Agent's Reliance, Etc. NEITHER THE AGENT NOR ANY OF ITS AFFILIATES OR SUBSIDIARIES, NOR ANY OF THE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES OF ANY OF THEM, SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR THE SECURITIZATION DOCUMENTS, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENT THAT SUCH PERSONS SHALL NOT BE LIABLE FOR ANY SUCH ACTION OR INACTION THAT CONSTITUTES ORDINARY NEGLIGENCE. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Note Holder or Certificate Holder and shall not be responsible to any Note Holder or Certificate Holder for any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents or the Securitization Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Documents on


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

the part of the Company or the Guarantor (other than to monitor payments made by the Company or the Guarantor to the Agent's account) or to inspect the property (including the books and records) of the Company or the Guarantor; (iv) shall not be responsible to any Note Holder or Certificate Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Operative Documents or the Securitization Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Operative Documents or the Securitization Documents by acting upon any notice, consent, certificate or other instrument or writing in accordance with the terms hereof or thereof believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. Citibank, N.A. and Affiliates. Citibank, N.A. and any of its Affiliates shall have the same rights and powers under any Instrument, this Agreement the other Operative Documents as any other Note Holder or Certificate Holder and may exercise the same as though Citibank, N.A. or such Affiliate were not the Agent; and the terms "Note Holder" or "Note Holders" shall, unless otherwise expressly indicated, include Citibank, N.A. in its individual capacity or any such Affiliate, and Citibank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, the Guarantor and any subsidiary thereof and any Person who may do business with or own securities of the Company, Guarantor or any subsidiary, all as if Citibank, N.A. were not the Agent and without any duty to account therefor to the Note Holders and Certificate Holders.

         SECTION 7.04. Note Holder and Certificate Holder Credit Decision. Each Note Holder and Certificate Holder acknowledges that it has, independently and without reliance upon the Agent, the Trustee, the Collateral Agent or any other Note Holder or Certificate Holder and based on the financial statements referred to in Section 4.01(h) hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Note Holder and Certificate Holder also acknowledges that it will, independently and without reliance upon the Agent, the Trustee, the Collateral Agent or any other Note Holder or Certificate Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions with respect to this Agreement or any of the other Operative Documents or the Securitization Documents.

         SECTION 7.05. Indemnification. The Note Holders and the Certificate Holders agree to indemnify the Agent, ratably according to the respective aggregate principal and stated amounts of the Instruments then held by each Note Holder or

Certificate Holder, as the case may be (or if the Notes and the Certificates have been fully repaid and retired or if any Instruments are held by Persons which are not Note Holders or Certificate Holders, ratably according to either
(i) the respective aggregate amounts of their Interim Note Commitments and Note Commitments or Certificate Commitments, as the case may be, (ii) if all such Interim Note Commitments and Note Commitments have terminated, the respective amount of the Note Commitments or Certificate Commitments immediately prior to the time the Interim Note Commitments and Note Commitments or Certificate Commitments were terminated or (iii) if all such Certificate Commitments have terminated, the Certificate Commitment immediately prior to the time the Certificate Commitments were terminated), from and against any and all Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Operative Document or the Securitization Documents or any action taken or omitted by the Agent under this Agreement, any other Operative Document or the Securitization Documents; provided, that neither any Note Holder nor any Certificate Holder shall be liable to the Agent for any portion of such Losses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Note Holder and Certificate Holder agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Document or the Securitization Documents to the extent that the Agent is not reimbursed for such expenses by the Company or the Guarantor.

         SECTION 7.06. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Note Holders, the Certificate Holders, the Trustee, the Collateral Agent and the Company and may be removed at any time with or without cause by the Majority Holders. Upon any such resignation or removal, the Majority Holders, subject to the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent which shall be a commercial bank or trust company organized under the laws of the United States of America or any state thereof (or otherwise authorized by law to conduct a banking business in the United States or any State thereof) reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Majority Holders, and shall have accepted such appointment, or any successor Agent appointed shall not have accepted such appointment, in either case, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Holders' removal of the retiring

Agent, then the retiring Agent may, on behalf of the Note Holders and Certificate Holders, appoint a successor Agent, which shall be a Note Holder which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. The appointment of any successor Agent shall comply with
Section 16(d) of the APA. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent (other than those which arise prior to such Agent's removal or resignation) under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         SECTION 8.01. Survival. Except as otherwise expressly provided, the parties' obligations under this Agreement and in any certificate or other instrument delivered by any party or on such party's behalf pursuant to this Agreement shall terminate upon the payment in full of all amounts then and thereafter due on the Notes and the Certificates and under any of the Operative Documents and the Securitization Documents . The confidentiality and all indemnification provisions contained in this Agreement, including the provisions of Sections 5.04, 5.05, 8.06, 8.13, 8.14 and 8.16 hereof, shall each survive the payment in full of all amounts then and thereafter due on the Notes and the Certificates and due under any of the Operative Documents or Securitization Documents. Such rights and obligations shall survive the execution and delivery of any Operative Document, Securitization Document, any issuance or disposition of any of the Notes, the Certificates or distribution relating thereto, any disposition of any interest in the Property or the termination of any Operative Document or Securitization Document and shall continue in effect regardless of any investigation made by or on behalf of any party hereto and notwithstanding that any party may waive compliance with any other provision of any Operative Document or Securitization Document. To the extent that any payments made under the Operative Documents or Securitization Documents are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any Bankruptcy Law, common law or equitable cause, then to such extent, the obligation so satisfied shall be revived and continue as if such payment had not been received and the rights, powers and remedies under this Agreement and each Operative Document and Securitization Document shall continue in full force and effect. In such event, the Operative Documents and Securitization Documents shall be automatically reinstated and the Company and the Guarantor shall take such action as may be reasonably requested by the Agent and the Holders to effect such reinstatement.

         SECTION 8.02. Notices. Unless otherwise specifically provided in any Operative Document or Securitization Document, all notices, consents, directions, approvals, instructions, requests and other communications given to any party hereto under any Operative Document or Securitization Document shall be in writing to such party at the address set forth in Schedule I hereto or at such other address as such party shall designate by notice to each of the other parties hereto and may be personally delivered (including delivery by private courier services) or by telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), to the party entitled thereto, and shall be deemed to be duly given or made when delivered by hand unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day or in the case of telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), when sent, so long as it was received during normal business hours of the receiving party on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

         SECTION 8.03. Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable, the remaining provisions or the application of such provision to Persons or circumstances other than those as to which it is invalid or enforceable, shall continue to be valid, legal and enforceable.

         SECTION 8.04. Amendments, Etc. No amendment or waiver of any provision of this Agreement or of any other Operative Document, nor consent to any departure by the Company or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Holders (unless the Agent is authorized hereunder or under any Operative Document to act without joinder of the Majority Holders, in which case the Agent may take such action), the Company, the Guarantor, the Trustee and the Collateral Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by all of the Note Holders and the Certificate Holders, do any of the following: (a) increase the Interim Note Commitment of the Note Holders or the Certificate Commitment or subject the Note Holders or the

Certificate Holders to any additional obligations, (b) reduce the Applicable Rate or any fees or other amounts payable hereunder or under any other Operative Document or Securitization Document, (c) take action which requires the signing by all the Note Holders or the Certificate Holders pursuant to the terms of this Agreement, (d) postpone any date fixed for any payment of principal or stated amount of, or interest or Distributions on the Notes or the Certificates or any fees or other amounts payable under the Declaration, (e) release, postpone or reduce the payment obligations of the Guarantor under the Guaranty, (f) release any of the Liens created pursuant to the Operative Documents, or as a result of the purchase of the Property or any portion thereof by the Company in compliance with the Operative Documents, (g) amend this Section 8.04, (h) amend the definition of Majority Holder or (i) amend the definition of Eligible Assignee or any of the provisions of Section 5.03, provided, further, that in addition to the requirements above, (A) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Trustee, the Note Holders and the Certificate Holders required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the Operative Documents or Securitization Documents and (B) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Trustee and the Note Holders required above to take such action, affect the rights or duties of the Collateral Agent under this Agreement or any of the Operative Documents. Any action to be taken or consent to be given by the SPV pursuant to this Section
8.04 is subject to the terms and provisions of Section 11 of the APA.

         SECTION 8.05. Headings. The table of contents and headings of the Articles, Sections and subsections of this Agreement are for convenience only and shall not affect the meaning of this Agreement.

         SECTION 8.06. Compliance Responsibility. None of the Trustee (notwithstanding the representations and warranties of SSBTC in Section 3.02 hereof), the Collateral Agent (notwithstanding the representations and warranties of State Street in Section 3.03 hereof), the Agent, or any Note Holder, any APA Purchaser or any Certificate Holder shall have any responsibility for compliance by the Property or by the Company or the Guarantor with any Law (including any FCC regulations), engineering standards or practices or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Trustee, the Collateral Agent, the Agent, the Note Holders, the APA Purchasers and the Certificate Holders with respect thereto in the manner provided in Section 8.14 hereof.

         SECTION 8.07. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and all schedules and exhibits hereto shall have the respective meanings given in Appendix A hereto.

         SECTION 8.08. Benefit. The parties hereto and their permitted successors and assigns, but no others (except as expressly set forth in this Section 8.08), shall be bound hereby and entitled to the benefit hereof. The APA Purchasers, CXC and CXC's Credit Enhancer shall be entitled to the benefit of all provisions of this Agreement that specifically (whether directly or by reference) include the APA Purchasers, CXC or CXC's Credit Enhancer, as the case may be.

         SECTION 8.09. Place of Payment. So long as a Note Holder, Certificate Holder or an Affiliate of a Note Holder or Certificate Holder or a bank or institutional investor is the owner of any beneficial interest in the Instruments, the Agent will cause all amounts to be paid by the Trustee which become due and payable or owing on such beneficial interest in the Notes to be paid by bank wire transfer of immediately available funds or, at the option of such Note Holder or Certificate Holder, such Affiliate, bank or institutional investor, by check of the Agent (for the account of the Trustee) duly mailed, delivered or made at the address or account referenced in Schedule I hereto or provided in writing by such Person to the Agent, in all cases without presentation of the underlying Instrument, provided, that upon receipt of payment in full the underlying Instruments shall be returned by the respective Holders thereof to the Trustee marked "canceled".

         SECTION 8.10. Counterparts. The parties may sign this Agreement in any number of counterparts and on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.11. Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document or Securitization Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or


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proceeding relating to this Agreement, the Notes or the Certificates in the courts of any jurisdiction.

         (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document or Securitization Document in any New York State or federal court located in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 8.12. Time; Business Day. (a) TIME IS OF THE ESSENCE IN THIS AGREEMENT, AND THE TERMS HEREOF SHALL BE SO CONSTRUED.

         (b) If the date scheduled for any payment or action under any Operative Document or Securitization Document shall not be a Business Day, then (unless such Operative Document or Securitization Document provides otherwise) such payment shall be made or such action shall be taken on the next succeeding Business Day.

         SECTION 8.13. Transaction Costs; Fees. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay on demand and hold the Trustee, the Collateral Agent, the Agent, CXC, CXC's Credit Enhancer, the Note Holders, the APA Purchasers and the Certificate Holders harmless against any liability for the payment of all indemnity obligations, charges, fees, expenses, disbursements and out-of-pocket costs incurred before, on or after the date hereof in connection with the preparation, execution, delivery, administration, performance and enforcement of any Operative Document, Securitization Document, or any other agreement, arrangement, document or paper relating to the transactions contemplated hereby or any modification, amendment or supplement thereto or any waivers or enforcement thereof, including, but not limited to:

                  (i) the reasonable fees, expenses and disbursements of each of the Collateral Agent, the Agent, the Trustee, Special Counsel, Trustee's Counsel, Collateral Agent's special counsel, CXC's Credit Enhancer's special counsel, the SPV's special counsel, CXC's special counsel, the Appraiser, the Independent Engineer and the Environmental Consultant for services rendered to such parties in connection with such transactions;

                  (ii) the reasonable expenses of the Collateral Agent, the Trustee and the Agent incurred in connection with such transactions;


                                       74
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                  (iii) the reasonable fees and expenses of the Collateral
         Agent's special counsel, Special Counsel (and any local or regulatory counsel), and Trustee's Counsel with respect to advising the Collateral Agent, the Note Holders, Certificate Holders and the Trustee, respectively, as to their rights and responsibilities under the Operative Documents, and all reasonable costs and expenses, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Operative Documents;

                  (iv) all fees and expenses of the Agent or the Collateral Agent in connection with any printing and other document reproduction and distribution expenses, stamp or other similar Taxes, fees or excises, including interest and penalties, and all filing fees, Taxes, and expenses in connection with (i) the recording or filing of instruments and financing statements in connection with the transactions described in this Agreement and (ii) the creation, perfection, and maintenance of the security interests created by the Operative Documents;

                  (v) the reasonable fees and expenses of the Collateral Agent and the Agent in connection with the initial placement of the Notes and Certificates;

                  (vi) the reasonable fees, expenses and disbursements of any local or regulatory counsel of the Agent or Special Counsel, if any, for services rendered during the term of the Operative Documents in connection with the decision to file or not to file and the filing, continuation or perfection of any mortgages, deeds of trust, the Security Agreement and any UCC-1 financing statements or any other document or instrument relating to the creation, perfection, preservation protection, validity, effectiveness or enforcement thereof; and

                  (vii) the fees and expenses as set forth in Schedule II hereto and in the Securitization Fee Letter.

         SECTION 8.14. INDEMNIFICATION. (a) THE COMPANY SHALL PAY, PROTECT, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST, AND SHALL DEFEND ALL ACTIONS AGAINST ANY INDEMNIFIED PARTY WITH RESPECT TO, ANY AND ALL LIABILITIES (INCLUDING BUT NOT LIMITED TO LIABILITY FOR PATENT OR TRADEMARK INFRINGEMENT OR MISUSE OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS, LIABILITY IN TORT (STRICT OR OTHERWISE)), LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES AND EXPENSES OF COUNSEL), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER (WHETHER OR NOT THE INDEMNIFIED PARTY IS NAMED AS OR OTHERWISE IS A PARTY THERETO) (COLLECTIVELY, "LOSSES") WITH RESPECT TO THE


                                       75
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TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OPERATIVE DOCUMENTS BASED
UPON, ARISING OUT OF OR OTHERWISE RELATING TO OR IN RESPECT OF:

                  (i) ANY INJURY TO, OR DEATH OF, ANY NATURAL PERSON, OR DAMAGE TO OR LOSS OF PROPERTY, OR ANY MATTERS OCCURRING ON OR RESULTING FROM ACTIVITIES USING, ON OR RELATING TO THE PROPERTY OR ANY PART THEREOF;

                  (ii) THE ACQUISITION, OWNERSHIP, LEASING, SUBLEASING, CONSTRUCTION, OPERATION, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PROPERTY OR ANY PART THEREOF;

                  (iii) ANY VIOLATION BY THE COMPANY OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT, THE LEASE, THE SERVICES AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE SECURITIZATION DOCUMENTS;

                  (iv) ANY DEFAULT, EVENT OF DEFAULT OR ENVIRONMENTAL TRIGGER;

                  (v) ANY ACT OR OMISSION OF THE COMPANY OR THE GUARANTOR OR ANY OF THEIR AGENTS, CONTRACTORS, LICENSEES, SUBLESSEES, INVITEES, REPRESENTATIVES OR ANY PERSON FOR WHOSE CONDUCT THE COMPANY OR THE GUARANTOR IS LEGALLY RESPONSIBLE OR OF THE OWNER IN SO FAR AS IT IS ACTING ON BEHALF OF OR PURSUANT TO DIRECTIONS GIVEN BY OR ON BEHALF OF ANY OF THE FOREGOING PERSONS OR SUCH ACT OR OMISSION IS CONTEMPLATED BY THE TERMS OF THE OPERATIVE DOCUMENTS ON OR RELATING TO OR IN CONNECTION WITH THE ACQUISITION, OWNERSHIP, LEASING, SUBLEASING, CONSTRUCTION, OPERATION, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PROPERTY OR ANY PART THEREOF;

                  (vi) THE PERFORMANCE OF ANY LABOR OR SERVICES OR FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PROPERTY OR ANY PART THEREOF;

                  (vii) ANY LIENS (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED ENCUMBRANCES) ON OR WITH RESPECT OF AND TO THE PROPERTY OR ANY PART THEREOF;

                  (viii) ANY PERMITTED CONTEST REFERRED TO IN THE LEASE;

                  (ix) ANY BREACH, VIOLATION OR DEFAULT BY THE COMPANY OR ANY RELEVANT SUBSIDIARIES OF ANY CONTRACT OR AGREEMENT DIRECTLY OR INDIRECTLY RELATING TO THE PROPERTY OR THE TRANSACTIONS TO BE CONSUMMATED PURSUANT TO THE OPERATIVE DOCUMENTS OR THE SECURITIZATION DOCUMENTS TO WHICH THE COMPANY OR ANY RELEVANT SUBSIDIARY IS A PARTY (OR ANY TRANSACTIONS IN WHICH ANY PROCEEDS OF ALL OR ANY PART OF


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

         THE PROCEEDS OF THE INSTRUMENTS ARE APPLIED) OR OF ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT;

                  (x) ANY TERMINATION OR INVALIDITY OF THE TRUSTEE'S INTEREST IN THE PROPERTY OR ANY PART THEREOF (OTHER THAN AS A RESULT OF THE PURCHASE OF THE PROPERTY BY THE COMPANY OR ITS DESIGNEE IN ACCORDANCE WITH THE LEASE);

                  (xi) THE NON-OCCURRENCE OF ANY FUNDING AND BREAK COSTS ASSOCIATED WITH ANY FUNDING BY THE NOTE HOLDERS OR THE CERTIFICATE HOLDERS (OR ON THE NOTE HOLDERS' OR CERTIFICATE HOLDERS' BEHALF BY THE SPV OR THE APA PURCHASERS) OF ADVANCES OR THE INVESTMENT ANTICIPATED TO BE MADE ON ANY FUNDING DATE IN EACH CASE AFFECTING ANY INDEMNIFIED PARTY, THE PROPERTY OR ANY PART THEREOF OR THE OWNERSHIP, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION THEREOF;

                  (xii) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OR ANY OTHER PERSON OF THE PROCEEDS OF ANY ADVANCE OR INVESTMENT;

                  (xiii) THE EXECUTION, DELIVERY, AND PERFORMANCE OF (OR IN ANY OTHER WAY RELATED TO OR ARISING OUT OF) THE OPERATIVE DOCUMENTS OR FACILITY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY VIOLATION OR BREACH OF SUCH DOCUMENTS AND AGREEMENTS;

                  (xiv) THE OPERATIONS OF THE BUSINESS OF THE COMPANY, THE RELEVANT SUBSIDIARIES AND THEIR AFFILIATES;

                  (xv) THE IMPAIRMENT OF ALL ACCESS TO AND FROM THE PROPERTY OR ANY PART THEREOF AS REQUIRED FOR THE EFFICIENT AND PROPER OPERATION OF THE PROPERTY;

                  (xvi) NOT FILING AND RECORDING, OR NOT CAUSING THE FILING AND RECORDING OF, THE LEASE (OR A MEMORANDUM THEREOF), ANY MORTGAGE, THE SECURITY AGREEMENT, ANY UCC-1 FINANCING STATEMENT RELATING TO THE FOREGOING, OR ANY OTHER DOCUMENT OR INSTRUMENT THAT MAY BE REQUIRED IN ORDER TO PROTECT THE VALIDITY AND EFFECTIVENESS THEREOF OR TO ESTABLISH, CREATE, PERFECT, PRESERVE, PROTECT OR ENFORCE THE RIGHTS OF THE PARTIES THERETO OR THE INTERESTS OF THE TRUSTEE AND THE COLLATERAL AGENT IN THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, LOSSES RESULTING FROM THE FAILURE OF THE COLLATERAL AGENT TO HAVE A FIRST PRIORITY SECURITY INTEREST IN THE COLLATERAL UNDER THE SECURITY AGREEMENT);

                  (xvii) ANY DEFECT OR DEFICIENCY IN OR ANY LACK OF TITLE TO OR RIGHT OF OCCUPANCY, ACCESS, POSSESSION OR USE OF ANY REAL PROPERTY OR OTHER PROPERTY WHICH DEFECT, DEFICIENCY OR ABSENCE ADVERSELY AFFECTS
         (A) THE VALUE, MARKETABILITY, CONDITION, USE, OWNERSHIP, LEASING, SUBLEASING,

         CONSTRUCTION, OPERATION, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, SALE OR DISPOSITION OF SUCH REAL PROPERTY OR OTHER PROPERTY AS PART OF OR IN CONNECTION WITH THE OPERATION OF THE TELECOMMUNICATIONS BUSINESS OR OTHER TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS OR (B) THE PROPER AND EFFICIENT OPERATION OF THE NETWORK ASSETS (OR ANY PORTION THEREOF), IN EITHER CASE, UPON ELECTION OF THE COMPANY TO TERMINATE THE LEASE PURSUANT TO SECTION 3.03(a)(II) OF THE LEASE, OR UPON OTHER TERMINATION OF THE LEASE, PROVIDED THAT THE COMPANY OF ITS DESIGNEE DOES NOT PURCHASE THE PROPERTY;

                  (xviii) ANY BREACH, VIOLATION OR DEFAULT BY THE COMPANY OR ANY RELEVANT SUBSIDIARIES OF ANY CAPACITY LEASES OF THE COMPANY OR ANY RELEVANT SUBSIDIARIES, UPON ELECTION OF THE COMPANY TO TERMINATE THE LEASE PURSUANT TO SECTION 3.03(a)(II) OF THE LEASE, OR UPON OTHER TERMINATION OF THE LEASE, PROVIDED THAT THE COMPANY OF ITS DESIGNEE DOES NOT PURCHASE THE PROPERTY; OR

                  (xix) ANY LOSS THE TRUSTEE MAY INCUR OR BE REQUIRED TO PAY UNDER SECTION 5.13 OF THE INTERPARTY AGREEMENT, INCLUDING IN RESPECT OF ITS INDEMNIFICATION OF THE INDEMNIFIED PARTIES (AS DEFINED THEREIN) FOR THEIR LOSSES (AS DEFINED THEREIN) IN RESPECT OF MATTERS OF THE TYPE REFERRED TO IN THE PRECEDING CLAUSES OF THIS SECTION 8.14(a) (INCLUDING WITHOUT LIMITATION THE FEES AND EXPENSES OF SEPARATE COUNSEL FOR THE INDEMNIFIED PARTIES (AS DEFINED THEREIN)), PLUS AN AMOUNT SUFFICIENT TO REIMBURSE THE TRUSTEE FOR ANY TAX OF ANY KIND INCURRED OR REQUIRED TO BE PAID BY THE TRUSTEE IN CONNECTION WITH THE RECEIPT OF INDEMNIFICATION AMOUNTS (OR TAX GROSS-UP AMOUNTS) HEREUNDER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS, THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNIFIED PARTY AGAINST ANY CLAIMS (X) TO THE EXTENT ARISING SOLELY AS A RESULT OF THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR (Y) TO THE EXTENT OF COSTS ARISING FROM THIRD-PARTY DAMAGE CLAIMS OTHER THAN THOSE THIRD-PARTY CLAIMS CAUSED BY OR RESULTING FROM THE ACTIONS OR FAILURES TO ACT OF THE COMPANY OR ANY OF ITS SUBCONTRACTORS WHILE IN POSSESSION OR CONTROL OF THE PROPERTY (OR ANY PART THEREOF); PROVIDED THAT (1) THIS CLAUSE (Y) SHALL CEASE TO HAVE ANY FORCE OR EFFECT ON AND AFTER THE COMPLETION DATE AND (2) THIRD-PARTY CLAIMS CAUSED BY OR RESULTING FROM THE COMPANY'S ACTIONS OR FAILURES TO ACT PURSUANT TO (OR ANY VIOLATION OR BREACH OF)
SECTION 1 OF THE SERVICES AGREEMENT SHALL BE DEEMED ACTIONS OR FAILURES TO ACT OF THE COMPANY OR ITS SUBCONTRACTORS WHILE IN POSSESSION OR CONTROL OF THE PROPERTY (OR ANY PART THEREOF) AND SHALL NOT BE EXCLUDED FROM THE COMPANY'S INDEMNIFICATION OBLIGATIONS HEREUNDER. FOR PURPOSES OF THIS SECTION 8.14, "INDEMNIFIED PARTY" MEANS EACH OF


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

THE TRUSTEE (SOLELY IN ITS CAPACITY AS TRUSTEE) AND ITS SUCCESSORS AND ASSIGNS. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNIFIED PARTY FOR AMOUNTS IN EXCESS OF THE RESIDUAL VALUE AMOUNT IN RESPECT OF A CLAIM FOR INDEMNIFICATION FOR AN EVENT OF DEFAULT UNDER SECTION 6.01(z) OF THIS AGREEMENT.

         (b) THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 8.14 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS AGREEMENT, THE LEASE OR ANY OTHER OPERATIVE DOCUMENT (WHETHER BY OPERATION OF LAW OR OTHERWISE) FOR ALL MATTERS DESCRIBED IN THIS SECTION 8.14 WHICH OCCUR OR ARISE PRIOR TO SUCH EXPIRATION OR TERMINATION OR ARISE OUT OF OR RESULT FROM FACTS, EVENTS, CLAIMS, LIABILITIES, ACTIONS OR CONDITIONS OCCURRING, ARISING OR EXISTING ON OR BEFORE SUCH EXPIRATION OR TERMINATION. IN CASE ANY ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY, SUCH INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY THE COMPANY IN WRITING, BUT FAILURE TO GIVE SUCH PROMPT NOTICE SHALL NOT RELIEVE THE COMPANY FROM ANY LIABILITY HEREUNDER. IF NO DEFAULT OR EVENT OF DEFAULT OR ENVIRONMENTAL TRIGGER HAS OCCURRED AND IS CONTINUING HEREUNDER, THE COMPANY, AT ITS OWN EXPENSE, MAY ELECT TO ASSUME THE DEFENSE OF ANY ACTION BROUGHT AGAINST AN INDEMNIFIED PARTY, INCLUDING THE EMPLOYMENT OF COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY AND THE PAYMENT BY THE COMPANY OF ALL EXPENSES THEREOF. ANY INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AT ITS EXPENSE IN ANY SUCH ACTION AND TO CONSULT WITH THE COMPANY REGARDING THE DEFENSE THEREOF; PROVIDED, HOWEVER, THAT, EXCEPT AS OTHERWISE PROVIDED BELOW, THE COMPANY SHALL AT ALL TIMES CONTROL SUCH DEFENSE. IF THE COMPANY SHALL HAVE FAILED TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY, THE FEES AND EXPENSES OF COUNSEL TO EACH INDEMNIFIED PARTY SHALL BE PAID BY THE COMPANY. IF THE COMPANY SHALL ELECT IN WRITING NOT TO ASSUME THE DEFENSE OR SHALL FAIL TO PROSECUTE DILIGENTLY SUCH DEFENSE THEREOF, AN INDEMNIFIED PARTY MAY, AFTER WRITTEN NOTICE TO THE COMPANY AND THE COMPANY'S FAILURE TO REMEDY PROMPTLY THE SAME, ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL, IN WHICH CASE THE COMPANY SHALL PAY ALL OF THE LOSSES OF SUCH INDEMNIFIED PARTY INCURRED IN RESPECT OF SUCH DEFENSE. IF ANY INDEMNIFIED PARTY SHALL HAVE BEEN ADVISED BY COUNSEL CHOSEN BY IT THAT THERE MAY BE ONE OR MORE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNIFIED PARTY THAT ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE COMPANY OR IT WOULD BE INAPPROPRIATE FOR SUCH COUNSEL TO CONTINUE TO REPRESENT SUCH INDEMNIFIED PARTY IN RESPECT OF A PARTICULAR LEGAL OR FACTUAL ISSUE OR OTHERWISE, EACH OF THE INDEMNIFIED PARTY AND THE COMPANY MAY RETAIN ADDITIONAL AND SEPARATE COUNSEL TO REPRESENT IT OR, AT ITS OPTION, ASSUME THE DEFENSE OF SUCH ACTION AND THE COMPANY WILL REIMBURSE SUCH INDEMNIFIED PARTY FOR THE REASONABLE FEES AND EXPENSES OF ANY COUNSEL RETAINED BY THE INDEMNIFIED PARTY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY ACTION WITHOUT ITS WRITTEN CONSENT. NO


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SETTLEMENT OF ANY SUCH ACTION MAY BE MADE BY THE COMPANY WITHOUT THE INDEMNIFIED
PARTY'S WRITTEN CONSENT; PROVIDED, HOWEVER, SUCH CONSENT SHALL NOT BE NECESSARY IF THE SETTLEMENT RESULTS IN AN IRREVOCABLE AND UNCONDITIONAL RELEASE OF THE INDEMNIFIED PARTY WITHOUT (I) THE ADMISSION BY THE INDEMNIFIED PARTY OF GUILT, COMPLICITY OR CULPABILITY OR (II) THE INCURRENCE OF ANY PAYMENT OBLIGATION OR OTHER CIVIL OR ANY CRIMINAL LIABILITY ON THE PART OF SUCH INDEMNIFIED PARTY (UNLESS, WITH RESPECT TO PAYMENT OBLIGATIONS, THE SAME IS PAID BY THE COMPANY HEREUNDER). IT IS UNDERSTOOD THAT THE COMPANY SHALL NOT, IN CONNECTION WITH ANY ACTION OR RELATED ACTIONS IN THE SAME JURISDICTION, BE LIABLE FOR THE FEES AND EXPENSES OF MORE THAN ONE SEPARATE FIRM FOR ALL INDEMNIFIED PARTIES, UNLESS THE INDEMNIFIED PARTIES SHALL HAVE REASONABLY CONCLUDED THAT REPRESENTATION OF ALL THE INDEMNIFIED PARTIES BY THE SAME COUNSEL WOULD BE INAPPROPRIATE DUE TO ACTUAL OR POTENTIAL DIFFERING INTERESTS BETWEEN THEM.

         (c) AN INDEMNIFIED PARTY MAY DEMAND PAYMENT FOR ANY LOSSES INCURRED BY SUCH INDEMNIFIED PARTY, AS AND WHEN INCURRED, AND SUCH DEMAND FOR INDEMNIFICATION SHALL BE ACCOMPANIED BY A BRIEF DESCRIPTION OF THE NATURE AND EXTENT OF THE LOSSES AS WELL AS THE CIRCUMSTANCES UNDER WHICH INDEMNIFICATION IS SOUGHT. THE COMPANY SHALL PAY WHEN DUE AND PAYABLE THE FULL AMOUNT OF SUCH LOSSES TO THE APPROPRIATE PARTY. THE COMPANY SHALL NOT BE OBLIGATED TO PAY SUCH LOSSES (OTHER THAN ATTORNEY'S FEES AND EXPENSES, TO THE EXTENT SUCH FEES AND EXPENSES ARE INDEMNIFIED HEREUNDER) SO LONG AS (I) THE COMPANY SHALL HAVE ASSUMED THE DEFENSE OF THE ACTION OR IS CONTESTING SUCH LOSSES FOR WHICH INDEMNITY IS SOUGHT HEREUNDER AND (II) IS DILIGENTLY PROSECUTING THE SAME AND THE COMPANY HAS TAKEN ALL ACTION AS MAY BE NECESSARY TO PREVENT (A) THE COLLECTION OF SUCH LOSSES FROM THE INDEMNIFIED PARTY; (B) THE SALE, FORFEITURE OR LOSS OF THE PROPERTY OR ANY PART THEREOF DURING SUCH DEFENSE OF THE SAME ACTION; AND (C) THE IMPOSITION OF ANY CIVIL OR CRIMINAL LIABILITY FOR FAILURE TO PAY SUCH LOSSES WHEN DUE AND PAYABLE.

         (d) THE COMPANY ACKNOWLEDGES AND AGREES THAT (I) ITS OBLIGATIONS UNDER THIS SECTION 8.14 ARE INTENDED TO INCLUDE AND EXTEND TO ANY AND ALL LIABILITIES, SUMS PAID IN SETTLEMENT OF CLAIMS, OBLIGATIONS, CHARGES, ACTIONS, CLAIMS, LIENS, TAXES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES, PENALTIES, FINES, COURT COSTS, ADMINISTRATIVE SERVICE FEES, RESPONSE AND REMEDIATION COSTS, STABILIZATION COSTS, ENCAPSULATION COSTS, TREATMENT, STORAGE OR DISPOSAL COSTS) IMPOSED UPON OR INCURRED BY OR ASSERTED AT ANY TIME AGAINST ANY INDEMNIFIED PARTY (WHETHER OR NOT INDEMNIFIED AGAINST BY ANY OTHER PARTY) ARISING DIRECTLY OR INDIRECTLY OUT OF: (A) THE TREATMENT, STORAGE, DISPOSAL, GENERATION, USE, TRANSPORT, MOVEMENT, PRESENCE, RELEASE, THREATENED RELEASE, SPILL, INSTALLATION, SALE, EMISSION, INJECTION, LEACHING, DUMPING, ESCAPING OR SEEPING OF ANY HAZARDOUS MATERIALS OR MATERIAL CONTAINING OR ALLEGED TO CONTAIN HAZARDOUS MATERIALS AT, ON, UNDER, ONTO, THROUGH OR FROM ANY OF THE PROPERTY; (B) THE



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VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO OR IN
CONNECTION WITH THE PROPERTY OR ANY PART THEREOF OR ANY ACTS OR OMISSIONS THEREON OR RELATING THERETO; (C) ALL OTHER FEDERAL, STATE AND LOCAL LAWS DESIGNED TO PROTECT THE ENVIRONMENT OR PERSONS OR PROPERTY THEREIN, WHETHER NOW EXISTING OR HEREINAFTER ENACTED, PROMULGATED OR ISSUED BY ANY FEDERAL, STATE, COUNTY, MUNICIPAL OR OTHER GOVERNMENTAL AUTHORITY; AND (D) THE COMPANY'S FAILURE TO COMPLY WITH ITS OBLIGATIONS UNDER ARTICLE VIII OF THE LEASE AND (II) THE INDEMNIFICATION PROVIDED FOR UNDER THIS SECTION 8.14(d) SHALL BE GOVERNED BY THE PROCEDURES SET FORTH IN SECTIONS 8.14(b)-(c) HEREOF IN EACH CASE FROM AND AFTER THE DATE HEREOF.

         SECTION 8.15. Operative Documents; Further Assurances. Each of the parties hereto does hereby covenant and agree to perform and be governed and restricted by the Operative Documents to which it is a party and, subject to the terms and conditions thereof, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. Each of the parties hereto shall have the rights and obligations set forth in the Interparty Agreement and the Declaration with respect to such party notwithstanding that not all of such parties are signatories thereto. The Company, the Trustee, the Collateral Agent, the Agent, the Guarantor, the Note Holders and the Certificate Holders will, at the expense of the Company, execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of the Operative Documents and the transactions contemplated thereby. The Company, the Trustee, the Agent, the Collateral Agent, the Guarantor, the Note Holders and the Certificate Holders may at any time, subject to the conditions and restrictions contained in the Operative Documents, enter into supplements which shall form a part hereof, when required or permitted by any of the provisions of the Operative Documents or to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Operative Document.

         SECTION 8.16. Confidentiality. (a) Each of the parties hereto, other than the Agent and, as applicable, its Affiliates, agrees that, subject to
Section 5.03, it will maintain the confidentiality of the structure of this transaction developed exclusively by CSI.

         (b) Each of the parties hereto agrees that unless otherwise required by Law, by any governmental authority or body or by S&P or Moody's or any other rating agency in connection with the APA or the Finance Facility or consented to in writing by the Company and the Agent, it will maintain the confidentiality of all non-public information (i) regarding the financial terms of this transaction or (ii) regarding the Company, the Guarantor or the Property which shall be furnished to it by or on behalf of the Company or the Guarantor in


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connection with the transactions contemplated by the Operative Documents and the
Securitization Documents, in accordance with the procedures it generally applies to confidential material; provided, however, that if the Lease has been terminated and the Company has not purchased the Property, then neither the Note Holders, the Certificate Purchasers, the Agent, the Collateral Agent nor the Trustee shall be bound by the confidentiality provisions of this Section
8.16(b).

         (c) The parties hereto agree not to publish tombstones or other public announcements in connection with the transactions contemplated hereby without the consent of the Company, the Agent and the Note Holders.

         SECTION 8.17. Interest. It is the intention of the parties hereto to conform strictly to all usury Laws that are applicable to each such party, Note or to the transactions contemplated by the Operative Documents and the Securitization Documents (collectively, the "Transactions"). Accordingly, notwithstanding anything to the contrary in the Instruments, this Agreement or any other Operative Document or Securitization Document or agreement entered into in connection with the Transactions (collectively, the "Transaction Documents"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Law (hereinafter defined) that is contracted for, taken, reserved, charged or received by any party under the Transaction Documents or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under Applicable Law, (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant to the Transaction Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness (including, without limitation and if applicable, any required or permitted purchase of the Property, or any required or permitted payment of the Residual Value Amount or Termination Value), then such consideration that constitutes interest as to any such indebtedness under Applicable Law may never include more than the maximum amount allowed by such Applicable Law, and (iii) if under any circumstances the aggregate amounts paid on any Instrument prior to or incident to the final payment thereof include any amounts which by Applicable Law would be deemed interest in excess of the maximum amount of interest permitted by Applicable Law, such excess amounts, if theretofore paid, shall be credited by the recipient on the principal or stated amount of the affected indebtedness (or, to the extent that the principal or stated amount of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto). If at any time the rate of interest or Distributions contractually called for in any Transaction Document (as the same may vary from time to time pursuant to the terms of such Transaction Document, the "Stated Rate"), exceeds the maximum non-usurious rate of interest permitted by Applicable Law (the "Maximum Rate") in respect of the indebtedness evidenced by such Transaction Document, taking into account all other amounts paid or payable pursuant to the Transaction Documents which constitute interest with respect to such indebtedness under Applicable Law regardless of whether denominated as interest or Distributions (collectively, the "Other Charges"), then the rate of interest to accrue or Distributions owing on such indebtedness shall be limited to such Maximum Rate (taking into account the Other Charges), but any subsequent reduction in the Stated Rate applicable to such indebtedness shall not reduce the rate of interest or Distributions to accrue on such indebtedness below such Maximum Rate (taking into account the Other Charges) until such time as the total amount of interest or Distributions on such indebtedness equals the amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect. If at the maturity or final payment of any indebtedness the total amount of interest or Distributions paid or accrued on such indebtedness under the preceding sentence is less than the total amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect, then to the fullest extent permitted by Applicable Law there shall be due and payable or owing with respect to such indebtedness an amount equal to the excess, if any, of (a) the amount of interest or Distributions which would have accrued on such indebtedness if the Stated Rate applicable to such indebtedness had at all times been in effect, above (b) the amount of interest or Distributions accrued in accordance with the provisions of the Transaction Document evidencing such indebtedness after giving effect to the preceding sentence. All amounts paid or agreed to be paid for the use, forbearance or detention of sums pursuant to or in connection with the Transaction Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term thereof so that the rate or amount of interest paid or payable with respect to any amount of indebtedness evidenced by or payable pursuant to the Transaction Documents does not exceed the applicable usury ceiling, if any. As used herein, the term "Applicable Law" means that law, if any, that is applicable to any particular Transaction and that limits the maximum non-usurious rate of interest that may be taken, contracted for, charged, reserved or received with respect to such Transaction, including the law of the State of New York, the law of any other jurisdiction that may be mandatorily applicable to such Transaction notwithstanding other provisions of this Agreement and the other Transaction Documents, and the federal Law of the United States. As used herein, the term "interest" means interest as determined under Applicable Law, regardless of whether denominated as interest in the Transaction Documents (except to the extent that this Section
8.17 specifically refers to interest denominated as interest). The right to accelerate maturity of any indebtedness evidenced by any Instrument or other

Transaction Document, and the right to demand payment of the Residual Value Amount or Termination Value does not include the right to accelerate any interest, or to receive any other amounts, which would cause the Transactions to be usurious under Applicable Law. All computations of the maximum amount allowed under Applicable Law, as well as all computations of interest at the Maximum Rate, will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable pursuant to such Applicable Law. The provisions of this Section 8.17 shall prevail over any contrary provisions in this Agreement, the Instruments or any of the other Transaction Documents.

         SECTION 8.18. Financial Advisor. The parties hereto (including, without limitation, the Trustee and the Collateral Agent at the direction of the Note Holders and the Certificate Holders) acknowledge and agree that neither CSI, the Company's exclusive financial advisor for the transactions contemplated by the Operative Documents, nor any of CSI's Affiliates, is making any representation or warranty, or is required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the transactions contemplated by the Operative Documents or the Securitization Documents. Each of the parties hereto further acknowledges and agrees that neither CSI nor any of its Affiliates is responsible, or will be responsible in the future, for tax and accounting advice with respect to the transactions contemplated by the Operative Documents or the Securitization Documents, and that it (i) has, independently and without reliance on CSI or its Affiliates, made its own analysis and decisions with respect to such matters and has had the benefit of the advice of its own independent tax and accounting advisers with respect to such matters to the extent it has deemed appropriate and (ii) will, independently and without reliance on CSI or its Affiliates, continue to make its own analyses and decisions with respect to such matters based on such information and advice as it deems appropriate for such purposes.

         SECTION 8.19. Securities Representation. Each Note Holder and Certificate Holder hereby represents that it is acquiring its Instruments for investment for its own account, and not with a view to or for sale in connection with a distribution of any Note, except in compliance with all applicable securities laws; provided, however, that, subject to Section 5.03, the disposition of any Instrument held by that Note Holder or Certificate Holder shall at all times be within its exclusive control.

         SECTION 8.20. The Collateral Agent. Except for its own gross negligence and willful misconduct and as otherwise provided in the Operative Documents, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Collateral Agent, not in its individual capacity but solely as Collateral Agent, under the

Interparty Agreement, in the exercise of the powers and authority conferred and vested in it as the Collateral Agent, (b) nothing herein contained shall be construed as creating any liability on the Collateral Agent, individually or personally, to perform any obligation of the Collateral Agent either expressed or implied contained herein or in the Operative Documents, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under the parties to this Agreement and (c) under no circumstances shall the Collateral Agent be personally liable for the payment of any indebtedness or expenses of the Collateral Agent or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Collateral Agent under this Agreement or the other Operative Documents except where such breach or failure is the result of the Collateral Agent's willful misconduct or gross negligence.

         SECTION 8.21. Agreements with Respect to the Property.

         (a) Upon payment by the Company of the Termination Value and upon the request of the Company, the Trustee will convey the Property to the Company in the manner provided in the Lease without recourse, representation, or warranty of any kind, except that such Property is free and clear of any Lien or other adverse interest of any kind created by the Trustee or the Collateral Agent in its individual capacity (except for Permitted Encumbrances or as consented to or created by the Company and except as to any interest created by the Trustee upon the exercise of any right under the Operative Documents upon any Default, Event of Default or Environmental Trigger).

         (b) Upon the consummation of the purchase of the Property by the Company in compliance with the Operative Documents, at the request of the Company or the Collateral Agent, as applicable, the Trustee and the Collateral Agent shall execute all releases and termination statements required to release or terminate the Liens granted under the Operative Documents with respect to such Property. The Trustee shall execute the releases and termination statements under the direction of the Collateral Agent (and the Agent is authorized hereunder to so direct the Collateral Agent without joinder or approval of any of the Note Holders). The Company shall pay all out-of-pocket costs required for the preparation, execution, filing, and recording of such releases and termination statements.

         SECTION 8.22. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the date when any change in such rating is deemed to be in effect. In the event any of the rating categories used by Moody's or S&P is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

         SECTION 8.23. Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE COMPANY, THE GUARANTOR, THE AGENT, THE COLLATERAL AGENT, THE TRUSTEE AND EACH NOTE HOLDER, APA PURCHASER AND CERTIFICATE HOLDER HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

         SECTION 8.24. Other Matters. Each of the Company and the Guarantor acknowledges that neither any Note Holder, any APA Purchaser, any Certificate Holder, the Trustee, the Collateral Agent, the Agent, or any Affiliate of any thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the Property or the financing thereof, nor is any Note Holder, any APA Purchaser, any Certificate Holder, the Trustee, the Collateral Agent, the Agent, or any Affiliate of any thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to the Property or the financing thereof, and the Company and the Guarantor have had or will have the benefit of the advice of their own independent tax and accounting advisors with respect to such matters.

         SECTION 8.25. Protective Expenditures; Payment for Services. (a) At any time after the expiration or other termination of the Lease, if the Lessee has not purchased the Properties pursuant to the terms of the Lease, any Note Holder, Certificate Holder or the Trustee shall have the right, but not the obligation, to pay, or to fund the Collateral Agent's payment of, (i) real estate Taxes due and owing with respect to the Properties or (ii) insurance premiums required to maintain the coverage required during the term of the Lease (each a "Protective Expenditure"). Reimbursement of Protective Expenditures made by any Note Holder, any Certificate Holder or the Trustee in accordance with this Section 8.25 shall be made upon a sale of the Property pursuant to the provisions set forth in the Declaration.

         (b) At any time after the expiration or other termination of the Lease, the Majority Holders may (and shall if they have caused the Trustee to request the Company to provide such services) fund the Trustee's payment of amounts due to the Company pursuant to the Services Agreement. All amounts paid by the Majority Holders under this section shall be deemed to be Protective Expenditures for purposes of reimbursement pursuant to the Declaration.

         SECTION 8.26. Recording and Filing Documents. In order to avoid documentary Taxes in any State, the Agent, Note Holders, Certificate Holders, Trustee and Collateral Agent have agreed that any document, including the Lease (excepting, however UCC-1 financing statements) which may be required in order to establish, create, perfect, preserve, protect or enforce the Liens, interests and rights thereunder, shall not be recorded or filed, as the case may be, if such recording or filing would require payment of any documentary recording Tax in such State. However, at the request of the Agent such documents shall be executed and delivered to the Agent on or prior to a Funding Date in form suitable for recording or filing, as the case may be. If the rating of the senior unsecured long-term debt securities of the Guarantor is less than BBB- by S&P or less than Baa3 by Moody's, the Agent may, and upon written direction of the Majority Holders shall, record and/or file the aforementioned documents. All documentary stamp and intangible Taxes and all other fees, expenses, Taxes and other costs relating to such recording and/or filing (the "Recording Charges") shall be paid by the Company to the Agent immediately prior to such recording and/or filing or at any time thereafter on demand by the Agent. Upon failure of the Company to pay any Recording Charges under this Section 8.26, such Recording Charges may be paid by the Note Holders and the Certificate Holders pro rata to the Agent and if so paid to the Agent shall constitute Additional Rent immediately payable by the Company as Lessee under the Lease. The Agent shall not be obligated to record and/or file any of the aforementioned documents unless all Recording Charges have been paid to the Agent.

         SECTION 8.27. Exculpation of Trustee. Except for liability for its representations and warranties in Section 3.02, and for its own gross negligence and willful misconduct and as otherwise expressly provided in the Operative Documents, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by SSBTC, not in its individual capacity but solely as Trustee under the Declaration of Trust, in the exercise of the powers and authority conferred and vested in it as the Trustee, (b) each of the undertakings and agreements herein made on the part of the Trustee is made and intended not as a personal representation, undertaking and agreement by SSBTC but is made and intended for the purpose for binding only the Trust Estate created by the Declaration of Trust, (c) nothing herein contained shall be construed as creating any liability on SSBTC, individually or personally, to perform any obligation of the Trustee either expressed or implied contained herein or in the Operative Documents, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person lawfully claiming by, through or under the parties to this Agreement and (d) under no circumstances shall SSBTC be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under the Operative Documents.

         SECTION 8.28. No Petition. Each of the Company and the Trustee agrees that it shall not institute against, or join any other Person in instituting against, the SPV or CXC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing (i) commercial paper note issued by CXC under the Finance Facility and (ii) CXC Advance is paid in full.

         SECTION 8.29. No Recourse to the SPV. The obligations of the SPV under this Agreement are solely the obligations of the SPV. No recourse to or against any employee, officer, manager, Affiliate, member or agent of the SPV shall be had for the payment of any amount owing by the SPV under this Agreement, or for the payment by the SPV of any fee in respect hereof or any other obligation or claim of or against the SPV arising out of or based upon this Agreement. Notwithstanding any other provision of this Agreement or any other Operative Document to the contrary, the SPV shall be required to pay any and all amounts owing to the Agent or the Collateral Agent in respect of CXC Advances (or interests therein) and interest thereon, and any other amounts owed to any Person by the SPV under the Operative Documents, only to the extent the SPV has received funds from the proceeds of CXC Advances or sales of Borrower Percentage Interests, which funds are in excess of the amounts necessary to pay all amounts owing to CXC and the APA Purchasers in respect of outstanding CXC Advances (or interests therein) and interest thereon (such excess being referred to as "Extra Funds"). In the event the SPV does not have Extra Funds in an amount sufficient to pay in full such amounts due under this Agreement or any other Operative Document, the excess of the amounts payable by the SPV over the amount of Extra Funds shall not constitute a claim (as defined in Section 101(4) of the Federal Bankruptcy Code) against the SPV until the earlier of such time, if any, as the SPV has Extra Funds in an amount equal to such excess and such time as the SPV is the subject of a bankruptcy or other similar proceeding.

         SECTION 8.30. May Participation Agreement. This Participation Agreement amends, restates, supplements and replaces, in its entirety, the May Participation Agreement; all Property subject to the May Participation Agreement and the other May Operative Documents shall be Property subject to this Participation Agreement and the other Operative Documents as of the date hereof, without further action of any kind on the part of any of the parties hereto; all amounts owing under the May Operative Documents (whether now due or to become due) shall, to the extent unpaid on the date hereof, become Fixed Rent, Additional Rent, indemnity payments or other amounts owing under this Participation Agreement and the other Operative Documents; all Property subject to the May Participation Agreement and the other May Operative Documents shall from and after the date hereof, be governed by the provisions of this Participation Agreement and the other Operative Documents; as of the date hereof, the May Participation Agreement and the other May Operative Documents shall cease to have any further force or effect, except that any references to the May Participation Agreement or any other May Operative Document in any mortgage, deed of trust, financing statement or other document filed or recorded in any jurisdiction shall be deemed a reference to this Participation Agreement or other Operative Document, as applicable, until such time, if any, as a new mortgage, deed of trust, financing statement, amendment or other document is executed, delivered, recorded and filed expressly referring to this Participation Agreement or other Operative Document, as applicable, and except as otherwise expressly provided in this Section 8.30 and any other Operative Document (including the Guaranty).

         SECTION 8.31.                ****

                                      ****


         The term "Company's Independent Accountants" means Ernst & Young L.L.P. (or such other firm of independent certified public accountants as may be regularly engaged by the Company or its Affiliates to audit the financial statements of the Company or such Affiliates).

         The term "Purchasers' Accountants" means any firm of certified public accountants of international standing selected by the Majority Holders, other than the Company's Independent Accountants.

         SECTION 8.32. Managing Agent. The Managing Agents shall have no duties or responsibilities hereunder solely in their capacities as Managing Agents.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT



                                        WILLIAMS COMMUNICATIONS, INC.


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION
                                        not in its individual capacity except as expressly stated herein, but solely as Trustee


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Collateral Agent


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                        CITIBANK, N.A., as Agent


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        WC NETWORK FUNDING LLC, as Note Holder

                                        By: WC Network Holdings, Inc.
                                            its sole member


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        CITIBANK, N.A., as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                       BANK OF MONTREAL, as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       ROYAL BANK OF CANADA, as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       BANK OF AMERICA NATIONAL TRUST &
                                       SAVINGS ASSOCIATION, as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                        THE CHASE MANHATTAN BANK, as an APA
                                        Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        TORONTO DOMINION (TEXAS), INC., as an
                                        APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        ABN AMRO BANK N.V., as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                        THE BANK OF NOVA SCOTIA, as an APA
                                        Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        BANKBOSTON, N.A., as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        BARCLAYS BANK PLC, as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                       CIBC INC., as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       THE BANK OF NEW YORK, as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


                                       BANQUE NATIONALE DE PARIS, HOUSTON
                                       AGENCY, as an APA Purchaser


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                        COMMERZBANK, as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        CREDIT AGRICOLE INDOSUEZ, as an APA
                                        Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        KBC BANK, N.V., as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                   SIGNATURE PAGE FOR PARTICIPATION AGREEMENT


                                        NATIONSBANK, as an APA Purchaser


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        FBTC LEASING CORP., as a Certificate
                                        Holder


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        SCOTIABANC INC., as a Certificate Holder


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

                               MANNER OF PAYMENT
                         AND COMMUNICATIONS TO PARTIES


         This Schedule I shows the names and addresses of the parties to the foregoing Participation Agreement and the principal amounts of the Notes to be purchased by the Note Holders.

Company:


(1)      Address for all notices:

         Williams Communications, Inc.
         One Williams Center, 26th Floor
         Tulsa, Oklahoma  74172

         Attn.:  G.L. Best, Vice President, Finance and
                   Administration
         Fax No.:  (918) 573-6024

(2) All payments to the Company with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 0-106-4944-3 at Bank of Oklahoma, N.A., Tulsa, Oklahoma, ABA# 1039-0003-6, with a reference to "WC Network Funding LLC" and with sufficient information to identify the source and application of such funds.

Guarantor:

(1)      Address for all notices:

         Williams Holdings of Delaware, Inc.
         Treasury Department, 48th Floor
         One Williams Center
         Tulsa, Oklahoma  74172

         Attn.:  James G. Ivey, Treasurer
         Fax No.:  (918) 573-2065

(2) All payments to the Guarantor with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 55-32167 at The First National Bank of Chicago, Chicago, Illinois, ABA# 0710-0001-3, with a reference to "WC Network Funding LLC" and with sufficient information to identify the source and application of such funds.

Trustee:

(1)      Address for all notices:

         State Street Bank and Trust Company of Connecticut, National
            Association
         c/o State Street Bank and Trust Company
         Corporate Trust Department
         Two International Place, 4th Floor
         Boston, Massachusetts  02110

         Fax. No.:  (617) 664-5371
         Tel. No.:  (617) 664-5670
         Attn.:  Earl Dennison

(2) All payments to the Trustee with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 9903-990-1 at State Street Bank and Trust Company, Boston, MA, ABA# 011-000-028, with a reference to "Williams Synthetic" and with sufficient information to identify the source and application of such funds.

Collateral Agent:

(1)      Address for all notices:

         State Street Bank and Trust Company
         Corporate Trust Department
         Two International Place, 4th Floor
         Boston, Massachusetts  02110

         Fax No.:  (617) 664-5371
         Tel. No.:  (617) 664-5670
         Attn.:  Earl Dennison

(2) All payments and transfers of funds to the Collateral Agent with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 9903-990-1 at State Street Bank and Trust Company, Boston, MA, ABA# 011-000-028, with a reference to "Williams Synthetic" and with sufficient information to identify the source and application of such funds.

Agent:


(1)      Address for all notices:

         Citibank, N.A., as Agent
         Two Penns Way, Suite 200
         New Castle, Delaware  19720

         Fax No.:  (302) 894-6120
         Tel. No.:  (302) 894-6023
         Attn:  Brian Maxwell

         With a copy to:
         Fax No.:  (713) 654-2849
         Attn:  Christopher Lyons

(2) All payments and transfers of funds to the Agent with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 3614-3716 at Citibank, N.A., New York, ABA# 021000089, Account Name: 1998 WCI Trust with a reference to Williams SADP and with sufficient information to identify the source and application of such funds.

                                  Note Holder:

                             WC NETWORK FUNDING LLC


                                                                        Amount
                                                                        ------
Interim A-Note Commitment:                                        $637,500,000
Interim B-note Commitment:                                          90,000,000

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 36852248 at Citibank, N.A., ABA# 021000089, with a reference to "Williams SADP" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices:

         WC Network Funding LLC
         c/o Lord Securities Corporation
         Two Wall Street, 19th Floor
         New York, New York  10005

         Attn.: Dwight Jenkins

                              Certificate Holder:

                               FBTC LEASING CORP.


Certificate Commitment                                          $19,500,000


(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 001-900269 at Fuji Bank and Trust Company, Account Name: FBTC Leasing Corp.,
         Attention: Gail Hall, ABA# 02600-8905 and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices:

         FBTC Leasing Corp.
         Two World Trade Center, 79th Floor
         New York, New York  10048

         Fax No.: (212) 775-7276
         Tel. No.:  (212) 898-2532
         Attn.:   Paula Kamuda and Gail Hall

                              Certificate Holder:

                                SCOTIABANC INC.



Certificate Commitment                                             $3,000,000


(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 0735639 at The Bank of Nova Scotia, NY, Attention: Scotiabanc Inc. Loan Admin., ABA# 026002532, with a reference to "1998 WCI Trust-Equity Certificates" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices:

         The Bank of Nova Scotia
         1100 Louisiana Street
         Suite 3000
         Houston, TX  77002


         Fax No.: (713) 752-2425
         Tel. No.:  (713) 752-0900
         Attn.:   Greg Smith

                                  SCHEDULE II

                             FEES AND MARGIN CHART


I.       Fees Payable by Company on Initial Funding Date

         A. The Company shall pay to the Agent on the Initial Funding Date the fees payable to Citicorp and Bank of Montreal on such date pursuant to the letter agreement dated May 20, 1998 between The Williams Companies, Inc. and Citicorp Securities Inc.

         B.       Syndication and Letter of Credit Fees

                  The Company shall pay the Agent on the Initial Funding Date $1,190,350 on account for syndication fees and letter of credit fees payable to the APA Purchasers, Certificate Purchasers and the issuer of the Letter of Credit, respectively.

II.      Fees Payable by the Company During the Term

         A.       Commitment Fee

                  From and after the Initial Funding Date, the Company shall pay to the Agent for the account of each Note Holder (other than the SPV), Certificate Holder and APA Purchaser, on the last Business Day of each April, July, October and January in each year commencing on October 31, 1998, and, in the case of the Note Holders and the Certificate Holders, on the Commitment Termination Date, and, in the case of the APA Purchasers, on the Purchasers' Purchase Termination Date (as defined in the
                  APA) commitment fees ("Commitment Fees"), on the unused portion of such Note Holder's respective Interim Note Commitment, such Certificate Holder's Certificate Commitment and such APA Purchaser's Maximum Purchase (as defined in the APA), at the following rates:

                  -------------                             --------------
                                                              Commitment
                                                                 Fee(2)
                  Ratings Level(1)                          (bps per annum)
                  -------------                             --------------
                  A/A2 or Better                                 18.0
                  A-/A3                                          18.5
                  BBB+/Baal                                      19.5
                  BBB/Baa2                                       20.0
                  BBB-/Baa3                                      23.0
                  Lower than BBB-/Baa3                           33.0

         B.       Agency Fee

                  As invoiced to the Company from time to time.

         C.       Trustee Fee

                  As invoiced to the Company from time to time.



----------------------
(1) If WHD is split-rated, the higher rating level will apply.
(2) The Collateral Purchase Amount fee shall equal the Commitment/Liquidity Backstop Fee multiplied by 1.2.

III.     Applicable Margin

-------------------------------------------------------------------------------
                                 PRICING
                             (bps per annum)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       Interim Notes/
                          A-Notes                 B-Notes          Certificates
Ratings Level(1)           LIBOR+                 LIBOR+             LIBOR+
-------------------------------------------------------------------------------
A/A2 or Better             45.0                    55.0               250.0
A-/A3                      47.5                    57.5               250.0
BBB+/Baal                  50.0                    60.0               250.0
BBB/Baa2                   55.0                    65.0               250.0
BBB-/Baa3                  62.5                    72.5               250.0
Lower than BBB-/Baa3       87.5                    97.5               250.0








(1) If WHD is split-rated, the higher rating level will apply.

                                  SCHEDULE III

                                 APA PURCHASERS

1.       Citibank, N.A.

2.       Bank of Montreal

3.       Royal Bank of Canada

4.       Bank of America National Trust and Savings
           Association

5.       The Chase Manhattan Bank

6.       Toronto Dominion (Texas), Inc.

7.       ABN AMRO Bank N.V.

8.       The Bank of Nova Scotia

9.       BankBoston N.A.

10.      Barclays Bank PLC

11.      CIBC Inc.

12.      The Bank of New York

13.      Banque Nationale de Paris, Houston Agency

14.      Commerzbank

15.      Credit Agricole Indosuez

16.      KBC Bank, N.V.

17.      NationsBank

                                                                EXHIBIT C to the
                                                         Participation Agreement



                           COMPLETION DATE CONDITIONS


         Projects

         Acquisition Costs have been used to design, engineer, install and construct each Project in a good and workmanlike manner in accordance with prudent United States telecommunications industry practice with at least such number of Fibers, Signal Equipment and POPs as specified in Chart A below. In addition, each Project contains approximately the number of route miles between the cities as specified in Chart A and the Projects, in the aggregate, contain at least 10,460 route miles.

         Fiber

         The majority of the Fiber miles in each Project (which is the product of the number of strands of Fiber in such Project multiplied by the number of route miles in such Project) (a) consist of Corning SMF-LS (Lambda Shifted) or SMF-LEAF or such other types of Fiber that, based on United States telecommunications industry standards, provide the same or superior quality and transmission volume capabilities as Corning SMF-LS or SMF-LEAF Fiber and (b) are capable of transporting 768 DS-3s (e.g., four OC-192 systems or one OC-768 system). This Fiber meets emerging 1550nm network design requirements that use high output power erbium-doped fiber amplifiers and multi-channel dense wavelength division multiplexing technology.

         Fiber that is not lit may be standard single mode Fiber (rather than SMF-LS or SMF-LEAF) or such other types of Fiber that, based on United States telecommunications industry standards, provide the same or superior quality and transmission volume capabilities as standard single mode Fiber.

         At least two Fibers in each Project are lit and provide end-to-end and point-to-point signal transmission capacity as specified in Chart B below or greater between the cities as specified. The remaining Fibers (excluding any Fibers in excess of the number of strands of Fiber set forth with respect to each Project in Chart A) provide continuous end-to-end and point-to-point connectivity between the cities specified on Chart A, except to the extent that splices are left open (a) at (i) sites designed to support Signal Equipment,
(ii) points where the Company may connect the Fiber to other fiber optic networks (including the Projects), (iii) points where a grantee of an Approved IRU has requested the ability to connect to transmission equipment or other facilities and (iv) the end points of the portion of the Fiber subject to an Approved IRU and (b) to facilitate testing or for other prudent operational or engineering purposes in accordance with United States telecommunications industry practice. All Fiber specified in Chart A has met the appropriate Fiber testing standards set forth in Exhibit B to the Lease.

         Signal Equipment and POPs

         Installed on the lit Fibers at approximately 40-mile intervals are regenerator and optronic amplifier equipment manufactured by Northern Telecom Inc. ("Nortel") or other substantially equivalent equipment. The chart below indicates the number of Nortel OC-192s, OC-48s, regenerators, optical amplifiers and POPs that have been acquired, installed and tested with Acquisition Costs with respect to each Project.

         Also installed to use the capacity on the lit Fibers are Ascend GX 550 Smart Core Switches capable of operating at bit rates of 155.52 and 622.08 million bits per second with a continuous cell stream without gaps.

                                    CHART A


                                                       SIGNAL EQUIPMENT (PROJECTED NUMBER OF)
                                                       --------------------------------------
                       TOTAL
                       PROJECTED        NUMBER OF                                                               NUMBER
                       ROUTE            STRANDS        NORTEL      NORTEL      RE-              OPTRONIC        OF
  PROJECT              MILES            OF FIBER       OC-192      OC-48       GENERATOR        AMPLIFIER       POPS
  -------              ---------        ---------      ------      ------      ---------        ---------       ------
Atlanta-
Jacksonville                  350           144             2           2        1                   6           1

Daytona-
Orlando-
Tampa                         160            96             4           4        0                   3           2

Jacksonville-
Miami                         350           180            10          10        0                   4           6

Portland-
Salt Lake City
("SLC")-
Los Angeles                 1,300             0             8           5        7                  26           0

Minneapolis-
Kansas City-
Denver-
SLC                         1,450            96            10          10        8                  28           4

Los Angeles-
New York City               4,150             0            46          26        1                  25           0

Washington,
D.C.-New
York City                     300           144            10          10        0                   4           4

Miami-Tampa-
Tallahassee                   580            96             6           6        2                   9           2

Houston-
Atlanta-
Washington,
D.C.                        1,820             0            18          10       21                  66           0


                                    CHART B


         PROJECT                                  CAPACITY
         -------                                  --------
Atlanta - Jacksonville                      384 DS-3s

Daytona - Orlando - Tampa                   384 DS-3s

Jacksonville - Miami                        384 DS-3s

Portland - Salt Lake City                   (a) Portland- Las Vegas: 384 DS-3s
("SLC") - Los Angeles                       (b) Los Angeles - Las Vegas:
                                                768 DS-3s*

Minneapolis - Kansas City -                 (a) Denver-SLC: 576 DS-3s
Denver - SLC                                (b) Minneapolis - Kansas City:
                                                384 DS-3s
                                            (c) Kansas City - Denver: 576 DS-3s

Los Angeles - New York City                 (a) Los Angeles - Las Vegas:
                                                768 DS-3s*
                                            (b) New York City - Los Vegas:
                                                576 DS-3s

Washington, D.C. - New                      768 DS-3s
York City

Miami-Tampa - Tallahassee                   384 DS-3s

Houston - Atlanta - Washington, D.C.        (a) Houston - Atlanta: 576 DS-3s
                                            (b) Washington, D.C. - Atlanta:
                                                768 DS-3s

*these are the same equipment

                   APPENDIX A TO THE PARTICIPATION AGREEMENT


         This Appendix A to the Participation Agreement is a glossary of all or substantially all of the defined terms used in the Operative Documents. Not all of the terms defined in this Appendix A are used in the Participation Agreement.

         For purposes of the Operative Documents (i) all defined terms in the Operative Documents referenced in the singular shall include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the word "including" and words of similar import when used in the Operative Documents shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iii) the word "or" will not be exclusive and (iv) a reference to any Operative Document or Securitization Document shall be deemed a reference to that Operative Document or Securitization Document as it may be amended, modified or supplemented from time to time.

         "A-Note Deficiency" has the meaning set forth in Section 1.09(b) of the Participation Agreement.

         "A-Note Prepayment Amount" has the meaning set forth in Section 5.09(a) of the Participation Agreement.

         "A-Note Proceeds Amount" has the meaning set forth in Section 5.10(a) of the Participation Agreement.

         "A-Notes" has the meaning set forth in Article I of the Declaration.

         "Acceptance Date" means, with respect to any Item of Property, the date title to or other ownership interest in such Item of Property vests in the Lessor.

         "Acquisition Costs" means (a) all amounts paid or payable to finance the designing, engineering, acquisition, installation, construction, maintenance, testing and lighting of the Property from the Initial Funding Date through the Completion Date; (b) interest, fees and expenses paid or payable on or with respect to the Notes from the Initial Funding Date through the Completion Date; (c) Distributions, fees and expenses paid or payable on or with respect to the Certificates from the Initial Funding Date through the Completion Date; and (d) all fees and expenses incurred with respect to the Appraisals; and (e) fees and expenses paid or payable on or with respect to the Notes or the Certificates or otherwise related to the transactions contemplated by the Participation Agreement.

         "Act" means the Securities Act of 1933, as amended, and the Laws promulgated or issued from time to time thereunder.

         "Additional Costs" shall mean all Break Costs, Funding Costs, Reserve Costs, Increased Costs, Unwind Fees, Charges, Other Charges, Other Taxes, Illegality Costs, Contingent Rent, Variable Securitization Fees, and other amounts required to be paid (or indemnified against) by the Lessee pursuant to the Participation Agreement, the other Operative Documents or the Securitization Documents.

         "Additional Rent" means all amounts other than Fixed Rent which the Lessee is required to pay to the Lessor pursuant to the Lease, including (i) unpaid Charges and all amounts set forth in Section 4.05 of the Lease, (ii) all sums, costs and expenses pursuant to Sections 10.01 and 12.08 of the Lease,
(iii) all taxes, costs and expenses relating to the Property or the Lessee's use or the Lessor's leasehold interest or ownership thereof, (iv) any and all amounts payable upon any purchase, sale, exchange, substitution, alteration, redeployment or other transfer (or otherwise relating to) the Property, together with every fine, penalty, interest and cost that may be added for non-payment or late payment thereof, (v) all fees and expenses payable pursuant to Sections 1.10 and 8.14 of the Participation Agreement, and (vi) all Additional Costs.

         "Adjusted Capitalized Cost" means, with respect to any Item of Property, the sum of the Series A Portion, Series B Portion and Series C Portion of the Adjusted Capitalized Cost of such Item of Property, and:

                   The "Series A Portion" of the Adjusted Capitalized
         Cost of any Item of Property at any time shall be equal to the then outstanding aggregate principal amount of the A-Notes issued to finance the Acquisition Cost of such Item of Property (as set forth in "Cost of Property" in Schedule I of the Certificate of Acceptance for such Item of Property), together with interest accrued and unpaid and all other amounts due thereon or with respect thereto;

                   The "Series B Portion" of the Adjusted Capitalized Cost of any Item of Property at any time shall be equal to the then outstanding aggregate principal amount of the B-Notes issued to finance the Acquisition Cost of such Item of Property (as set forth in "Cost of Property" in Schedule I of the Certificate of Acceptance for such Item of Property), together with interest accrued and unpaid and all other amounts due thereon or with respect thereto; and

                   The "Series C Portion" of the Adjusted Capitalized Cost of any Item of Property at any time shall be equal to the then outstanding aggregate stated amount of the Certificates issued to finance the Acquisition Cost of such Item of Property (as set forth in "Cost of Property" in Schedule I of the Certificate of Acceptance for such Item of Property), together with Distributions and all other amounts due thereon or with respect thereto.

         "Advance" has the meaning set forth in Section 1.01(a) of the Participation Agreement.

         "Advance Payment Fee" has the meaning assigned to such term in Section 7(c) of the APA.

         "Affiliate" when used with respect to a Person, means any other Person
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person, or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or any of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract and otherwise; provided, however, that under no circumstances shall the Note Holders or the Certificate Holders be deemed to be Affiliates of the Trustee or vice versa.

         "Agent" means Citibank, N.A., or any successor selected pursuant to the Participation Agreement, acting in its capacity as administrative agent for the Note Holders and the Certificate Holders.

         "Alterations" means any and all additions to, alterations of or replacements for the Property or any part thereof made by or for the Lessee, at the sole cost and expense of the Lessee, excluding any replacements installed as part of scheduled maintenance procedures.

         "APA" means the Asset Purchase Agreement dated September 2, 1998 among CXC, the SPV, the APA Agent, the financial institutions named therein as APA Purchasers, and Citicorp North America, Inc., as administrative agent for CXC and as agent for the APA Purchasers and CXC with respect to the Residual Credit Enhancement (as defined therein).

         "APA Agent" means Citibank, N.A. or any successor agent selected pursuant to the APA, acting as agent for the APA Purchasers.

         "APA Purchase Notice" means a written notice to be delivered by CNAI no later than 12:00 noon (New York City time), or as soon thereafter as is practicable, on the effective date of each purchase of a Securitization Percentage Interest or Borrower Percentage Interest pursuant to the APA.

         "APA Purchasers" has the meaning set forth for the term "Purchasers" in the APA.

         "APA Purchaser's Price" has the meaning set forth in Section 1.07(a) of the Participation Agreement.

         "APA Rate" means, for each Interest Period, an interest rate per annum equal to the sum of (i) (A) in respect of any Interest Period during which the Applicable Rate is determined by reference to the LIBO Rate, the LIBO Rate in effect for such Interest Period or (B) in respect of any Interest Period during which the Applicable Rate is determined by reference to the Base Rate, the Base Rate in effect from time to time during such Interest Period; plus (ii) the Applicable Margin; plus (iii) the Securitization Percentage Interest Margin.

         "Applicable Law" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "Applicable Margin" means the percentage per annum applicable to the relevant Instrument as shown on Schedule II to the Participation Agreement.

         "Applicable Payee" has the meaning set forth in Section 5.04(a) of the Participation Agreement.

         "Applicable Payor" has the meaning set forth in Section 5.04(a) of the Participation Agreement.

         "Applicable Permit" means any Permit that is necessary to own, construct, start up, test, maintain, operate, lease or use the Property or any portion thereof or interest therein in accordance with any of the Operative Documents.

         "Applicable Rate" means the rate applied pursuant to Section 5.01 of the Participation Agreement.

         "Appraisal" means a valuation of the Property, which shall satisfy all bank regulatory requirements (including, but not limited to, FIRREA) and shall otherwise be satisfactory in scope and content to the Majority Holders; provided, however, that any appraisal of a POP shall satisfy FIRREA.

         "Appraised Value" means, with respect to any Item of Property, either
(i) the valuation thereof, if any, set forth in the Appraisal referred to in Sections 2.01(p) and 2.02(k) of the Participation Agreement or (ii) the valuation thereof in any Appraisal conducted by the Appraiser at any time for purposes of the Lease or any other Operative Document.

         "Appraiser" means an independent MAI appraiser selected by the Agent and reasonably satisfactory to the Company.

         "Approved IRU" means any IRU which (a) in the case of any IRU held as Network Assets by the Trustee, is approved by the Lessor, the Agent and the Majority Holders (which approval may be conditioned on such IRU containing provisions (including provisions for a perfected, first priority security interest in the Fiber and related assets involved in such IRU and other terms) satisfactory to the Lessor, the Agent and the Majority Holders in their discretion and (b) in the case of any IRU granted in respect of any Network Assets owned by the Trustee, is (i) approved by the Lessor, the Agent and the Majority Holders or (ii) has terms and conditions that (x) are commercially reasonable, (y) are normal and customary in the United States telecommunications market for the location and Fiber involved and (z) contain the provisions no less favorable with respect to the protections (including indemnification and limitations on recourse) afforded to the Trustee, the Note Holders, the Certificate Holders and the other persons referred to as "Facility Owners/Lenders", "Released Parties" and "Affiliates" than those set forth in the form of IRU Agreement annexed as Schedule 5 of the Lease.

         "Assignee" has the meaning set forth in Section 5.03(b) of the Participation Agreement.

         "Assignment and Acceptance" has the meaning set forth in Section 5.03(b) of the Participation Agreement.

         "Assignment of Purchase Agreement" means the Assignment of Purchase Agreements between the Company, as assignor, and the Trustee, as assignee, with respect to the

Equipment Purchase Agreements, individually and collectively.

         "Assignor" has the meaning set forth in Section 5.03(b) of the Participation Agreement.

         "B-Note Prepayment Amount" has the meaning set forth in Section 5.09(b) of the Participation Agreement.

         "B-Note Proceeds Amount" has the meaning set forth in Section 5.10(b) of the Participation Agreement.

         "B-Notes" has the meaning set forth in Article I of the Declaration.

         "Bankruptcy Law" means Title 11 of the United States Code, and any applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of:

                   (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate (or comparable rate, if Citibank does not so designate a base rate); or

                   (ii) l/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; or

                   (iii) 1/2 of 1% per annum above the Federal Funds Rate.

         Changes in the Base Rate shall become effective on the date such change is publicly announced by Citibank.

         "Base Rate Period" means any Interest Period during which the Applicable Rate is determined based upon the Base Rate pursuant to Section 5.01 of the Participation Agreement.

         "Base Term" means the period commencing on the Completion Date and ending on the Base Term Expiration Date, or any earlier Expiration Date.

         "Base Term Expiration Date" means the date which is 1,810 days after the date of the Lease.

         "Best's" means Best's Insurance Reports published by A.M. Best Company, Inc. or any successor thereto which is a nationally recognized statistical rating organization.

         "Borrower Percentage Interest" has the meaning set forth for such term in the APA.

         "Break Costs" means any loss, cost or expense (including, interest payable on CXC Advances, including Capitalized Interest (as defined in the Finance Facility), through the maturity dates thereof, and any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds acquired by any Note Holder or Certificate Holder (from third parties or Affiliates) to fund or maintain the Notes or the Investments, as the case may
be) incurred by a Note Holder or a Certificate Holder as a result of (a) the payment of the Residual Value Amount or the Termination Value on a date other than on a Payment Date or in the case of the SPV, in a principal amount in excess of the principal amount of CXC Advances maturing on the date of such payment; (b) any conversion from a LIBO Rate Period pursuant to Section 5.01(e) of the Participation Agreement on a date other than on the last day of a LIBO Rate Period; (c) any purchase of an Instrument pursuant to Section 5.02(e) of the Participation Agreement other than on a Payment Date; (d) any failure to convert the amount set forth in a notice of conversion pursuant to Section 5.01(e) to a LIBO Rate Period on the date specified in such notice; (e) any failure of a Funding to occur on the date specified in the Requisition submitted in connection with such Funding; or (f) any acceleration of the maturity of the Notes or the Certificates (regardless of whether such maturity, as accelerated, constitutes a Payment Date).

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized by Law to suspend operations.

         "Cable" has the meaning set forth in the definition of Network Assets set forth in this Appendix A.

         "Cable Facilities" has the meaning set forth in the definition of Network Assets set forth in this Appendix A.

         "Capacity Lease" means an agreement to purchase a specified capacity of telecommunications services, which is not associated with an interest in any particular fiber optic network, Fiber, Signal Equipment or other Network Asset. To the extent that such rights are associated with an IRU, such an agreement will be deemed an IRU hereunder.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property or assets to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Participation Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash Equivalents" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision or public instrumentality of such state, in each case having maturities of not more than six months from the date of acquisition and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's, (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

         "Cash Secured Advance" has the meaning set forth in Section 1.01(d) of the Participation Agreement.

         "Cash Secured Advance Date" has the meaning set forth in Section 1.07(a) of the Participation Agreement.

         "Casualty" has the meaning set forth in Section 7.01 of the Lease.

         "Central Filing" means, with respect to any State, a financing statement filed under the UCC with the Department of State, in the office of the Secretary of State, in order to perfect a State-wide security interest in Property.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. and as further amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System, which is a list maintained by the United States Environmental Protection Agency of sites where there is a known or suspected release or potential release of hazardous substances which may require remediation.

         "Certificate" has the meaning set forth in Section 1.01 of the Declaration.

         "Certificate Commitment" of any Certificate Holder means the commitment of such Person to make Investments pursuant to Section 1.02(a) of the Participation Agreement up to the aggregate stated amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Certificate Commitment", as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Certificate Holder, which commitment shall expire on the Commitment Termination Date; provided, however, that in no event shall any Certificate Holder be obligated to make an Investment pursuant to Article I of the Participation Agreement if after giving effect thereto, the sum of the stated amounts of such Certificate Holder's Certificates would exceed the amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Certificate Commitment".

         "Certificate Holder" means any Holder of the Certificates.

         "Certificate Liquidation Amount" has the meaning set forth in Article I of the Declaration.

         "Certificate of Acceptance" means any certificate of acceptance substantially in the form annexed as Exhibit A of the Lease which is appropriately completed, executed and delivered in accordance with the provisions of the Lease.

         "Certificate Purchasers" means any Purchaser that has a Certificate Commitment or otherwise holds a Certificate.

         "Certificate Proceeds Amount" has the meaning set forth in Section 5.10(c) of the Participation Agreement.

         "Certificate Redemption Amount" has the meaning set forth in Section 5.09(c) of the Participation Agreement.

         "Certificates" has the meaning set forth in Article I of the Declaration.

         "Certificate Yield" means Distributions and Commitment Fees payable in respect of the Certificates.

         "Certificate Yield Capitalization Period" means the period beginning on the Initial Funding Date and ending on the Commitment Termination Date during which time Certificate Yield accrues on the Certificates.

         "Change of Control" means, with respect to the Company, any event or circumstance whereby Williams no longer beneficially owns at least 50% of all of the authorized, issued and outstanding shares of capital stock of the Company.

         "Charges" means all Taxes, assessments, levies, fees, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties, additions to tax, fines or interest thereon) arising directly or indirectly out of the transactions contemplated by the Participation Agreement and the other Operative Documents or Securitization Documents, including (a) those which, at any time prior to or during the Term, may accrue with respect to, be imposed or levied upon or assessed against or be a Lien upon (i) the Property or any part thereof, or the Operative Documents, including the Notes and the Certificates, or the Securitization Documents, (ii) the Trustee or the Collateral Trustee in connection with the transactions contemplated by the Operative Documents or the Securitization Documents, or
(iii) the Lease, or the leasehold estates thereby created, or which arise in respect of the acquisition, ownership, renovation, construction, operation, occupancy, possession, disposition, use, non-use, financing, leasing, sub-leasing or condition of the Property or any part thereof or of the execution, delivery, expiration or termination of the Lease, the Notes, the Certificates or any other Operative Document or Securitization Document; (b) those which may be imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable under the Lease, the Notes, the Certificates, the Participation Agreement or any other Operative Document or Securitization Document; (c) all sales, value added, use and similar Taxes at any time levied, assessed or payable on account of the ownership, operation, occupancy, use, leasing, or subleasing of the Property or any part thereof; (d) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about, the Property or any part thereof; and
(e) payments in lieu of each of the foregoing; and all liabilities with respect to the foregoing other than Excluded Charges.

         "Citibank" means Citibank, N.A.

         "Closing Costs" means all charges incident to any sale, lease, exchange, redeployment or other disposition of any Item of Property, including reasonable attorneys' fees of Special Counsel and Trustee's Counsel and escrow fees, recording fees, broker's fees, any out-of-pocket fees, costs (including, without limitation, Break Costs) or expenses incurred by the Trustee in connection with the same and with the release of any Operative Document, and all applicable transfer taxes which may be imposed by reason of such sale and conveyance and the delivery of any and all instruments in connection therewith.

         "Closing Date" has the meaning set forth in Section 5.04(d) of the Lease.

         "CNAI" means Citicorp North America, Inc. as administrative agent for CXC under the APA or any successor acting in such capacity.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Laws promulgated or issued from time to time thereunder.

         "Collateral" has the meaning set forth in Article I of the Interparty Agreement.

         "Collateral Agent" means State Street, or any successor selected pursuant to the Interparty Agreement, not in its individual capacity, but solely as collateral agent.

         "Collateral Purchase Account" has the meaning set forth in Section 1.07(b) of the Participation Agreement.

         "Collateral Purchase Account Period" has the meaning set forth in
Section 1.08(a) of the Participation Agreement.

         "Commission" shall mean the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

         "Commitment Fees" has the meaning set forth in Schedule II to the Participation Agreement.

         "Commitments" means, collectively the Interim Note Commitments and the Certificate Commitments.

         "Commitment Termination Date" means the earliest of (i) the Completion Date, (ii) the Date Certain, (iii) full utilization of the Commitments and (iv) any other termination of the Commitments, including upon an Event of Default.

         "Company" means Williams Communications, Inc., a Delaware corporation formerly named Vyvx, Inc., and any permitted successor or assignee pursuant to the terms of the Participation Agreement.

         "Completion Date" means the date on and as of which the Company has delivered to the Agent and the Trustee a fully executed Officer's Certificate of Completion substantially in the form of Exhibit B to the Participation Agreement, which date shall be no later than the Date Certain.

         "Condemnation" has the meaning set forth in Section 7.01 of the Lease.

         "Conduit" has the meaning set forth in the definition of Network Assets set forth in this Appendix A.

         "Consent" means any consent, approval, waiver, exemption, order, other action by, and any notice to or filing with, any Governmental Authority or other Person.

         "Contingent Rent" has the meaning set forth in Section 3.03(b) of the Lease.

         "Conversion Date" means any date on which the basis for the determination of the Applicable Rate is converted pursuant to Article V of the Participation Agreement or for any other reason pursuant to the terms of the Operative Documents from the Quoted Rate, the LIBO Rate or the Base Rate to another of such rates.

         "Conveyance Documents" means, with respect to the Property, the Assignments of Purchase Agreements, all financing and continuance statements under the UCC or amendments thereto, the Security Agreement and any easement or license agreement delivered in connection with the acquisition of the Property, in each case individually and collectively.

         "Credit Enhancer" means The Chase Manhattan Bank in its capacity as the "Bank" as defined in the Residual Credit Enhancement Agreement.

         "CSI" means Citicorp Securities, Inc.

         "CXC" means CXC Incorporated, a Delaware corporation, together with its successors and permitted assigns.

         "CXC Advances" means advances made by CXC to the SPV pursuant to the provisions of the Finance Facility.

         "CXC's Credit Enhancer" means MBIA Insurance Corporation, a New York stock insurance company, or another similar Person, who will provide credit enhancement to CXC under the Insurance Agreement or under a similar agreement.

         "Date Certain" means December 31, 1999.

         "Declaration" or "Declaration of Trust" means the Amended and Restated Declaration of Trust 1998 WCI Trust dated as of September 2, 1998 by the Trustee, as trustee.

         "Default" means an event which with the lapse of time, the giving of notice or both would become an Event of Default.

         "Default Rate" means the lesser of (i) the Maximum Rate and (ii) the Applicable Margin plus 2 percent in excess of the Base Rate in effect from time to time.

         "Discount Rate" means 6.20% or such other percentage to which the Lessee and the Co-Arrangers may agree.

         "Distributions" means the distributions of current yield payable to the Certificate Holders on each Payment Date, except that such amounts shall accrue but not be payable during the Certificate Yield Capitalization Period.

         "EITF-97-10" means FASB Emerging Issues Task Force Issue Number 97-10, effective May 21, 1998.

         "Eligible Assignee" means (a) with respect to any assignment by a Certificate Holder, any Person approved by the Agent and the Company (such approval not to be unreasonably withheld or delayed), (b) with respect to any assignment by a Note Holder pursuant to the APA (i) any APA Purchaser, (ii) in connection with repurchases of Borrower Percentage Interests under the APA, the SPV and (iii) CXC's Credit Enhancer, and (c) with respect to any assignment by a Note Holder other than pursuant to the APA (i) CXC's Credit Enhancer, (ii) Citibank, N.A. or any of its Affiliates, or any Person managed by Citibank, N.A. or any of its Affiliates, (iii) any APA Purchaser or (iv) with the consent of the Company and the Agent, which will not be unreasonably withheld, any financial or other institution which, prior to the termination of the APA, is acceptable to the APA Agent, and which, in the case of any of (i)-(iv), is approved, prior to the termination of the APA, by CXC, and (v) CXC's Credit Enhancer; provided, however, that, prior to termination of the APA unless the APA Agent shall otherwise consent in writing and shall have received written confirmation from each Rating Agency (as such term is defined in the Finance Facility) that the rating then applicable to any promissory notes issued to fund or maintain CXC Advances will not be withdrawn or downgraded as a result of the applicable Eligible Assignee not having the following ratings or not being rated by either S&P or Moody's, each Eligible Assignee shall have, on the date of assignment hereunder to such Eligible Assignee, ratings with respect to its unsecured short-term debt securities of not lower than A-1 by S&P and P-1 by Moody's and shall not, on the date of assignment hereunder to such Eligible Assignee, be mentioned with negative or developing implications in "Credit Watch" by S&P or a similar publication list by S&P or any other Rating Agency, while rated A-1 by S&P and P-1 by Moody's, as the case may be, or be unrated by either S&P or Moody's.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Audit" has the meaning set forth in Section 2.01(q) of the Participation Agreement.

         "Environmental Consultant" means any environmental consulting firm reasonably satisfactory to the Agent, the Collateral Agent, the Majority Holders and the Company.

         "Environmental Event" has the meaning set forth in Section 8.01 of the Lease.

         "Environmental Laws" means any and all Federal, state and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;
(b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Materials); (c) pollution or the protection of human health or the environment; or (d) land use laws.

         "Environmental Permit" means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Environmental Trigger" has the meaning set forth in Section 8.02 of the Lease.

         "Equipment Purchase Agreements" means (i) the Agreement for the Sale and Purchase of Assets between MediaOne Florida Telecommunications, Inc. and the Company dated as of March 3, 1998, as amended (the "MediaOne Agreement"),
(ii) The Williams Contract Agreement dated as of May 21, 1998 between Siecor Operations, LLC and the Company, (iii) The Company Purchase and License Agreement dated as of March 5, 1998 between Ascend Communications, Inc. and the Company, together with Service Agreement dated as of March 5, 1998, (iv) Basic Supply Agreement dated as of September 23, 1993 between Northern Telecom Inc. and the Company, together with Attachments No. 2 and No. 3 thereto, and each of the agreements for the purchase of Property or services related thereto to be assigned to the Trustee or entered into by the Trustee subsequent to the Initial Funding Date and prior to the Commitment Termination Date with respect to the transactions contemplated by the Operative Documents, individually and collectively.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any regulations and the Laws promulgated or issued from time to time thereunder and any successor legislation.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which any Williams Entity is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Williams Entity is a member.

         "Eurocurrency Liabilities" has the meaning assigned to the term "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board, as in effect from time to time.

         "Event of Default" has the meaning set forth in Section 6.01 of the Participation Agreement.

         "Excess Certificate Amount" means the amount by which the aggregate stated amount of the Certificates exceeds three percent (3%) of the Acquisition Costs on the Completion Date, plus yield to the date of payment of such excess amount.

         "Excess Funds" has the meaning set forth in Section 7.03 of the Lease.

         "Excess Proceeds" means all of the proceeds from the sale, exchange or other disposition of Network Assets which have not been used to acquire other Network Assets in accordance with the provisions of Section 5.08(c)(iv) of the Lease within the 270-day period referred to in Section 5.08 of the Lease.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Charges" means (a) Taxes imposed on the Agent's, the Trustee's, CXC's or the Collateral Agent's net income, and franchise Taxes imposed on such Person, to the extent such Tax is determined solely by reference to the fees received by the Agent, the Trustee, CXC, CXC's Credit Enhancer or the Collateral Agent under the Operative Documents or the Securitization Documents; (b) United States federal income Taxes (other than Taxes withheld at the source) imposed on a Note Holder (other than the SPV), Certificate Holder or APA Purchaser to the extent that such Tax is determined solely on the basis that such Note Holder, Certificate Holder or APA Purchaser, as the case may be, is a creditor entitled to receive only payments of interest, stated original issue discount, if any, and principal for such Tax purposes; (c) Taxes imposed on a Note Holder's, Certificate Holder's (other than the SPV's) or APA Purchaser's net income and franchise Taxes imposed on a Note Holder, Certificate Holder or APA Purchaser by the jurisdiction under the Laws of which such Note Holder, Certificate Holder or APA Purchaser, as the case may be, is organized or by any jurisdiction in which such Note Holder, Certificate Holder or APA Purchaser, as the case may be, is doing business or by any political subdivision of the foregoing, to the extent that such Tax is determined solely on the basis that such Note Holder, Certificate Holder or APA Purchaser, as the case may be, is a creditor entitled to receive only payments of interest, stated original issue discount, if any, and principal for such Tax purposes; and (d) any Taxes imposed by the United States of America by means of withholding at the source if and to the extent that (i) such Taxes are not attributable to a change in applicable Law after the date hereof or the effective date of the Assignment and Acceptance pursuant to which such Person became a Note Holder, Certificate Holder or APA Purchaser, as the case may be, and (ii) such Taxes are determined solely on the basis that a Note Holder, Certificate Holder or APA Purchaser is a creditor entitled to receive only payments of interest, stated original issue discount, if any, and principal for such Tax purposes; provided, however, that any such Taxes are not incurred or increased directly or indirectly by actions of the Company on or after the date of the Participation Agreement (other than actions specifically required of the Company thereunder or under another Operative Document).

         "Executive Officer" means, with respect to the Company and the Guarantor, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the general counsel or the controller of such entity.

         "Expiration Date" means (i) the Base Term Expiration Date, (ii) any Renewal Term Expiration Date and (iii) any other date on which the Lease is terminated in accordance with its terms, individually and collectively.

         "Facility Agreements" means the Services Agreement and any replacement thereof or substitute therefor, individually and collectively.

         "FASB" means the Financial Accounting Standards Board or any successor thereto.

         "FCC" means the Federal Communications Commission.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fiber" has the meaning set forth in the definition of Network Assets set forth in this Appendix A.

         "Finance Facility" means the uncommitted finance facility dated as of the Initial Funding Date, among the SPV, CNAI and CXC.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

         "FIRREA" means the Financial Institutions Reform and Recovery Act of 1989, 12 U.S.C. Section 1821 et seq., as amended from time to time.

         "First Amendment" means the First Amendment dated as of July 31, 1998 among Williams, the Company, SSBTC, as trustee, the Original Note Holder, the Original Certificate Holder and Citibank, as collateral agent and administrative agent.

         "Fixed Rent" has the meaning set forth in Section I of Schedule 1 to the Lease.

         "Fixed Securitization Costs" means certain fees and other fixed costs related to the SPV, the APA or the Finance Facility, as set forth in the Securitization Fee Letter, to the extent not included in the calculation of the Quoted Rate.

         "Fixture Filing" means a financing statement filed under the UCC in order to perfect a security interest in Property, which is deemed to be so related to particular real estate that an interest in such Property arises under real estate Law.

         "Force Majeure" means strikes, acts of God, acts of any governmental authority, natural disaster, war, insurrection, riot, terrorist acts or civil disobedience.

         "Funding" means a funding of Acquisition Costs specified in an approved Requisition, which Funding shall consist of Advances made by the Note Holders and Investments made by the Certificate Holders pursuant to Section
1.03 of the Participation Agreement and shall occur on a Funding Date.

         "Funding Costs" means any actual loss, cost or expense incurred by any Note Holder or Certificate Holder as a result of any failure to fulfill on or before the date specified in any Requisition the applicable conditions set forth in Article II of the Participation Agreement, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Note Holder or Certificate Holder (from third parties or Affiliates) to fund the Advance to be made by such Note Holder or the Investment to be made by the Certificate Holder when such Funding, as a result of such failure, is not made on such date.

         "Funding Dates" means (a) the Initial Funding Date and (b) any other dates on which a Funding occurs under Article I of the Participation Agreement.

         "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time in the United States, consistently applied.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Guarantor" means Williams Holdings of Delaware, Inc., a Delaware corporation.

         "Guaranty" means the Amended and Restated Guaranty Agreement dated as of September 2, 1998, by and between Williams, as the Guarantor, and the Trustee, Citibank, N.A., as Agent, and State Street, as Collateral Agent.

         "Hazardous Materials" means (a) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time; (b) petroleum and petroleum products including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof;
(d) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (e) polychlorinated biphenyls ("PCB's"), or PCB-containing materials, or fluids;
(f) radon; (g) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (h) any hazardous substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

         "Holder" has meaning set forth in Article I of the Declaration.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all rules and regulations promulgated thereunder.

         "Illegality Costs" means any additional amounts as may be necessary to compensate any Note Holder or Certificate Holder for any losses, costs or expenses actually incurred by it in making any conversion of the Applicable Rate in accordance with Section 5.02(b) of the Participation Agreement.

         "Increased Costs" means any additional amounts, as set forth in a reasonably detailed certificate submitted to the Company as to the amounts and basis for such amounts, sufficient to compensate any Note Holder or Certificate Holder for any increased costs or reduced return on capital as a result of funding or maintaining its Notes or Certificate as the case may be (including, without limitation, any such increased costs that are a result of the imposition of any reserve, special deposit, capital adequacy or similar requirement against assets of, or deposits with or for the account of, or credit extended by such Note Holder or Certificate Holder) as a result of (a) the introduction or implementation after the Initial Funding Date of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (b) the compliance by any Note Holder or Certificate Holder (or its purchasing office) with any guideline or request (whether or not having the force of Law) of any such authority, central bank or comparable agency, which becomes effective after the date hereof, and has the effect of increasing the cost or reducing the rate of return on capital to any Note Holder or Certificate Holder in respect of its agreeing to make, making, funding or maintaining its Notes or the Certificates, as the case may be. For purposes of this provision, (i) each APA Purchaser holding a Percentage Interest shall, to the extent and for so long as it holds such Percentage Interest, be deemed a Note Holder with respect to the Principal Portion of such Percentage Interest, and (ii) CXC's Credit Enhancer shall be deemed a Note Holder to the extent of the principal amount of Notes attributable to CXC Advances or portion thereof that has been assigned to CXC's Credit Enhancer or in respect of which a draw has been made under the insurance policy or surety bond issued under the Insurance Agreement, for so long as it holds any such interest.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property or assets of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;

(e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person.

         "Indemnified Party" has the meaning set forth in Section 8.14(a) of the Participation Agreement.

         "Independent Engineer" means any construction engineering firm reasonably satisfactory to the Agent, the Collateral Agent, the Majority Holders and the Company.

         "Initial Funding Date" means September 2, 1998 or such other date as the Company and Agent may agree as the date for issuance of the Interim Notes and the Certificates.

         "Instruments" means, collectively, the Notes and the Certificates.

         "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "Insurance Agreement" means the Insurance Agreement dated as of the Initial Funding Date, among CXC's Credit Enhancer, CXC, Citibank, and Citicorp North America, Inc., as agent.

         "Insurance Requirements" has the meaning set forth in Section 6.05 of the Lease.

         "Intellectual Property Rights" has the meaning set forth in Section 3.01(r)(ii) of the Participation Agreement.

         "Interest" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "Interest Period" means with respect to all Instruments (but excluding the portion of the Notes to the extent that the Applicable Rate is determined by reference to the Quoted Rate) the period commencing on the Initial Funding Date or Conversion Date, as applicable, and (a) at any time that the Applicable Rate is determined by reference to the LIBO Rate, ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (except as otherwise, set forth in the last sentence of Section 5.01(a)(ii) with respect to the Notes) and each successive period commencing on the last day of the preceding Interest Period and ending on the numerically corresponding day of the calendar month that is one, two, three or six months thereafter, in each case as the Company may select, and (b) at any time that the

Applicable Rate is determined by reference to the Base Rate, continuing indefinitely until such time as the Applicable Rate is determined by reference to a LIBO Rate or the Quoted Rate pursuant to Section 5.01 of the Participation Agreement;

provided, however, that:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day (and, in the case of a LIBO Rate Period, a LIBO Business Day), that Interest Period shall be extended to the next succeeding Business Day (or LIBO Business Day, as the case may be) unless, in the case of a LIBO Rate Period, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

                   (ii) any LIBO Rate Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the then commencing Interest Period) shall end on the last LIBO Business Day of the calendar month at the end of such LIBO Rate Period;

                   (iii) no Interest Period shall extend beyond the Interim Note Maturity Date (with respect to the Interim Notes only) or the Expiration Date, as applicable;

                   (iv) for purposes of calculating interest for any Interest Period, such calculations shall include the first day but exclude the last day of any such Interest Period; and

                   (v) there shall not be more than four different Interest Periods at any one time.

         "Interest Setting Date" means, (i) with respect to the first Interest Period after the Initial Funding Date, the date which is the first day of such Interest Period, (ii) with respect to any LIBO Rate Period, the date which is two LIBO Business Days before the first day of such LIBO Rate Period or (iii) with respect to any Base Rate Period, the date specified by the Company in the written notice delivered by the Company pursuant to Section 5.01 of the Participation Agreement as the first day that such Applicable Rate is to apply.

         "Interim A Notes" has the meaning set forth in Article I of the Declaration.

         "Interim A-Note Commitment" of any Interim A-Note Holder means the commitment of such Person to make Advances under such Person's Interim A-Note to fund Actual Project Costs, up to the aggregate principal amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim A-Note Commitment", as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such A-Note Holder pursuant to the terms of the Participation Agreement, which commitment shall expire on the Commitment Termination Date; provided, however, that in no event shall any A-Note Holder be obligated to make an Advance under such A-Note Holder's Interim A-Note if after giving effect thereto, the sum of principal amounts outstanding under such Interim A-Note would exceed the amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim A-Note Commitment".

         "Interim A-Notes" has the meaning set forth in Article I of the Declaration.

         "Interim A Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Interim B Notes" has the meaning set forth in Article I of the Declaration.

         "Interim B-Note Commitment" of any Interim B-Note Holder means the commitment of such Person to make Advances under such Person's Interim B-Note to fund Actual Project Costs, up to the aggregate principal amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim B-Note Commitment", as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such B-Note Holder and pursuant to the terms of the Participation Agreement, which commitment shall expire on the Commitment Termination Date; provided, however, that in no event shall any B-Note Holder be obligated to make an Advance under such B-Note Holder's Interim B-Note if after giving effect thereto, the sum of principal amounts outstanding under such Interim B-Note would exceed the amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim B-Note Commitment".

         "Interim B-Notes" has the meaning set forth in Article I of the Declaration.

         "Interim B Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Interim Note Commitment" of any Note Holder means the aggregate of the Interim A-Note Commitment and the Interim B-Note Commitment of such Note Holder.

         "Interim Note Maturity Date" has the meaning set forth in Article I of the Declaration.

         "Interim Notes" has the meaning set forth in Article I of the Declaration.

         "Interim Term" means, with respect to any Item of Property, the period commencing on the Acceptance Date for such Item of Property and ending on the Completion Date, or any earlier Expiration Date.

         "Interparty Agreement" means the Amended and Restated Collateral Agency and Interparty Agreement dated as of September 2, 1998 among the Trustee, the Note Holders, the Certificate Holders, the APA Purchasers, the Agent, the Collateral Agent, CXC and CXC's Credit Enhancer.

         "Investments" has the meaning set forth in Section 1.02(a) of the Participation Agreement.

         "IRU" means an exclusive, indefeasible right of use of a specified Fiber or group of Fibers owned by another party, including, the Cable Facilities directly associated with the use of such Fiber or group of Fibers and any rights, licenses, Permits, rights-of-way and other agreements necessary for the installation and continuance of use of the IRU (including access to the Fiber at any splice point).

         "Item of Property" means any Network Asset set forth on any Certificate of Acceptance.

         "Law" means any law (including, without limitation, any zoning law or ordinance, ERISA, any Environmental Law, or Legal Requirements), treaty, directive, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, Permit, license, authorization, direction, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

         "Lease" means the Amended and Restated Lease dated as of September 2, 1998 between the Trustee, as Lessor, and the Company, as Lessee.

         "Legal Requirements" means (i) all Laws, foreseen or unforeseen, ordinary or extraordinary, or arising from any restriction of record or otherwise, which now or at any time hereafter may be applicable to (A) the Lessor as the owner of the Property; (B) the Lessee, as lessee hereunder; or
(C) the Property or any part thereof, or the ownership, demolition, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Property or any part thereof and any other governmental rules, orders and determinations now or hereafter enacted, made or issued, and applicable to the Lessor, as owner of the Property, the Lessee, as lessee hereunder, or the Property or any part thereof or the ownership, demolition, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof whether or not presently contemplated; and (ii) all agreements (including the Declaration), Permits, covenants and restrictions applicable to the Property or any part thereof or the ownership, demolition, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof.

         "Lessee" means the Company, as Lessee under the Lease.

         "Lessor" means the Trustee, as Lessor under the Lease.

         "Lessor Group" means the Lessor, the Agent, the Collateral Agent, the Independent Engineer, the Environmental Consultant, the Proceeds Trustee, the Appraiser and their respective successors, assigns, representatives and agents, individually and collectively.

         "Letter of Credit" has the meaning set forth in Section 1.01 of the Residual Credit Enhancement Agreement.

         "LIBO Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

         "LIBO Rate" for each LIBO Rate Period means an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the Interest Setting Date in an amount approximately equal to the applicable Instruments (or a portion thereof) and for a period equal to such LIBO Rate Period, determined on the basis of the provisions set forth below:

                   (a) On the Interest Setting Date the Agent will determine the interest rate for deposits in U.S. Dollars for a period equal to that of the LIBO Rate Period(s) to which such Interest Setting Date relates which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information (the

         "Telerate Rate"). If such rate does not appear on the Telerate, then the rate will be determined in accordance with clause (b) below.

                   (b) If the Agent is unable to determine the Telerate Rate, then on the Interest Setting Date, the Agent will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a period equal to that of the LIBO Rate Period to which such Interest Setting Date relates quoted on Reuters Screen page "LIBO" or (i) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (ii) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one approved by the Agent as may replace the Reuters Screen) as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBOR Screen Rate").

         If the Agent is to make a determination pursuant to this paragraph and one or more of the LIBO Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available and if no LIBO Screen Rate is then available, the LIBO Rate shall be determined on the basis of the rate of interest per annum at which deposits in United States dollars are offered by the Agent to leading banks in the London interbank market at 11:00 a.m. (London time) on the Interest Setting Date for a period equal to that of the LIBO Rate Period(s) to which such Interest Setting Date applies.

         "LIBO Rate Period" means any Interest Period during which the Applicable Rate is determined based upon the LIBO Rate pursuant to Section 5.01 of the Participation Agreement.

         "LIBO Rate Reserve Percentage" of any Note or Certificate for any LIBO Rate Period means the reserve percentage applicable during such assessment period under the regulations issued from time to time by the Federal Reserve Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such LIBO Rate Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Note or Certificate in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such LIBO Rate Period.

         "LIBOR Screen Rate" has the meaning set forth in the definition of LIBO Rate.

         "Lien" means any deed to secure debt, mortgage, deed of trust, pledge, security interest, security title, encumbrance, lien, judgment lien, writ of execution, attachment or charge of any kind, including without limitation any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give, any security interest or financing statements under the UCC or under any applicable personal property security act or any comparable Law of any jurisdiction.

         "Liquidation Event" has the meaning set forth in Article I of the Declaration.

         "lit" or "lighting" means, with respect to a Cable, the installation of Signal Equipment on the Cable to effect the transmission of signals via such Cable.

         "Losses" has the meaning set forth in Section 8.14(a) of the Participation Agreement.

         "Loss Event" means any Casualty or Condemnation, individually and collectively.

         "Majority Holders" means, at any time prior to the Commitment Termination Date, the Note Holders and the Certificate Holders holding at least 66-2/3% of the Interim Note Commitment and the Certificate Commitment, and at any time on or after the Commitment Termination Date, the Note Holders and Certificate Holders holding at least 66-2/3% of the aggregate unpaid principal amount of the Notes and the unpaid stated amount of the Certificates.

         "Management Agreement" means the Management Agreement dated as of the Initial Funding Date, among the SPV, the Member and Lord Securities Corporation and the related side letter regarding fees.

         "Margin Stock" shall have the meaning provided in Regulations T, U and X.

         "Material Adverse Effect" shall mean a material adverse effect on any of (a) the business, assets, operation or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Guarantor or the Company to perform any of its obligations under any Operative Document to which it is or will be a party, (c) the rights of or benefits available to the Note Holders and Certificate Holders under any Operative Document, (d) the value, condition, marketability or operation of the Property or the Lessor's ownership or lease thereof, or (e) the validity or enforceability of any of the Operative Documents.

         "Material Subsidiary" shall mean, with respect to any Person, each Subsidiary of such Person that, as at any time, (a) contributed more than 10% of such Person's net income during the period of four full consecutive fiscal quarters of such Person immediately preceding such time, (b) has at such time capital equal to more than 10% of the Consolidated Stockholder's Equity of such Person at any time, (c) has at such time consolidated liabilities equal to more than 10% of the consolidated liabilities of such Person or (d) has at such time consolidated assets with a book value of more than 10% of the book value of the consolidated assets of such Person and its Subsidiaries.

         "Maturity Date" means the date 1,810 days after the Initial Funding Date, subject to extension as provided in the Lease.

         "Maximum Rate" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "May Operative Documents" means (a) the May Participation Agreement,
(b) the Prior Lease, (c) the Notes and Certificates issued to Citicorp USA, Inc. as Note Holder and Certificate Holder under the May Participation Agreement, (d) the Guaranty Agreement dated as of May 6, 1998 between Williams, SSBTC, as trustee, and Citibank, as collateral agent and administrative agent, as amended by the First Amendment, (e) the Declaration of Trust of the 1998 WCI Trust dated as of May 6, 1998, (f) the Interparty Agreement dated as of May 6, 1998 among SSBTC, as trustee, Citicorp USA, Inc., as Holders, and Citibank, as collateral agent and administrative agent, as amended by the First Amendment,
(g) the Security Agreement dated as of May 6, 1998 between SSBTC, as trustee, and Citibank, as collateral agent and (h) the Services Agreement dated as of May 6, 1998 between the Company and SSBTC, as trustee, (i) the Conveyance Documents (as defined in the May Participation Agreement).

         "May Participation Agreement" means the Participation Agreement dated as of May 6, 1998 among the Company, SSBTC, not in its individual capacity except as expressly set forth therein, but solely as trustee, the Persons named therein as Note Holders and Certificate Holders, Citibank, not in its individual capacity, but solely as collateral agent, and Citibank, as administrative agent, as amended by the First Amendment.

         "MediaOne Agreement" has the meaning set forth in the definition of Equipment Purchase Agreements.

         "Member" means WC Network Holdings, Inc., a Delaware corporation, which is the sole member of the SPV.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Williams Entity or any ERISA Affiliate of such Williams Entity and that is covered by Title IV of ERISA.

         "Net Proceeds" has the meaning set forth in Section 7.01(c) of the Lease.

         "Network Assets" means, (i) fiber optic cable (including the optic fibers ("Fibers") and sheathing) ("Cable"), (ii) conduit in which fiber optic cable may be installed ("Conduit"), (iii) regenerator, terminal, splice and junction facilities for fiber optic cable ("Cable Facilities"), (iv) switching, electronic and optronic equipment and software to process signals and light the optic fibers ("Signal Equipment"), (v) racks, power, alarm, HVAC and other equipment and systems used to operate the Signal Equipment ("Racks"), (vi) Approved IRUs and (vii) POPs. Network Assets do not include, for purposes of the Operative Documents (unless otherwise expressly provided) (x) any Real Property, (y) any underground or underwater ductwork, tunnels, vaults, landing points or other structures in, to, through or under which fiber may be installed, except in each case to the extent that any Approved IRU or POP may include rights in respect of any of the foregoing.

         "Note Holders" has the meaning set forth in Article I of the Declaration.

         "Note Purchaser" means any Person that has an Interim Note Commitment or otherwise holds a Note.

         "Notes" has the meaning set forth in Article I of the Declaration.

         "NPL" means the National Priorities List.

         "Offer to Purchase" means an irrevocable, written offer to purchase the Property in its entirety or any Item of Property, as the case may be, pursuant to Article III of the Lease.

         "Officer" of any Person means the president, any vice president, manager, in the case of a limited liability company, or any other duly authorized and responsible officer of such Person.

         "Officer's Certificate" or "Officers' Certificate" of a Person means a certificate signed by an Officer or Officers of such Person.

         "Operative Documents" means the Participation Agreement, the Lease, the Notes, the Certificates, the Guaranty, the Declaration, the Conveyance Documents, the Interparty Agreement, the Security Agreement and the Services Agreement, in each case individually and collectively.

         "Optional Purchase Proceeds" has the meaning set forth in Section 5.10 of the Participation Agreement.

         "Original Certificate Holder" means Citicorp USA, Inc., the holder of the Original Certificates.

         "Original Certificates" means the Certificates issued by the Trustee to Citicorp USA, Inc. on the Original Initial Funding Date pursuant to the terms of the May Operative Documents.

         "Original Initial Funding Date" means June 5, 1998.

         "Original Note Holder" means Citicorp USA, Inc., the holder of the Original Notes.

         "Original Notes" means the A-Notes and B-Notes issued by the Trustee to Citicorp USA, Inc. on the Original Initial Funding Date pursuant to the terms of the May Operative Documents.

         "Original Total Commitment" means the aggregate Note and Certificate commitment of the Original Note Holder and Original Certificate Holder, not to exceed $38,000,000.

         "OTDR Test" means an optical time domain reflectometer test, which is a test to determine the functionality of installed Fiber from end-to-end or other basis such as splice point to splice point.

         "Other Charges" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "Other Taxes" has the meaning set forth in Section 5.04(b) of the Participation Agreement.

         "Outstanding", with respect to any Instrument, has the meaning set forth in Article I of the Declaration.

         "Participation Agreement" means the Amended and Restated Participation Agreement dated as of September 2, 1998, by and among the Company, the Trustee, the Persons named therein as Note Holders, Certificate Holders and APA Purchasers, the Collateral Agent and the Agent.

         "Payment Date" means with respect to the Notes and the Certificates and with respect to Fixed Rent, (a) if the Applicable Rate is determined by reference to the LIBO Rate, the Payment Date shall be each Conversion Date and the last day of each Interest Period, but in no event less than quarterly; and
(b) if the Applicable Rate is determined by reference to the Base Rate, the Payment Date shall be each Conversion Date and the last Business Day of each March, June, September and December; and (c) if the Applicable Rate is determined by reference to the Quoted Rate, the Payment Date shall be the second Business Day of each month; and (d) in any case, the Expiration Date or, if earlier, the termination of the Lease or the maturity of the Instruments. If the Applicable Rate is determined by reference to the LIBO Rate and if a Payment Date is not a LIBO Business Day, such Payment Date shall be the next preceding LIBO Business Day. Otherwise, if a Payment Date is not a Business Day, such Payment Date shall be the next succeeding Business Day.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Percentage" means, with respect to any Note Holder, the percentage equal to its Note Commitment divided by the aggregate Total Commitment, as such Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Note Holder, and with respect to any Certificate Holder, the percentage equal to its Certificate Commitment divided by the aggregate Total Commitment as such Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Certificate Holder.

         "Percentage Interests" means Borrower Percentage Interests and Securitization Percentage Interests, individually and collectively.

         "Permissible Investments" means (i) Cash Equivalents and (ii) senior, unsecured demand notes issued by the Lessee and fully guaranteed as to payment of principal, interest and all other amounts due thereunder by Williams, which provide for current payments of interest at rates and times sufficient to pay (as and when due) current interest and yield on the Instruments in an aggregate amount equal to the principal amount of the Notes and Certificates (assuming for this purpose that 85% of the Instruments are A-Notes, 12% of the Instruments are B-Notes and 3% of the

Instruments are Certificates); provided, that such senior, unsecured demand notes will be Permissible Investments only during any period that Williams has credit ratings by (x) Moody's at least equal to Baa3 and (y) Standard & Poor's at least equal to BBB-.

         "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Federal, state or local government or agency or subdivision thereof, including the FCC and any equivalent state agency.

         "Permitted Encumbrances" means, with respect to the Property, but only to the extent applicable from time to time thereto, any of the following: (a) rights reserved to or vested in any municipality or public authority, by the terms of any franchise, grant, license, Permit or provision of Law, to purchase, condemn, appropriate or recapture, or designate a purchaser of the Property; (b) any liens thereon for Charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Property, in each instance, which are not due and payable, or which are being contested in good faith by the Lessee pursuant to paragraphs 11 and 18 of the Lease; (c) rights reserved to or vested in any municipality or public authority to control or regulate the use of the Property or to use the Property in any manner; (d) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in title to the Property which could not, individually or in the aggregate, materially and adversely affect the value, condition, marketability or operation of the Property or the Lessor's ownership or lease thereof and (e) the Operative Documents.

         "Permitted Investments" has the meaning set forth in Article I of the Declaration.

         "Person" means any individual, corporation, limited liability partnership, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government.

         "Plan" means an employee benefit or other plan established or maintained by the Guarantor or the Company or any ERISA Affiliate of either and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "POPs" means points of presence for Network Assets. Such points of presence may include buildings, shelters and other structures housing equipment racks, Signal Equipment and utility connections and other property used in the operation of Signal Equipment.

         "Prepayment Date" has the meaning set forth in Section 5.10(d) of the Participation Agreement.

         "Prescribed Forms" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Note Holder or Certificate Holder (as the case may be) providing the form(s) or statement(s),
(b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company and/or the Lessor to make payments under the Operative Documents for the account of the Lessor and/or such Note Holder or Certificate Holder (as the case may be) free of deduction or withholding of income or similar Taxes.

         "Principal Portion" of a Securitization Percentage Interest or of a Borrower Percentage Interest means the portion of such Percentage Interest that is attributable to the principal amount of CXC Advances or Notes (or undivided interests therein), as applicable, in respect of which the APA Purchasers have purchased such Percentage Interest.

         "Prior Lease" has the meaning set forth in Section 12.15 of the Lease.

         "Proceeding" has the meaning set forth in Article I of the Declaration.

         "Proceeds" has the meaning set forth in Section 7.01(c) of the Lease.

         "Proceeds Trustee" means the Collateral Agent or such other independent bank or trust company as may be designated by the Lessor.

         "Projects" means, individually and collectively, the telecommunications networks providing point-to-point connectivity between the cities specified in the chart below and the Property located thereon, that will be designed, engineered, acquired, constructed, installed and lit (as appropriate) in accordance with the terms and conditions set forth in the Operative Documents:

                                                       SIGNAL EQUIPMENT (PROJECTED NUMBER OF)
                                                       --------------------------------------
                       TOTAL
                       PROJECTED        NUMBER OF                                                               NUMBER
                       ROUTE            STRANDS        NORTEL      NORTEL      RE-              OPTRONIC        OF
  PROJECT              MILES            OF FIBER       OC-192      OC-48       GENERATOR       AMPLIFIPOPS      POPS
  -------              ---------        ---------      ------      ------      ---------       -----------      -------
Atlanta-
Jacksonville               350               144            2           2        1                  6              1

Daytona-
Orlando-
Tampa                      160                96            4           4        0                  3              2

Jacksonville-
Miami                      350               180           10          10        0                  4              6

Portland-
Salt Lake City
("SLC")-
Los Angeles              1,300                 0            8           5        7                 26              0

Minneapolis-
Kansas City-
Denver-
SLC                      1,450                96           10          10        8                 28              4

Los Angeles-
New York City            4,150                 0           46          26        1                 25              0

Washington,
D.C.-New
York City                  300               144           10          10        0                  4              4

Miami-Tampa-
Tallahassee                580                96            6           6        2                  9              2

Houston-
Atlanta-
Washington,
D.C.                     1,820                 0           18          10        21                66              0


         "Property" means (i) each of the Equipment Purchase Agreements and the rights thereunder, (ii) each Item of Property that is acquired pursuant to the Equipment Purchase Agreements and set forth on any Certificate of Acceptance,
(iii) any Item of Property that is acquired in exchange or substitution for, or redeployment or replacement of, other Network Assets in accordance with, and subject to the limitations set forth in, the Lease, (iv) any cash proceeds received by the Trustee in connection with any sale, lease, exchange, substitution or redeployment of any Item of Property and (v) Permissible Investments.

         "Property Charges" means all Charges and any income, gross receipts, franchise or similar Taxes.

         "Protective Expenditure" has the meaning set forth in Section 8.25 of the Participation Agreement.



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

         "Public Filings" means Guarantor's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and Guarantor's Current Reports on Form 8-K dated April 29, 1998, May 18, 1998 and July 22, 1998.

         "Purchaser" means, when used with respect to any Instruments, the Note Purchasers and Certificate Purchasers.

         "Qualified Sale" has the meaning set forth in Section 3.03(b) of the Lease.

         "Quoted Rate" means, for any period, the rate per annum which will result in the interest on the Notes for such period being equal to the interest borne for such period by CXC Advances and "Capitalized Interest" (as such term is defined in the Finance Facility) made (in the case of CXC Advances) or selected (in the case of Capitalized Interest) from time to time by CXC under the Finance Facility and funded by promissory notes issued by CXC from time to time, as notified in writing by the Agent for such period, which notification shall be conclusive and binding, absent manifest error.

         "Real Property" means any land or interest in land, including any ground lease, easement, right-of-way, license, use or possessory interest in, to or under land or water, that is either (x) part of the Property or (y) property on, in or under which any portion of the Property is located.

         "Real Property Instrument" means any deed, mortgage, deed of trust, easement, lease, franchise, license, right-of-way, covenant or any other document, instrument or agreement affecting or relating to the Real Property.

         "Record" has the meaning set forth in Section 5.03(d) of the Participation Agreement.

         "Recording Charges" has the meaning set forth in Section 8.26 of the Participation Agreement.

         "Regulated Property" means any Property the ownership, operation, use, lease or possession of which is subject to regulation by any Governmental Authority, including regulation as a common carrier, telecommunications provider, or utility, but excluding regulations applicable to all business operations generally.

         "Regulation A, D, T, U, or X" means such Regulations of the Federal Reserve Board, as in effect from time to time.



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
         "Release Amount" has the meaning set forth in Section 1.08(a) of the Participation Agreement.

         "Relevant Subsidiaries" means collectively the Lessee and those Affiliates performing services under the Services Agreement, each of which are direct or indirect wholly-owned Subsidiaries of Williams.

         "Remarketing Period" has the meaning set forth in Section 3.03(b) of the Lease.

         "Removed Property" has the meaning set forth in Section 5.05(a) of the Lease.

         "Renewal Term Expiration Date" means the date which is 364 days after the Base Term Expiration Date or the last day of any preceding Renewal Term; provided, that, no Renewal Term shall begin or end on any date after the date which is 728 days following the Base Term Expiration Date.

         "Rent" means all Fixed Rent and Additional Rent payable pursuant to the Lease, individually and collectively.

         "Replacement Property" has the meaning set forth in Section 5.05(a) of the Lease.

         "Requisition" has the meaning set forth in Section 1.03(a) of the Participation Agreement.

         "Reserve Costs" means, so long as a Note Holder or Certificate Holder shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional amounts equal to the product of (i) such Note Holder's or Certificate Holder's portion of the Adjusted Capitalized Cost of the Property, multiplied by (ii) an interest rate per annum (at all times during the portion of the LIBO Rate Period during which such reserves were assessed) equal to the amount obtained by subtracting (a) the LIBO Rate for such LIBO Rate Period from (b) the rate obtained by dividing such LIBO Rate for such LIBO Rate Period by a percentage equal to 100% minus the LIBO Rate Reserve Percentage applicable to such Note Holder or Certificate Holder (as the case may be). For purposes of this provision, (i) each APA Purchaser holding a Percentage Interest shall, to the extent and for so long as it holds such Percentage Interest, be deemed a Note Holder with respect to the Principal Portion of such Percentage Interest, and (ii) CXC's Credit Enhancer shall be deemed a Note Holder to the extent of the principal amount of Notes attributable to CXC Advances or portion thereof that has been assigned to CXC's Credit Enhancer or in respect of which a draw has been made under the insurance policy or surety bond issued under the Insurance Agreement, for so long as it holds any such interest.

         "Residual Credit Enhancement Agreement" means the Residual Credit Enhancement Agreement, dated as of the Initial Funding Date, between the SPV and the Credit Enhancer.

         "Residual Value Amount" means, at any date, that amount the present value of which on such date, when added to the present value of all Rent paid by the Company prior to such date ****, where the present value is determined using the Discount Rate and discounting for the period from (x) the date any such Rent payment is made to the Initial Funding Date or (y) the date the Residual Value Amount is to be determined to the Initial Funding Date, as the case may be.

         "Responsible Officer" means, with respect to the Company, any of the chief executive officer, the chief operating officer, the chief financial officer or the treasurer of the Lessee.

         "Retirement Date" has the meaning set forth in Section 5.09(d) of the Participation Agreement.

         "Return Conditions" has the meaning set forth in Section 10.05 of the Lease.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

         "Sales Proceeds" has the meaning set forth in Article I of the Declaration.

         "Securitization Company" means CXC.

         "Securitization Documents" means the APA, the Finance Facility, the Note (as defined in the Finance Facility), the Residual Credit Enhancement Agreement and any letter of credit issued thereunder, the Management Agreement, the Insurance Agreement and the insurance policy or surety bond issued thereunder, the Servicing Agreement and the Securitization Fee Letter.

         "Securitization Fee Letter" means the letter agreement dated as of the Initial Funding Date, between the SPV and the APA Agent with respect to certain fees payable in connection with CXC Advances and the Securitization Documents.

         "Securitization Percentage Interest" has the meaning set forth for such term in the APA.

         "Securitization Percentage Interest Margin" means, (i) with respect to any Percentage Interests in respect of CXC Advances or the Notes (or undivided interests therein) acquired by the APA Purchasers, an interest rate per annum calculated by the Agent for any applicable period such that, when multiplied by the Principal Portion, and when pro rated for such applicable period, the result equals the amount by which (A) the sum of (1) interest, accrued at the applicable APA Rate, on the portion of the purchase price paid by the APA Purchasers for such Percentage Interests that represents interest from the date of such purchase to maturity on CXC Advances constituting a portion of such Percentage Interests, plus (2) any Capitalized Interest (as defined in the Finance Facility) on CXC Advances constituting a portion of such Percentage Interests, exceeds (B) any Advance Payment Fees received by the APA Purchasers pursuant to Section 7(c) of the APA, and (ii) with respect to any CXC Advance or portion thereof that has been assigned to CXC's Credit Enhancer or in respect of which a draw has been made under the insurance policy or surety bond issued under the Insurance Agreement, an interest rate per annum calculated by the Agent such that, when multiplied by the principal amount of such CXC Advance (or such portion), and when pro rated for such applicable period, the result equals the sum of (1) interest, accrued at the applicable APA Rate, on the portion of the amount paid by CXC's Credit Enhancer in respect of such assignment or such draw that represents interest from the date of such payment to maturity on such CXC Advance (or such portion), plus (2) any Capitalized Interest (as defined in the Finance Facility) on such CXC Advance (or such portion).

         "Security Agreement" means the Amended and Restated Security Agreement dated as of September 2, 1998 between the Trustee, as debtor, and the Collateral Agent, as secured party, for the ratable benefit of the Note Holders and other beneficiaries named therein.

         "Security Priority Trigger" has the meaning set forth in Article I of the Declaration.

         "Series A Note Holders" has the meaning set forth in Article I of the Declaration.

         "Series A Notes" has the meaning set forth in Article I of the Declaration.

         "Series A Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Series B Note Holders" has the meaning set forth in Article I of the Declaration.

         "Series B Notes" has the meaning set forth in Article I of the Declaration.

         "Series B Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Series C Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Services Agreement" means the Amended and Restated Services Agreement dated as of September 2, 1998 between the Company and the Trustee.

         "Servicing Agreement" means the Servicing Agreement, dated as of the Initial Funding Date, among the SPV, CNAI and Lord Securities.

         "Signal Equipment" has the meaning set forth in the definition of Network Assets set forth in this Appendix A.

         "Special Counsel" means Chadbourne & Parke LLP or such other counsel as shall be reasonably satisfactory to the Agent and the Note Holders, the APA Purchasers and the Certificate Holders.

         "SPV" means WC Network Funding LLC, a Delaware limited liability company.

         "SSBTC" means State Street Bank and Trust Company of Connecticut, National Association.

         "Stated Rate" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "State Street" means State Street Bank and Trust Company, a Massachusetts chartered trust company.

         "State Street Guaranty" means the Amended and Restated Guaranty dated as of September 2, 1998 by State Street of the obligations of the Trustee under the Operative Documents.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Controlled", for purposes of this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Tax" or "Taxes" means, without limitation, any fee (including license, filing, recording, transfer and registration fees), foreign, Federal, state or local tax (including any income, gross receipts, withholding, franchise, excise, sales, use, value added, real, personal, tangible or intangible property tax or any tax similar to any of the foregoing taxes), interest equalization, recording, transfer or stamp tax, assessment (including any maintenance charge, owner association dues or charges), levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any foreign, Federal, state or local government or agency, or governmental authority, together with any addition to tax, penalty, fine or interest thereon.

         "Telerate Rate" has the meaning set forth in the definition of LIBO Rate set forth in this Appendix A.

         "Term" means the Interim Term, Base Term and any Renewal Term, collectively.

         "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
Section 4062(f) of ERISA, or (ii) the withdrawal of any Borrower or any ERISA Affiliate of any Borrower from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate of any Borrower under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(a)(2) of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Termination Notice" means any written notice of an intention to terminate the Lease that may be issued by the Lessee or the Lessor pursuant to Sections 7.02, 8.02 or 9.02(a) of the Lease.

         "Termination Value" means (i) with respect to the Property in its entirety, the sum of:

                   (a) the unpaid principal balance of the Notes and the unpaid stated amounts of the Certificates, plus

                   (b) the interest accrued and unpaid on the Notes (including any non-duplicative interest to maturity on Advances (as defined in the APA) corresponding to the A-Notes and the B-Notes), plus

                   (c) the Certificate Yield accrued and unpaid on the Certificates, plus

                   (d) all Closing Costs, plus

                   (e) all Break Costs, plus

                   (f) all other amounts owed by the Company and the Guarantor under the Operative Documents and the Securitization Documents; and

             (ii) with respect to any Item of Property, an amount equal to the sum of:

                   (a) the product of (x) an amount equal to (1) the unpaid principal amount of the Notes, plus (2) the unpaid stated amount of the Certificates, plus (3) interest accrued and unpaid on the Notes to the Closing Date, plus (4) the Certificate Yield accrued and unpaid on the Certificates to the Closing Date, multiplied by (y) the fraction the numerator of which is the Appraised Value of the Item of Property and the denominator of which is the Appraised Value of the Property in its entirety, plus

                   (b) all Closing Costs related to the sale of such Item of Property, plus

                   (c) all Break Costs related to the sale of such Item of Property, plus

                   (d) all other amounts owed by the Company and the Guarantor under the Operative Documents and the Securitization Documents attributable to such Item of Property.

         "Total Certificate Commitment" means the aggregate Certificate Commitment of each Certificate Holder up to the aggregate amount of $22,500,000.

         "Total Commitment" means the aggregate Interim Note Commitment of each Note Holder and the aggregate Certificate Commitment of each Certificate Holder, not to exceed $750,000,000 in the aggregate.

         "Total Note Commitment" means the aggregate Interim Note Commitment of each Note Holder, not to exceed $727,500,000.

         "Transaction Documents" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "Transactions" has the meaning set forth in Section 8.17 of the Participation Agreement.

         "Trustee" means SSBTC, not it its individual capacity, but solely as Trustee.

         "Trustee's Counsel" means Bingham Dana LLP.

         "Trust Encumbrances" means, with respect to the Operative Documents or the Property, but only to the extent applicable from time to time thereto, any of the following:

                   (a) the Permitted Encumbrances;

                   (b) the Security Agreement;

                   (c) any Lien or adverse interest or other right (including any IRU) consented to or created, caused or permitted to exist by the Company, any Relevant Subsidiary or any of their Affiliates; or

                   (d) any Lien or adverse interest created, caused or permitted to exist by the Trustee (or Lessor) upon the exercise of any right under the Operative Documents upon an Event of Default, an Environmental Trigger, a Casualty or a Condemnation.

         "Trust Estate" has the meaning set forth in Article I of the Declaration.

         "Trust Liability" means any material Losses incurred by (or any material action, suit, proceeding or claim made, taken or asserted against) the Trustee, the Agent or any Purchaser. For purposes of this definition, materiality shall be determined in context of the transactions under the Operative Documents, and any Losses or actions, suits or claims that could create criminal or



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
regulatory or administrative liability shall be deemed material.

         "UCC" means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose Law governs the document in which such term is used and/or rights thereunder.

         "Underlying Rights" means, with respect to any portion of the Property, all authorizations, rights, licenses, including all Permits, rights-of-way, easements and other agreements necessary for the installation, construction, use, maintenance and ownership of such Property.

         "Unreimbursed Losses" means any and all Losses, Charges or other Tax liability with respect to the transactions contemplated by the Operative Documents incurred by an Indemnified Party referred to in Section 8.14(a) of the Participation Agreement or Section 5.13(b) of the Interparty Agreement, which Losses are not reimbursed by the Company pursuant to the provisions of the Operative Documents.

         "Unwind Event" has the meaning set forth in Section 6.03(a) of the Participation Agreement.

         "Variable Securitization Fees" means all costs, fees and expenses, to the extent not included in the calculation of Fixed Securitization Costs, incurred or payable by the SPV, CXC, any APA Purchasers or CXC's Credit Enhancer, or any successor to, or assignee of, any such Person pursuant to the Securitization Documents, including but not limited to, indemnity payments, tax gross-up obligations, reasonable legal fees and expenses (to the extent such legal fees and expenses are required to be paid by, and not otherwise reimbursed to, any such Person in connection with the exercise of rights under, or the waiver, amendment or other modification of, the Securitization Documents or the Operative Documents) and the costs of additional credit enhancement for CXC (except to the extent such credit enhancement is provided by CNAI or any of its Affiliates).

         "Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

         "WCG" means Williams Communications Group, Inc., a Delaware corporation.

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

         "Williams" means Williams Holdings of Delaware, Inc., a Delaware corporation.

         "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.



                                       45